As filed with the Securities and Exchange Commission on December 15, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Going International Holding Company Limited
(Exact name of Registrant as specified in its charter)

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Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

46F, China Energy Storage Building,
No. 3099 Keyuan South Road, High-tech Zone Community
Yuehai Street, Nanshan District,
Shenzhen, China
(86) 0755-22675630
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Ling Xiao, Esq. Haipeng Liang, Esq. Zhong Lun New York LLP 2 Wall Street, 21st Floor New York, NY 10005 (212) 380-8388	Michael J. Blankenship, Esq. Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 Tel: (713) 651-2678

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)
Dated .

Ordinary Shares

Going International Holding Company Limited

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This is an initial public offering of the ordinary shares of Going International Holding Company Limited. We are offering              ordinary shares. Prior to the completion of this offering, there has been no public market for our ordinary shares. We expect the initial public offering price to be in the range of $[•] to $[•] per share. We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “GIT.”

We are an “emerging growth company” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements.

Upon the completion of this offering,              ordinary shares will be issued and outstanding. Additionally, upon the completion of this offering, we will be a “controlled company” as defined under corporate governance rules of Nasdaq Stock Market, because Mr. Chao Wu will beneficially own approximately             % of our then-issued and outstanding ordinary shares and will be able to exercise approximately             % of the total voting power of our issued and outstanding ordinary shares immediately after the consummation of this offering. As a result, Mr. Chao Wu will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. For further information, see “Principal Shareholders,” “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — Our founder, Mr. Chao Wu, will have considerable influence over us and our corporate matters,” and “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — We will be a “controlled company” within the meaning of the Nasdaq Stock Market listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

We are exposed to legal and operational risks associated with our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain business, accept foreign investments, or list and conduct offerings on a U.S. or other foreign stock exchange. On February 17, 2023, the China Securities Regulatory Commission, or CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, starting from March 31, 2023, domestic companies that have already submitted an application for an initial public offering to overseas supervision administrations or stock exchanges prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. We are required to make filings with the CSRC in connection with this offering and must complete the filing procedure before the issuance of our ordinary shares and listing on the Nasdaq Capital Market. The completeness of such filings is subject to the CSRC’s review. As of the date of this prospectus, we have not made such filings with the CSRC. We are preparing the filing documents for the filing under the Trial Measures, and we will reasonably arrange the timing of filing applications in order to comply with our obligations. The content of our filing documents needs to be reviewed by the CSRC. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For details, see “Risk Factors — Risks Related to Doing Business in China.”

We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act (the “HFCAA”). Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. Our auditor, Wei Wei & Co., LLP, an independent registered public accounting firm headquartered in the United States, was not included in the determinations made by the PCAOB on December 16, 2021. Our auditor is currently subject to PCAOB inspections and has been inspected by the PCAOB on a regular basis. Notwithstanding the foregoing, in the event that, in the future, either PRC regulators take steps to impair the auditing firm’s access to the work papers in PRC or Hong Kong, or the PCAOB is not able to fully conduct inspections of our auditor’s work papers in mainland China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets, trading of our securities on a national securities exchange or over-the-counter market may be prohibited under the HFCAA and an exchange may determine to delist our securities. In August 2022, the PCAOB, the China Securities Regulatory Commission and the Ministry of Finance of the PRC signed a Statement of Protocol, which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. For details, see “Risk Factors — Risks Related to Doing Business in China — Our auditor is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able to inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted pursuant to the Holding Foreign Companies Accountable Act. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Investors in our ordinary shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company. Going International Holding Company Limited is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China. Such structure involves unique risks to investors in our ordinary shares. Investors may never directly hold equity interests in our PRC subsidiaries with substantive operations. We also cannot assure you that the Chinese regulatory authorities will not disallow such a structure. If the Chinese regulatory authorities disallow the structure, it would likely result in a material change in our operations and cause the value of our ordinary shares to significantly decline or become worthless. We do not currently use, and have not used in the past, a variable interest entity structure.

The structure of cash flows within our organization, and the applicable regulations, are as follows. After foreign investors’ funds enter Going International Holding Company Limited, our holding company, at the close of this offering, subject to the cash demand of our PRC and Hong Kong subsidiaries, the funds can be transferred to our wholly owned BVI subsidiary, then to our Hong Kong subsidiary, which will further distribute the funds to our PRC subsidiaries. If we intend to distribute dividends, PRC subsidiaries will transfer the dividends to our Hong Kong subsidiary in accordance with the laws and regulations of the PRC, and then our Hong Kong subsidiary will transfer the dividends all the way up to Going International Holding Company Limited, and the dividends will be distributed from Going International Holding Company Limited to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. The cross-border transfer of funds within our corporate group under our direct holding structure must be legal and compliant with relevant laws and regulations of China. In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to applicable government reporting, registration and approvals. See “Use of Proceeds” and “Risk Factor — Risks Related to Doing Business in China — PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We have, from time to time, transferred cash between our PRC subsidiaries to fund their operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between such subsidiaries. As of the date of this prospectus, no cash generated from our PRC subsidiaries has been used to fund operations of any of our non-PRC subsidiaries. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, as long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. We currently do not have any cash management policy that dictates the transfer of cash between our subsidiaries. See “Regulation — Regulations relating to foreign currency exchange” for details of such procedures.

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 12.

	Per Share	Total
Initial public offering price	US$	US$
Underwriting discounts and commissions(1)	US$	US$
Proceeds, before expenses, to us	US$	US$

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(1)        See “Underwriting” for additional disclosure regarding underwriting compensation payable by us.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We have granted the underwriter a 45-day option to purchase up to              ordinary shares from us for the purpose of covering over-allotments, if any, at the initial public offering price less the underwriting discounts and commissions. The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars on or about            .

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Prospectus dated        .

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the ordinary shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus or any free writing prospectus outside of the United States.

Until             (the 25th day after the date of this prospectus), all dealers that buy, sell, or trade the ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Conventions That Apply to This Prospectus

Except where the context otherwise requires, and for purposes of this prospectus only:

•        “API” refers to application programing interface, a set of clearly defined methods of communication between various software components.

•        “big data analytics” refers to the use of advanced analytic techniques against very large, diverse data sets to uncover hidden patterns, unknown correlations, market trends, customer preferences, and other useful information that can help organizations make more informed business decisions.

•        “CAC” refers to the Cyberspace Administration of China.

•        “CSRC” refers to the China Securities Regulatory Commission.

•        “CAGR” refers to compound annual growth rate.

•        “China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong, Macau, and Taiwan; and “Greater China” includes Hong Kong, Macau, and Taiwan;

•        “cloud-based” refers to applications, services or resources made available to users on demand via the Internet from a cloud computing provider’s servers with access to shared pools of configurable resources;

•        “Going,” “we,” “us,” “our company,” “our group,” or “our” refers to (i) Going International Holding Company Limited, a Cayman Islands exempted company, and its consolidated subsidiaries after the acquisition of Going International Innovative Technology (Shenzhen) Co., Ltd. by Going Technology Holdings (Shenzhen) Co. Ltd. in December 2022, and (ii), Going International Innovative Technology (Shenzhen) Co., Ltd., prior to the acquisition, unless otherwise indicated or the context otherwise requires.

•        “Going Shenzhen” refers to Going International Innovative Technology (Shenzhen) Co., Ltd.

•        “HKD” refers to Hong Kong dollars, the legal currency of the Hong Kong SAR.

•        “Nasdaq Stock Market” refers to Nasdaq Stock Market LLC.

•        “ordinary shares” or “shares” refers to our ordinary shares, par value US$0.001per share.

•        “PaaS” refers to platform as a service, a category of cloud computing services that provides a platform and environment to allow developers to build applications over the Internet.

•        “Renminbi” or “RMB” refers to the legal currency of China.

•        “SaaS” refers to software as a service, a cloud-based software licensing and delivery model in which software and associated data are centrally hosted.

•        “SDK” refers to software development kit, a set of tools that provides a developer with the ability to build a custom app which can be added on, or connected to, another program. SDKs allow programmers to develop apps for a specific platform.

•        “U.S. dollars”, “US$” or “$” refers to the legal currency of the United States.

Unless specifically indicated otherwise or unless the context otherwise requires, all information in this prospectus assumes that the underwriter will not exercise its option to purchase additional ordinary shares.

We have made rounding adjustments to reach some of the figures included in this prospectus. Consequently, numerical figures shown as totals in some tables may not be arithmetic aggregations of the figures that precede them.

Our reporting currency is U.S. dollars. The functional currency of our PRC subsidiaries is RMB. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our ordinary shares discussed under “Risk Factors,” before deciding whether to invest in our ordinary shares. This prospectus contains information from an industry report commissioned by us and prepared by Frost & Sullivan, an independent research firm, to provide information regarding our industry and our market position in China. The report, dated March 21, 2023, is entitled “Financial IT Solutions, Enterprise Management SaaS Solutions and Software System Development Services Market Study”, and authored by Terry Tse, Jason Kwok and Jessica Lau. We refer to this report as the F&S report.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a retroactive basis to reflect a share subdivision of our issued and unissued ordinary shares at a ratio of 1 for 1000, which was implemented on March 22, 2023.

Overview

We specialize in offering high-performance back-testing solutions to the financial community, particularly those engaged in quantitative trading strategies development and related services. Our back-testing services include cloud-based SaaS solutions, as well as customized back-testing system development. Additionally, we cater to the needs of small and medium-sized enterprises by offering enterprise management SaaS solutions. Our platform covers essential business functions such as sales and marketing management, human resource management, administration and operation, and customer relationship management. We also offer software system development services.

Our back-testing SaaS platform integrates data, strategies, and distributed task scheduling for computing power resources to provide customers with high-performance back-testing tools and computing power services to test the effectiveness of investment strategies. The platform supports multiple markets and various strategy execution frameworks, and provides an open and flexible architecture which allows seamless and robust integration with multiple data feeds. Our enterprise management SaaS products offer innovative and comprehensive functionalities including omni-channel marketing, customer relationship management, and business reporting, allowing our customers to enhance operating efficiency and profitability.

We have deployed a hybrid cloud infrastructure that comprises of proprietary private computing clusters and public clouds rented from third-party cloud vendors. Our system is based on cloud-native technology, which fully leverages the technical advantages of the cloud platform, enabling rapid deployment and elastic scaling. Our proprietary hybrid cloud infrastructure allows us to optimize computational power and provide products that are universally accessible and easily scalable. Our long-standing commitment to cloud-based solutions has made our products highly adaptable to various customer usage scenarios.

Technology underpins everything we do and is crucial to our long-term business growth. The computing power allocation and scheduling system is our core technology. We have built a computing power scheduling system based on container technology, combined with elastic computing nodes of our hybrid cloud platform. We can quickly and flexibly scale the computing power of the network according to demand.

Our Growth Strategies

Key elements of our strategy include:

•        Continue to expand our customer base by integrating our services and to develop more sizeable clients in the financial services sector.

•        Continue to promote increased usage within our existing customer base.

•        Extend our SaaS services to PaaS services. Currently we do not generate any revenue from PaaS services.

•        Continue to invest in technology as well as research and development.

•        Establish new offices in southeast Asia to capture overseas SaaS customers.

•        Selectively pursue strategic investments and acquisitions.

Summary of Risk Factors

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks and uncertainties summarized below, the risks described under the “Risk Factors” section beginning on page 12, including the risks described under the subsections headed “Risks Related to Our Business and Industry”, “Risks Related to Doing Business in China” and “Risks Related to our Ordinary Shares and this Offering”, and the other information contained in this prospectus before you decide whether to purchase our ordinary shares. In particular, we face risks and challenges in the following aspects, including:

Risks Related to Our Business and Industry

•        We have a limited operating history, which makes it difficult to evaluate our business and prospects and increases the risks associated with an investment in our ordinary shares.

•        Our historical growth may not be indicative of our future growth. If we fail to properly manage future growth, our business, financial condition, results of operations, and prospects could be materially adversely affected.

•        Historically we derived a significant portion of our revenues from certain major customers. If we fail to maintain relationships with these major customers, our business, financial condition, results of operations and prospects may be materially and adversely affected.

•        If we are unable to maintain our relationship with certain independent sales agents, our business, financial condition, results of operations and prospects may be materially and adversely affected.

•        Our success depends on the growth in market acceptance for our cloud-based software solutions. If the market for cloud-based solutions develops more slowly than we expect or declines, our revenues could decrease and our business could be adversely affected.

•        If we fail to improve and enhance the functions, performance, reliability, security, and scalability of our software solutions to suit our customers’ evolving needs, we may lose our customers.

•        If we fail to continue innovating and keeping pace with technological developments, our business may be materially and adversely affected.

•        We may not be able to maintain the pricing terms for our products and services or enhance our customer retention rates going forward.

•        Interruptions, performance issues or security issues associated with our products and platform could materially and adversely affect our business, financial condition, results of operations, and prospects.

•        Breaches of our networks or systems, or those of our service providers, could degrade our ability to conduct our business, compromise the integrity of our products, platform and data, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data.

•        Our business is subject to data security risks.

•        Our products and platform incorporate open-source software, which may subject us to unanticipated conditions, restrictions and certain requirements from the developers and could negatively affect our ability to sell our products and subject us to possible litigation.

•        The experience of our users depends upon the interoperability of our platform across devices, operating systems, and third-party applications that we do not control.

•        We may be unable to obtain, maintain and protect our intellectual property rights and proprietary information or prevent third parties from any unauthorized use of our technologies.

•        Volatility or downturns in the financial markets may delay the spending pattern of clients and reduce future revenue growth.

•        The continued shift from active to passive investing could negatively impact user count growth and revenues. Our revenues and profitability depend on the continued acceptance and use of quantitative trading strategies among investors in China.

•        The market for enterprise management SaaS solutions is highly competitive, if we do not compete effectively, our operating results could be harmed.

•        We are dependent on the continued services of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results and financial condition.

Risks Related to Doing Business in China

•        We may be influenced to a significant degree by economic, political or social conditions or government policies in China generally.

•        The approval of the China Securities Regulatory Commission or other PRC government authorities may be required in connection with this offering and our future capital raising activities under PRC laws, regulation and rules, and if required, we cannot predict whether or for how long we will be able to obtain such approval.

•        The impact of the CAC’s increasing oversight over data security, particularly for companies seeking to list on a foreign exchange.

•        To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able to inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted pursuant to the Holding Foreign Companies Accountable Act.

•        Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us.

•        PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

•        We principally rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business or financial condition.

Risks Related to our Ordinary Shares and this Offering

•        An active trading market for our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly.

•        The trading price of our ordinary shares is likely to be volatile, which could result in substantial losses to investors.

•        We are an emerging growth company within the meaning of the Securities Act of 1933, and may take advantage of certain reduced reporting requirements.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•        We will be a “controlled company” within the meaning of the Nasdaq Stock Market listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Corporate History and Structure

Our founder, Mr. Chao Wu, started our business in October 2020 through the establishment of Going International Innovative Technology (Shenzhen) Co., Ltd. In 2021 and 2022, we underwent a series of corporate reorganizations in anticipation of our initial public offering, including the incorporation of Going International Holding Company Limited at Cayman Islands as the listing vehicle, and incorporation of our overseas holding companies. In January 2022, we established Gaojin Quantitative Technology (Beijing) Co. Ltd. and Going Technology Holdings (Shenzhen) Co. Ltd. as wholly-owned subsidiaries of Going International Innovative Technology (Hong Kong) Company Limited. In December 2022, Going Technology Holdings (Shenzhen) Co. Ltd. acquired all the shares of Going International Innovative Technology (Shenzhen) Co., Ltd. from Mr. Chao Wu and two other shareholders. In January 2023, we established Suzhou Going Digital Technology Co., Ltd. as a wholly-owned subsidiary of Going International Innovative Technology (Shenzhen) Co., Ltd.

We do not currently use, and have not used in the past, a variable interest entity structure. The following diagram illustrates our corporate structure, including our principal subsidiaries, as of the date of this prospectus:

Holding Company Structure

We are a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China. As a result, our ability to pay dividends depends upon dividends paid by our subsidiaries in China. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

In addition, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Pursuant to the Company Law of the People’s Republic of China, or the PRC Company Law, our PRC subsidiaries are required to make contribution of at least 10% of their after-tax profits calculated in accordance with the PRC GAAP to the statutory common reserve. Contribution is not required if the reserve fund has reached 50% of the registered capital of our subsidiaries.

The structure of cash flows within our organization, and the applicable regulations, are as follows. After foreign investors’ funds enter Going International Holding Company Limited, our holding company, at the close of this offering, subject to the cash demand of our PRC subsidiaries, the funds can be transferred to our wholly owned BVI subsidiary, then to our Hong Kong subsidiary, which will further distribute the funds to our PRC subsidiaries. If we intend to distribute dividends, PRC subsidiaries will transfer the dividends to our Hong Kong subsidiary in accordance with the laws and regulations of the PRC, and then our Hong Kong subsidiary will transfer the dividends all the way up to Going International Holding Company Limited, and the dividends will be distributed from Going International Holding Company Limited to all shareholders in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. The cross-border transfer of funds within our corporate group under our direct holding structure must be legal and compliant with relevant laws and regulations of China. In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to applicable government reporting, registration and approvals. See “Use of Proceeds” and “Risk Factor — Risks Related to Doing Business in China — PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We have, from time to time, transferred cash between our PRC subsidiaries to fund their operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between such subsidiaries. As of the date of this prospectus, no cash generated from our PRC subsidiaries has been used to fund operations of any of our non-PRC subsidiaries. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, as long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. We currently do not have any cash management policy that dictate the transfer of cash between our subsidiaries. See “Regulation — Regulations relating to foreign currency exchange” for details of such procedures.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Controlled Company

We will be a “controlled company” as defined under the Nasdaq Stock Market Listing Rules because Mr. Chao Wu, our founder, chairman and the chief executive officer, will hold            % of our total issued and outstanding ordinary shares and will be able to exercise            % of the total voting power of our issued and outstanding share capital upon the completion of this offering. As a result, Mr. Chao Wu will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. For so long as we remain as a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements, including an exemption from the rule that a majority of our board of directors must be independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. We do not currently plan to utilize the exemptions available for controlled companies after we complete this offering, but instead, we plan to rely on the exemption available for foreign private issuers to follow our home country governance practices. For details, see “Risk Factor — Risks Related to Our Ordinary Shares and this Offering — We will be a “controlled company” within the meaning of the Nasdaq Stock Market listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq Stock Market. We currently intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance standards of the Nasdaq Stock Market that listed companies must: (1) have regularly scheduled executive sessions with only independent directors each year, (2) obtain shareholders’ approval for issuance of securities in certain situations, and (3) hold annual shareholders’ meetings. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance standards of the Nasdaq Stock Market.

The Holding Foreign Companies Accountable Act

The HFCAA was enacted on December 18, 2020. Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the PCAOB has determined that it is unable to inspect and investigate completely, the SEC will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for three consecutive years. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by decreasing the number of non-inspection years from three years to two. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. Our auditor, Wei Wei & Co., LLP, an independent registered public accounting firm headquartered in the United States, was not included in the determinations made by the PCAOB on December 16, 2021. Our auditor is currently subject to PCAOB inspections and has been inspected by the PCAOB on a regular basis. Notwithstanding the foregoing, in the event that, in the future, either PRC regulators take steps to impair the auditing firm’s access to the work papers in PRC or Hong Kong, or the PCAOB is not able to fully conduct inspections of our auditor’s work papers in mainland China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets, trading of our securities on a national securities exchange or over-the-counter market may be prohibited under the HFCAA and an exchange may determine to delist our securities. In August 2022, the PCAOB, the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC signed a Statement of Protocol (the “Statement of Protocol”), which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. For details, see “Risk Factors — Risks Related to Doing Business in China — Our auditor is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able to inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted pursuant to the Holding Foreign Companies Accountable Act. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Potential CAC and CSRC Approval Required for this Offering

Cybersecurity Review

On December 28, 2021, the Cyberspace Administration of China, or the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security.

CSRC Filing Requirements

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or, collectively, the Draft Overseas Listing Regulations. Such Draft Overseas Listing Regulations set out new filing procedures for China-based companies seeking direct or indirect listings and offerings in overseas markets. The Draft Overseas Listing Regulations require that China-based companies seeking to offer and list securities in overseas markets complete certain post-application/post-listing filing procedures with the CSRC, and that an initial filing with the CSRC be submitted within three working days after the application for an initial public offering is submitted to the overseas regulators, and that a supplemental filing with respect to the result of the overseas listing or offering be submitted after the overseas listing or offering is completed. The Draft Overseas Listing Regulations do not require a China-based company including our company to obtain the CSRC’s pre-approval before it applies for or completes a listing or offering of securities in overseas markets.

Under the Draft Overseas Listing Regulations, an overseas offering or listing is prohibited if (i) it is prohibited by PRC laws, (ii) it constitutes a threat to or endanger national security as reviewed and determined by competent PRC authorities, (iii) it has material ownership disputes over equity, major assets, and core technology, (iv) in recent three years, the Chinese operating entities and their controlling shareholders and actual controllers have committed certain criminal offenses or are currently under investigations for suspicion of criminal offenses or major violations, (v) the directors, supervisors, or senior executives have been subject to administrative punishment for severe violations, or are currently under investigations for suspicion of criminal offenses or major violations, or (vi) it is subject to other circumstances as prescribed by the State Council.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for their offerings and listing prior to the effective date of the Trial Measures and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations or stock exchanges prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. We are required to make filings with the CSRC in connection with this offering and must complete the filing procedure before the issuance of our ordinary shares and listing on the Nasdaq Capital Market. The completeness of such filings is subject to the CSRC’s review. As of the date of this prospectus, we have not made such filings with the CSRC. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

Furthermore, on February 24, 2023, the CSRC, together with other governmental authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises, or the Confidentiality and Archives Administration Provisions, which became effective on March 31, 2023 and aims to expand the applicable scope of the regulation to indirect overseas offerings and listings by PRC domestic companies and emphasize the confidentiality and archive management duties of PRC domestic companies during the process of overseas offerings and listings. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals.

Corporate Information

Our principal executive offices are located at 46F, China Energy Storage Building, No. 3099 Keyuan South Road, High-tech Zone Community, Yuehai Street, Nanshan District, Shenzhen, Guangdong, People’s Republic of China. Our telephone number at this address is (86) 0755-22675630. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is http://www.1quant.com. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Offering price	We expect that the initial public offering price will be between US$ and US$ per ordinary share.
Ordinary shares offered by us	ordinary shares.
Ordinary shares outstanding immediately after this offering	ordinary shares.
Over-allotment option

We have granted to the underwriter a 45-day option to purchase from us up to an additional 15% of the ordinary shares sold in this offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts.

Use of proceeds

We expect that we will receive net proceeds of approximately US$            million from this offering, assuming an initial public offering price of US$            per ordinary share, which is the midpoint of the estimated range of the initial public offering price, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for (i) investing in IT infrastructure and enhancing our research and product development capabilities; (ii)implementing our international expansion strategy; (iii) investing in sales, marketing and branding, as well as general corporate purposes and working capital. See “Use of Proceeds” for more information.

Lock-up

We and our directors, executive officers, and shareholders holding an aggregate of 5% or more of our outstanding ordinary shares have agreed with the underwriters not to sell, transfer or dispose of any ordinary shares or similar securities for a period of 180 days after the closing date of the offering, subject to certain exceptions. See “Shares Eligible for Future Sale” and “Underwriting.”

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of risks you should carefully consider before investing in our ordinary shares.
Listing

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “GIT.” Our ordinary shares will not be listed on any other stock exchange or traded on any automated quotation system.

Transfer agent
Payment and settlement	The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Depository Trust Company on .

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of income and comprehensive income for the years ended September 30, 2021 and 2022, the summary consolidated balance sheets as of September 30, 2021 and 2022 and the summary consolidated statements of cash flows data for the years ended September 30, 2021 and 2022 were derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated statements of income and comprehensive income for the six months ended March 31, 2023 and 2022, the summary consolidated balance sheets as of March 31, 2023, and the summary consolidated statements of cash flows data for the six months ended March 31, 2023 and 2022 were derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. You should read the following information in conjunction with those financial statements and accompanying notes included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our audited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Historical results for any prior period are not necessarily indicative of results to be expected for any future period.

Summary Consolidated Statements of Income Data

Six Months Ended March 31, 2023 and 2022

			Change
	2023	2022	Change	%
Selected Consolidated Statements of Income and Comprehensive Income:
Revenues	$5,528,117	$2,803,059	$2,725,058	97.2
Cost of revenue	(581,475)	(209,045)	(372,430)	178.2
Gross profit	4,946,642	2,594,014	2,352,628	90.7
Selling and marketing	(943,754)	(680,262)	(263,492)	38.7
General and administrative	(651,772)	(641,554)	(10,218)	1.6
Research and development	(503,524)	(286,299)	(217,225)	75.9
Income from operations	2,847,592	985,899	1,861,693	188.8
Total other expense, net	(48,735)	(71,690)	22,955	(32.0)
Finance cost	(13,566)	(3,794)	(9,772)	257.6
Income before provision for income taxes	2,785,291	910,415	1,874,876	205.9
Provision for income taxes	(680,242)	(153,915)	(526,327)	342.0
Net income	$2,105,049	$756,500	$1,348,549	178.3
No. of shares	20,000,000	20,000,000	—	—
Income per share – basic and diluted	$0.11	$0.040	$0.07	175.0

Years Ended September 30, 2022 and 2021

			Change
	2022	2021	Change	%
Selected Consolidated Statements of Income and Comprehensive Income:
Revenues	$7,289,037	$2,793,704	$4,495,333	160.9
Cost of revenue	(1,027,800)	(815,741)	(212,059)	26.0
Gross profit	6,261,237	1,977,963	4,283,274	216.5
Selling and marketing	(1,033,680)	(597,248)	(436,432)	73.1
General and administrative	(1,102,076)	(577,277)	(524,799)	90.9
Research and development	(843,105)	(204,310)	(638,975)	312.7
Income from operations	3,282,376	599,128	2,683,248	447.4
Total other expense, net	(61,179)	(85,005)	23,826	(28.0)
Finance cost	(8,470)	(39,468)	30,998	(78.5)
Income before provision for income taxes	3,212,727	474,655	2,738,072	576.9
Provision for income taxes	(673,186)	(171,259)	(501,927)	293.1
Net income	$2,539,541	$303,396	$2,236,145	737.0
No. of shares	20,000,000	20,000,000	—	—
Income per share – basic and diluted	$0.13	$0.02	$0.11	550

Summary Consolidated Balance Sheets Data

As of March 31, 2023 and September 30, 2022

	2023	2022
Total current assets	$7,578,371	$3,615,397
Total non-current assets	2,560,723	2,134,428
Total Assets	$10,139,094	$5,749,825

Total current liabilities	$3,049,400	$1,303,311
Total non-current liabilities	1,431,081	1,009,771
Total liabilities	4,480,481	2,313,082
Total shareholders’ equity	5,658,613	3,436,743
Total liabilities and shareholders’ equity	$10,139,094	$5,749,825

As of September 30, 2022 and 2021

	2022	2021
Total current assets	$3,615,397	$2,132,060
Total non-current assets	2,134,428	1,917,375
Total Assets	$5,749,825	$4,049,435

Total current liabilities	$1,303,311	$2,117,157
Total non-current liabilities	1,009,771	816,396
Total liabilities	2,313,082	2,933,553
Total shareholders’ equity	3,436,743	1,115,882
Total liabilities and shareholders’ equity	$5,749,825	$4,049,435

Summary Consolidated Statements of Cash Flows

	Six Months Ended March 31,
	2023	2022
Net cash from operating activities	$2,400,239	(297,694)
Net cash used in investing activities	(82,966)	(56,539)
Net cash (used in) provided by financing activities	817,198	(386,840)
Effect of foreign exchange rate changes	137,877	108,738
Net increase in cash, cash equivalents	3,272,348	(632,335)
Cash, cash equivalents and restricted cash at beginning of Period	2,718,734	1,639,605
Cash, cash equivalents and restricted cash at end of Period	$5,991,082	$1,007,270
	Years Ended September 30,
	2022	2021
Net cash from operating activities	$1,727,062	1,486,613
Net cash used in investing activities	(114,335)	(925,965)
Net cash (used in) provided by financing activities	(368,965)	1,080,060
Effect of foreign exchange rate changes	(164,633)	(1,103)
Net increase in cash, cash equivalents	1,079,129	1,639,605
Cash, cash equivalents and restricted cash at beginning of year	1,639,605	—
Cash, cash equivalents and restricted cash at end of year	$2,718,734	$1,639,605

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with the other information set forth in this prospectus before investing in our ordinary shares. If any of the following risks or uncertainties actually occurs, our business, financial position and results of operations could be materially and adversely affected. In such case, the trading price of our ordinary shares could decline and you may lose all or part of your investment. Our business, financial condition, prospects, results of operations or cash flows could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. We cannot assure you that any of the events discussed in the risk factors below will not occur.

Risks Related to Our Business and Industry

We have a limited operating history, which makes it difficult to evaluate our business and prospects and increases the risks associated with an investment in our ordinary shares.

We began operations in October 2020, and have since continued to introduce new products and services to our platform. As a result, our business model has not been fully proven and we have limited financial data that can be used to evaluate our current business and prospects, which subjects us to a number of uncertainties, including our ability to plan for, model and manage future growth and risks. Our historical revenue growth should not be considered indicative of our future performance. We have also encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including challenges associated with achieving market acceptance of our products and services, attracting and retaining customers, and complying with laws and regulations, as well as increased competition and the complexities of managing expenses as we expand our business. We might fail to adequately address these and other challenges we may face, and our business will be adversely affected if we do not manage these risks successfully. In addition, we might not achieve sufficient revenue to maintain positive cash flows from operations or profitability in any given period, or at all.

Our historical growth may not be indicative of our future growth. If we fail to properly manage future growth, our business, financial condition, results of operations, and prospects could be materially adversely affected.

We experienced rapid growth in recent periods. Our revenue grew by 97.2% from US$2.80 million for the six months ended March 31, 2022 to US$5.53 million for the six months ended March 31, 2023. Our revenue grew by 160.9% from US$2.79 million in the year ended September 30, 2021 to US$7.29 million in the year ended September 30, 2022. We may fail to continue our growth or maintain our historical growth rates. You should not consider our historical growth and profitability as indicative of our future financial performance.

We believe our revenue growth depends on a number of factors, including, but not limited to, our ability to:

•        retain our existing users and customers;

•        achieve widespread acceptance and use of our software solutions;

•        expand the features and capabilities of our software solutions;

•        attract new users and customers;

•        provide excellent user experience;

•        maintain the security and reliability of our software solutions;

•        price our software solutions effectively so that we are able to attract and retain paying customers without compromising our profitability;

•        comply with existing and new applicable laws and regulations; and

•        successfully compete against established companies and new market entrants, as well as existing software tools

If we are unable to accomplish any of these goals, our revenue growth will be harmed. If our revenue growth does not increase to offset our future operating expenses, our business, results of operations, and financial condition will be harmed, and we may not be able to achieve or maintain profitability. We have also encountered in the past, and expect to encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly evolving industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our growth rates may slow and our business would suffer.

Historically we derived a significant portion of our revenues from certain major customers. If we fail to maintain relationships with these major customers, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our customers include both enterprises and individuals. A limited number of our major customers, however, contributed a significant portion of our revenues in the past. For the six months ended March 31, 2023 and 2022, respectively, we generated 3.8% and 3.8% of our total revenues from our largest customer and 17.7% and 12.1% from our five largest customers. For years ended September 30, 2022 and 2021, respectively, we generated 6.8% and 35.8% of our total revenues from our largest customer and 18.9% and 45.1% from our five largest customers. Although we continually seek to diversify our customer base, we cannot assure you that the proportion of the revenue contribution from these customers to our total revenues will decrease in the near future. If we fail to maintain relationships with these major customers, and if we are unable to find replacement customers on commercially desirable terms or in a timely manner or at all, our business, financial condition, results of operations and prospects may be materially and adversely affected.

If we are unable to maintain our relationship with certain independent sales agents, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Some of our independent sales agents account for a significant portion of our sales. For the six months ended March 31, 2023, the top two sales agents accounted for 4.3% and 3.2%, respectively, of our total sales. For the year ended September 30, 2022, the top two sales agents accounted for 11.5% and 7.6%, respectively, of our total sales. If our independent sales agents fail to adequately promote and market our services, our sales could significantly decrease. Furthermore, the term of our contracts with independent sales agents are typically one year in duration, and if we cannot renew such contracts on favorable terms or at all after their expiration, our business, financial condition, results of operations and prospects may be materially and adversely affected. Moreover, generally, we do not enter exclusive relationships with our sales agents. If one or more of them were to be retained by a competitor, whether on an exclusive or non-exclusive basis, they may divert business from us to our competitor, which could materially and adversely affect our sales.

Our success depends on the growth in market acceptance for our cloud-based software solutions. If the market for cloud-based solutions develops more slowly than we expect or declines, our revenues could decrease and our business could be adversely affected.

Our success depends on the willingness of our existing and potential customers, such as quantitative trading strategies developers and quantitative investors, to use third-party software solutions. Market acceptance depends on a number of factors, including the performance, the cost to customers, perceived value associated with cloud computing and the ability of service providers to address security and privacy concerns. If we or other major service providers experience any material security incidents, loss of customer data, disruptions in delivery or other problems, the market for software solutions to our industry as a whole, including our products and services, may be negatively affected. If cloud-based software services do not achieve widespread adoption, or there is a reduction in demand for such services caused by a lack of market acceptance, technological challenges, weakening economic conditions, security or privacy concerns, competing technologies and products, decreases in corporate spending or otherwise, the market for our software solutions may not develop and our business, financial conditions, results of operations and prospect could be materially and adversely affected.

If we fail to improve and enhance the functions, performance, reliability, security, and scalability of our software solutions to suit our customers’ evolving needs, we may lose our customers.

We cannot assure you that our existing and future products or solutions will sustain the current level of popularity. Our customers may also demand features and capabilities that our current solutions do not have, or that our current platform cannot support, and we may need to invest significantly in research and development to build these features and capabilities. We may experience difficulties in developing new technologies and solutions as it is costly and time consuming, which in turn could delay or prevent the development, introduction or implementation of new solutions, services and enhancements. If we fail to correctly identify our customers’ demands or continuously provide them with solutions that add value to their businesses, our customers may be reluctant to increase their spending on our solutions, or may cease to use our products and turn to superior and more customer-friendly solutions offered by our competitors. As a result, the growth of our business may be stalled, which may, in turn, materially and adversely affect our business, results of operations, financial condition and prospects.

If we fail to continue innovating and keeping pace with technological developments, our business may be materially and adversely affected.

The technology landscape is constantly evolving. To remain competitive, we must adapt and migrate to new technologies, applications and processes. Use of more advanced technologies and infrastructure is critical to the development of our products and services, and the scaling of our business for future growth. We may not be able to leverage new technologies effectively or adapt our products to meet customers’ needs or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions, whether for technical, legal, financial or other reasons, our business may be materially and adversely affected. Moreover, our success will depend partially on our ability to continuously identify, develop, acquire, protect or license advanced and new technologies that are valuable to our products and services. Failure to do so could render our existing products and services obsolete and unappealing, thereby adversely affecting our business prospects.

In addition, because our services are designed to be accessed through various networks, across numerous mobile devices, operating systems, and computer hardware and software platforms using a standard browser, we will need to continuously modify and enhance our services to keep pace with changes in internet-related hardware, software, communication, browser, application software development platform and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to the market in a timely manner. Moreover, uncertainties regarding the timing and nature of the development in network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development or service delivery expenses. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our products and services, result in customer dissatisfaction, and adversely affect our business, financial condition, results of operations and prospects.

We may not be able to maintain the pricing terms for our products and services or enhance our customer retention rates going forward.

We may need to decrease the prices of our products and services to stay competitive. As the markets for our products and services mature, or as competitors introduce new products or services that compete with ours, we may be unable to attract new customers at the same price or based on the same pricing model as we have adopted historically. As a result, in the future we may be required to reduce our prices, which could materially and adversely affect our revenues, profitability, financial position, and cash flow.

In addition, our customers have no obligation to renew their subscriptions for our products and services after expiration of the initial subscription period for our software solutions. Our historical customer retention rates may not be indicative of our customer retention rates in the future. Our customers’ retention rates may decline or fluctuate as a result of a number of factors, including their dissatisfaction with our pricing or our products and services, and their ability to continue their operations and spending levels. In addition, over time the average term of our contracts could change based on retention rates or for other reasons. If our customers do not renew their subscriptions for our products and services on similar terms, our revenues may decline, and our business could suffer.

Interruptions, performance issues or security issues associated with our products and platform could materially and adversely affect our business, financial condition, results of operations, and prospects.

In providing our cloud-based services to clients, we rely on information technology infrastructure that is managed internally along with placing reliance on third-party service providers, including cloud computing providers, for critical functions. We and these third-party service providers are potentially vulnerable to damage or interruption from human error, cyber-attacks, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. If our systems fail to perform, we could experience unanticipated disruptions in operations, slower response times or decreased customer service and customer satisfaction. As we increase our reliance on third-party systems, our exposure to damages from services disruptions may increase, and we may incur additional costs to remedy damages caused by these disruptions. Any service interruptions or other performance issues could negatively impact our renewal rates and harm our ability to attract new customers, and as a result could materially adversely affect our business, financial condition, results of operations, and prospects.

Additionally, our products and platform are inherently complex and may, from time to time, contain material defects or errors, particularly when new products or new features or capabilities are released. We have in the past found defects or errors in our products and platform and we may detect new defects or errors in the future. Any real or perceived errors, failures, vulnerabilities, or bugs in our products or platform could result in negative publicity or lead to data security, access, retention, or performance issues, all of which could harm our business and reputation. In addition, the costs incurred in correcting such defects or errors may be substantial. Any of these risks could materially adversely affect our business, financial condition, results of operations, and prospects.

Breaches of our networks or systems, or those of our service providers, could degrade our ability to conduct our business, compromise the integrity of our products, platform and data, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data.

We depend on our IT systems to conduct virtually all of our business operations, ranging from our internal operations and research and development activities to our marketing and sales efforts and communications with our customers, service providers and business partners. Individuals or entities may attempt to penetrate our network security, or that of our platform, and to cause harm to our business operations, including by misappropriating our proprietary information or that of our customers, employees, service providers and business partners or to cause interruptions of our products and platform. Because the vulnerabilities and techniques used by such individuals or entities to access, disrupt or sabotage devices, systems and networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques, and we may not become aware in a timely manner of such a security breach, which could exacerbate any damage we experience. Additionally, while we have adopted data protection policies, we depend on our employees and contractors to appropriately handle confidential and sensitive data, including customer data, and to deploy our IT resources in a safe and secure manner that does not expose our network systems to security breaches or the loss of data. Any data security incidents, including internal malfeasance by our employees, unauthorized access or usage, virus or similar breach or disruption of us or our service providers could result in loss of confidential information, damage to our reputation, loss of customers, litigation, regulatory investigations, fines, penalties and other liabilities. Accordingly, if our cybersecurity measures or those of our service providers fail to protect against unauthorized access, attacks (which may include sophisticated cyberattacks), compromise or the mishandling of data by our employees, service providers and business partners, then our reputation, business, operating results and financial condition could be adversely affected.

Our business is subject to data security risks, and our data security measures may be inadequate to address these risks, making our systems susceptible to compromise, which could materially adversely affect our business, financial condition, results of operations, and prospects.

We rely on, and continuously invest in, a complex system of internal processes and controls, along with policies, procedures and training, designed to protect data that we receive in the ordinary course of business, including information from client portfolios and strategies. Security incidents may occur in the future, causing unauthorized access to, loss of, or unauthorized disclosure of such information, resulting in regulatory enforcement actions, litigation, indemnification obligations, and other potential liabilities, as well as negative publicity, which could materially adversely affect our business, reputation, financial condition, results of operations, and prospects. Cyberattacks, computer malware, and other compromises of information security measures or malicious internet-based activity continue to increase, and cloud-native platform providers of products and services have been targeted, resulting in breaches of their information security, and are expected to continue to be targeted. We and our third-party vendors are at risk of suffering from similar attacks and breaches.

Our products may also be subject to fraudulent usage and schemes, including third parties accessing customer accounts or viewing data from our platform without our authorization. While we undertake significant efforts to protect the security and integrity of the information we collect, process, store, and transmit, we cannot entirely mitigate these risks, and there is no guarantee that inadvertent or unauthorized use or disclosure of such information will not occur or that third-parties will not gain unauthorized access to such information despite our efforts. In addition, we rely on our third-party vendors to take appropriate measures to protect the security and integrity of the information on their information systems. We may not be able to anticipate or prevent all techniques that could be used to obtain unauthorized access or to compromise our systems because such techniques change frequently and are generally not detected until after an incident has occurred. Additionally, we cannot be certain that we will be able to address any vulnerabilities in our software that we may become aware of in the future. We expect similar issues to arise in the future as we continue to expand the features and functionality of our products and platform and introduce new products, and we expect to expend significant resources in an effort to protect against security incidents. In addition, any actual or suspected cybersecurity incident or other compromise of our security measures, or those of our third-party vendors, whether as a result of hacking efforts, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, or otherwise, could result in governmental investigations or enforcement actions, litigation, harm to our business, damage to our brand and reputation, significant costs for remediating the effects of such an incident and preventing future incidents, lost revenue due to network downtime, and a decrease in customer and user trust. Concerns regarding privacy, data protection, and information security may also cause some of our customers to stop using our products and platform and decline to renew their subscriptions, and make it harder to acquire new customers. To the extent we do not effectively address these risks, our business, financial condition, results of operations, and prospects could be materially adversely affected.

Regulatory requirements regarding the protection of personal information are constantly evolving and can be subject to differing interpretations, making the extent of our responsibilities in that regard uncertain. We currently adopt a data privacy policy with respect to how we collect, store, process and use user data and information, and we may only use such data and information to provide and improve our services, content and advertising in strict compliance with such policy. Despite the absence of any material data breach or similar incidents and our continuous efforts to comply with our privacy policy as well as all applicable laws and regulations, any failure or perceived failure to comply with these laws, regulations or policy may result in inquiries and other proceedings or actions against us by governmental authorities or others, which could cause us to lose users and business partners.

Our products and platform incorporate open-source software, which may subject us to unanticipated conditions, restrictions and certain requirements from the developers and could negatively affect our ability to sell our products and subject us to possible litigation.

Our products and platform incorporate open-source software, and we expect to continue to incorporate open-source software in our products and platform in the future. Courts have interpreted few of the licenses applicable to open-source software, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products and platform. Moreover, although we have implemented policies to regulate the use and incorporation of open-source software into our products and platform, we cannot be certain that we have not incorporated open-source software in our products or platform in a manner that is inconsistent with such policies. If we or our employees fail to comply with open source licenses, we may be subject to certain requirements, including requirements that we offer our products that incorporate the open source software for no cost, that we make publicly available certain portions of our proprietary source code for modifications or derivative works we create based upon, incorporating or using the open source software and that we license such modifications or derivative works under the terms of applicable open source licenses. If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from generating revenues from customers using products that contained the open source software and required to comply with onerous conditions or restrictions on these products. In any of these events, we and our customers could be required to seek licenses from third parties in order to continue offering our products and platform and to re-engineer our products or platform or discontinue offering our products to customers in the event re-engineering cannot be accomplished on a timely basis. In addition, the use of open-source software typically exposes us to greater risks when compared to the use of third-party commercial software because open-source licensors generally do not provide warranties or controls on the functionality or origin of the software. Use of open-source software may also present additional security risks because the public availability of such software may make it easier for unauthorized users to determine how to compromise our products. Any of the foregoing could require us to devote additional research and development resources to re-engineer our products or platform, could result in customer dissatisfaction and help our competitors develop products and services that are similar to or better than ours, and may adversely affect our business, results of operations and financial condition.

The experience of our users depends upon the interoperability of our platform across devices, operating systems, and third-party applications that we do not control.

One of the most important features of our platform is its broad interoperability with a range of devices, web browsers, operating systems, and third-party applications. Customers can connect to our platform through open APIs. Accordingly, we are dependent on the accessibility of our solutions across web browsers, operating systems, and the third-party applications that we oftentimes do not control. Third-party applications and products are constantly evolving, and we may not be able to modify our platform to assure its compatibility with those of third parties following development changes. In addition, some of our competitors may be able to disrupt the operations or compatibility of our platform with their applications that some of our customers may rely upon. If our platform has integration or operability failures with these operating systems or third-party applications, customers may not adopt our platform, which could materially adversely affect our business, financial conditions, results of operations, and prospects.

We may be unable to obtain, maintain and protect our intellectual property rights and proprietary information or prevent third parties from any unauthorized use of our technologies.

Our trade secrets, trademarks, copyrights, patents, and other intellectual property rights are critical to our success. We rely on, and expect to continue to rely on, confidentiality agreements, non-compete agreements, invention assignment agreements and licensing agreements with our employees and third parties to protect our intellectual properties. However, events beyond our control may pose threats to our intellectual property rights and the integrity of our products and brand. Effective protection of our trademarks, copyrights, domain names, patent rights, and other intellectual property rights is expensive and challenging. In addition, our intellectual property rights may be declared invalid or unenforceable by the courts.

Similarly, to protect our unpatented proprietary information and technology, such as trade secrets, we rely on our agreements with employees and third parties that contain restrictions on the use and disclosure of such information or technology. For example, our employees and third parties are required to keep confidential of any unpatented proprietary information and technology during the contract term and after the termination of the employment agreement. In addition, the agreements with our employees and third parties explicitly provide for all rights and obligations regarding the ownership and protection of intellectual property rights. These agreements may be inadequate or may be breached, either of which could potentially result in unauthorized use or disclosure of our trade secrets and other proprietary information to third parties, including our competitors. As a result, we may lose our competitive advantages derived from such intellectual property. Significant impairments on our intellectual property rights may result in a material and adverse effect on our business.

We are subject to risks related to litigation and disputes, which could adversely affect our business, prospects, results of operations and financial condition.

We may be subject to disputes or claims of various types brought by our competitors, employees, associates, customers or others against us relating to contractual disputes, labor disputes, intellectual property infringements, competition claims, or disputes involving mistakes or misconducts of our employees. Such claims and disputes may evolve into litigations and damage our reputation and goodwill, thereby adversely affecting our customer base. Litigation is distractive and expensive as it requires time and attention from our management team and employees. In addition, we may need to spend a significant amount to settle claims or pay damages if we lose a lawsuit, which could have a material and adverse effect on our business, financial condition, and results of operations.

We may not have sufficient insurance coverage to cover our potential liability or losses, and our business, financial conditions, results of operations and prospects may be materially and adversely affected should any such liability or losses arise.

We face various risks in connection with our business and may lack adequate insurance coverage or have no relevant insurance coverage. Insurance companies in China do not currently offer as extensive an array of insurance products as insurance companies in other more developed economies do. We have not obtained any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring against these risks, and the difficulties associated with acquiring such insurances on commercially reasonable terms render these insurances impractical for our business. However, any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our business and results of operations.

Volatility or downturns in the financial markets may delay the spending pattern of clients and reduce future revenue growth.

Market volatility or market downturns, especially in China’s financial markets, may curtail our client’s spending and lead them to delay or defer purchasing decisions or product service implementations, or cause them to cancel or reduce their spending with us, which could negatively impact our revenues and future growth. Since 2020, the outbreak of the COVID-19 has caused stagnation to global economy, while the Russia-Ukraine crisis in 2022 has caused surge in oil and gas prices and leading to global inflation and interest rate hikes in several countries. Raised uncertainty and instability in the financial market can lead to loss of confidence among investors and reduce the demand for financial IT solutions services such as ours.

A decline in equity and/or fixed income returns may impact the buying power of investment management clients.

Part of our revenue is derived from our clients that are involved in investment management and quantitative trading strategies development, and the profitability and management fees of many of these clients are tied to assets under management. An equity market decline not only depresses the value of assets under management but also could cause a significant increase in redemption requests from our clients’ customers, further reducing their assets under management. Reduced client profits and management fees may cause our clients to cut costs. Moreover, extended declines in the equity and fixed income markets may reduce new fund or client creation. Each of these developments may result in lower demand from investment managers and trading strategies development companies for our services, which could negatively affect our business.

The continued shift from active to passive investing could negatively impact user count growth and revenues. Our revenues and profitability depend on the continued acceptance and use of quantitative trading strategies among investors in China.

The predominant investment strategy today in China is still active investing, which attempts to outperform the market. The main advantage of active management is the expectation that the investment managers will be able to outperform market indices. The main advantage of passive investing is that it closely matches the performance of market indices. Passive investing requires little decision-making by investment managers and low operating costs which result in lower fees for the investor. Quantitative trading is a type of active investing strategy, but it is still a relatively new and emerging trading strategy in China. Our revenues and profitability depend on the continued acceptance and use of quantitative trading strategies among investors and investment managers in China, which are directly affected by factors beyond our control, including economic and political conditions, regulatory changes, broad trends in business and finance and changes in the markets in which trading is carried out.

In China, quantitative traders typically develop trading strategies based on quantitative analysis of fundamental and technical data and implement such strategies in the trading of stocks, exchange-traded funds (ETFs), exchange-traded bonds, financial product futures, such as stock index futures, commodity futures and other derivatives. A quant trader may enter into long or short positions in such products and may maintain margin positions in order to achieve higher returns. The trading activities of stocks, ETFs, bonds, futures and other derivatives must comply with the Securities Law of the People’s Republic of China, the Futures and Derivatives Law of the People’s Republic of China, rules promulgated by the CSRC and each of the stock and futures exchanges on which such products are traded, which have been continuously evolving and subject to periodic changes. For example, margin trading and short selling activities were permitted on China’s stock exchanges starting in late 2011. On July 1, 2015, the CSRC introduced regulations to limit the scale of brokerages’ margin trading activities, aiming to mitigate risks associated with highly leveraged stock markets. Following the significant market decline in early July 2015, the CSRC took additional measures to control volatility by launching investigations into “malicious short selling” in the stock and stock index futures markets. In November 2015, the Shanghai and Shenzhen stock exchanges announced rule changes that would double the required initial margin ratio for margin trading, reflecting the government’s efforts to reduce excessive leverage. In February 2023, the Shanghai and Shenzhen stock exchanges announced further margin trading and securities lending rule changes to explicitly state that, the exchanges may remove certain securities from the list of securities eligible for margin trading or securities lending, if such securities encounter significant risk situations. In addition, the Futures and Derivatives Law of the People’s Republic of China, requires that investors using programmatic trading strategies on the futures market must ensure the transactions shall not affect the security of the futures exchange system or the normal trading order. Due to the recent implementation of the Futures and Derivatives Law in August 2022, significant uncertainty remains as to the interpretation and enforcement of its provisions.

If the Chinese government enacts policies or regulations designed to discourage or ban active trading or certain trading strategies used by quantitative traders, such as short-selling and margin trading, acceptance and use of quantitative trading strategies among investors and investment managers may not continue to develop at historical rates or at all in China. If investors or investment managers prefer passive investing or other types of active trading strategies, quantitative trading may not become widely accepted and the market for quantitative trading in China may not develop at all, this could reduce the demand for our services.

We face intensifying competition in the back-testing solutions market, and we may not be able to compete effectively.

Easier access to financial data, the development of open-source programming and artificial intelligence technologies encouraged more players to enter the back-testing solutions market. Many of our potential competitors have substantially greater capital resources, larger research and development staffs, longer product development history and greater marketing capabilities than we do. These companies also compete with us to attract qualified personnel and parties for acquisitions, joint ventures, or other collaborations. As a result, we may not be able to compete effectively against these companies or their products. Moreover, as financial services companies become more technically savvy and devote more attention and resources to digital technologies, many are bolstering theirs internal IT capabilities while reducing the reliance on third party financial IT solutions service providers, such as us.

The market for enterprise management SaaS solutions is highly competitive, if we do not compete effectively, our operating results could be harmed.

The market for enterprise management SaaS solutions is highly competitive, rapidly evolving, fragmented and subject to changing technology, low barriers to entry, shifting customer needs and frequent introductions of new products and services. Many prospective customers have invested substantial personnel and financial resources to implement and integrate their current enterprise software into their businesses and therefore may be reluctant or unwilling to migrate away from their current solution to an enterprise cloud computing application service.

Current competitors of our enterprise management SaaS solutions business include:

•        internally developed enterprise applications by our current and potential customers’ IT departments;

•        vendors of packaged business software, as well as companies offering enterprise apps delivered through on-premises offerings from enterprise software application vendors and cloud computing application service providers, either individually or with others;

•        integration software vendors and other companies offering integration or API solutions;

•        marketing vendors, which may specialize in advertising, targeting, messaging, or campaign automation;

•        e-commerce solutions from established and emerging cloud-only vendors and established on-premises vendors;

•        productivity tool and email providers, unified communications providers and consumer application companies that have entered the business software market; and

•        traditional platform development environment companies and cloud computing development platform companies who may develop toolsets and products that allow customers to build new apps that run on the customers’ current infrastructure or as hosted services.

In addition, we may face more competition as we expand our product offerings. Some of our current and potential competitors may have competitive advantages, such as greater name recognition, longer operating histories, more significant installed bases, broader geographic scope, broader suites of service offerings and larger marketing budgets, as well as substantially greater financial, technical, personnel and other resources. In addition, many of our current and potential competitors have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators and resellers. We also experience competition from smaller, younger competitors that may be more agile in responding to customers’ demands. These competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements, or provide competitive pricing, more flexible contracts or faster implementations. As a result, even if our services are more effective than the products and services that our competitors offer, potential customers might select competitive products and services in lieu of purchasing our services. For all of these reasons, we may not be able to compete successfully against our current and future competitors, which could negatively impact our future sales and harm our business.

Our business, growth and prospects are significantly affected by the growth in usage of SaaS products in China.

Although SaaS products have been well-developed globally in recent years, SaaS products remain less common and less mature in terms of development in China compared to the United States. As a result, the transition to SaaS products in China may be slower among enterprises with heightened data security concerns or demands for highly customizable application software. Whether our customers accept our SaaS products depends, to a large extent, on their level of awareness of our SaaS product offerings and the widespread, global use of SaaS products. We cannot assure you that the trend of adopting and utilizing such products by enterprises in China will continue to grow in the future.

The impact of worldwide economic conditions, including the resulting effect on spending by SMEs, may adversely affect our business, operating results and financial condition.

Currently, a majority of the enterprises that use our enterprise management SaaS solutions and services are SMEs. Our performance is subject to worldwide economic conditions and their impact on levels of spending by SMEs and their customers. SMEs and entrepreneurs may be disproportionately affected by economic downturns. SMEs and entrepreneurs frequently have limited budgets, and may choose to allocate their spending to items other than our platform, especially in times of economic uncertainty or recessions.

We are dependent on the continued services of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and contributions of our senior management, including our founder, Chao Wu, to oversee and execute our business plans and identify and pursue new opportunities and product innovations. Any loss of service of our senior management or other key employees can cause a significantly delay in or prevent us from achieving our strategic business objectives, and adversely affect our business, financial condition and operating results. From time to time, there may be changes in our senior management team, resulting from the hiring or departure of executives, which could also disrupt our business. Hiring suitable replacements and integrating them into our existing teams also requires significant amount of time, training and resources, and may impact our existing corporate culture. In addition, our senior management team has limited experience in running public companies, which will require us to expend additional resources in hiring additional support staff and incur additional costs and expenses.

If we are unable to attract, retain and motivate qualified personnel, our business may be adversely affected.

The success of our solutions is built on our continuous pursuit of advanced technologies. With the rapid advancement of technology, we need people with strong technical background in information technology in order to sustain the current level of popularity of our products and solutions. In order to enhance the stability of our team, we are devoted to building a nurturing corporate culture and offered various incentives and trainings to our highly skilled personnel. Nevertheless, we cannot assure you that we can attract or retain qualified personnel. The inability to do so or delays in hiring required personnel may cause significant harm to our business, financial condition and operating results. If we lose the services of any member of management or key personnel, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new staff, which could severely disrupt our business and growth, thereby materially and adversely affecting our business, financial condition, results of operations and prospects.

Meanwhile, the size and scope of our business may require us to hire and retain a wide range of effective and experienced personnel who can adapt to a dynamic, competitive and challenging business environment. Competition for talent and qualified personnel in our industry is intense, and the availability of suitable and qualified candidates in the PRC is limited. Competition for these individuals could cause us to offer higher compensation and other benefits to attract and retain them. In addition, even if we were to offer higher compensation and other benefits, we cannot assure you that these individuals would choose to join, or continue working for, us. If we fail to attract and retain personnel with suitable managerial or other expertise, or to maintain an adequate labor force on a continuous and sustained basis, our financial position and results of operations could be materially and adversely affected.

If we fail to implement and maintain effective internal controls over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control and procedures and we were never required to evaluate our internal control within a specified period, and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of the effectiveness of our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of the effectiveness of our internal control over financial reporting, the existence of material weaknesses may have been identified.

Our failure to discover and address any deficiencies in our internal control over financial reporting could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud, expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting commencing with our second annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an audit report with adverse opinion on the effectiveness of our internal controls over financial reporting.

In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation. In order to establish and maintain effective disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. Developing, implementing and testing changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in establishing and maintaining adequate internal controls.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our shares. Moreover, if we are unable to meet the requirements of Section 404, we may not be able to remain listed on the Nasdaq Stock Market.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

The conversion of Renminbi into foreign currencies, including the U.S. dollar, is based on rates set by the People’s Bank of China. The Renminbi has fluctuated against the U.S. dollar and other currencies, at times significantly and unpredictably. The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. We cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar and other currencies in the future. It is difficult to predict how market forces or PRC, or U.S. government policy may impact the exchange rate between Renminbi and U.S. dollar in the future.

Any significant appreciation or depreciation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, the ordinary shares in U.S. dollars. For instance, to the extent that we need to convert U.S. dollars we receive into Renminbi to pay our operating expenses, appreciation of Renminbi against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, as substantially all our revenues and expenses are denominated in Renminbi, a significant depreciation of Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of the ordinary shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. As of the date of this prospectus, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure, or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

We may be exposed to credit risks in relation to defaults from customers.

Our exposure to credit risk may be influenced by the individual characteristics of each customer and may be concentrated on a few customers. Although we will monitor our exposure to credit risk on an ongoing basis and make periodic judgment on impairment of overdue receivables based on the likelihood of collectability, we cannot assure you that all of our customers are creditworthy and reputable and will not default on payments in the future. If we encounter significant delays or defaults in payment by our customers or are otherwise unable to recover our accounts receivables, our cash flow, liquidity and financial condition may be materially and adversely affected.

Risks Related to Doing Business in China

We may be influenced to a significant degree by economic, political or social conditions or government policies in China generally.

We conduct our business in China and substantially all of our assets are located in China. Accordingly, our business, results of operations and financial condition may be influenced to a significant degree by the political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the degree of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and results of operations, lead to a reduction in demand for our future service and adversely affect our competitive position.

The approval of the China Securities Regulatory Commission or other PRC government authorities may be required in connection with this offering and our future capital raising activities under PRC laws, regulation and rules, and if required, we cannot predict whether or for how long we will be able to obtain such approval.

Under the current Regulations on Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”), as jointly adopted by six PRC regulatory agencies in 2006 and amended in 2009, an offshore special purpose vehicle that is controlled by PRC domestic companies or individuals and that has been formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic companies or assets is required to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

Our PRC counsel, Zhong Lun Law Firm, has advised us based on their understanding of the current PRC laws, regulations and rules that the CSRC’s approval under the M&A Rules may not be required for the listing and trading of our ordinary shares on the Nasdaq Stock Market in the context of this offering, given that: (1) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours in this and the final prospectus are subject to the M&A Rules, and (2) our PRC subsidiaries were incorporated as wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules.

However, our PRC counsel has further advised us that it remains uncertain as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, might, from time to time, further clarify or interpret the M&A Rules in writing or orally and require their approvals to be obtained for the offering. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does. If it is determined that CSRC approval under the M&A Rules is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for this offering. These sanctions may include fines and penalties on the operations in China, delays in or restrictions on the repatriation of the proceeds from this offering into China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, results of operations, financial condition, reputation and prospects, as well as the trading price of our shares.

Furthermore, on July 6, 2021, the General Office of the State Council of the PRC, together with another regulatory authority, jointly promulgated the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, which calls for enhanced administration and supervision of overseas-listed China-based companies, proposes to revise the relevant regulation governing the overseas issuance and listing of shares by such companies, and clarifies the responsibilities of competent domestic industry regulators and government authorities.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

As of the date of this document, we have not received any formal inquiry, notice, warning, sanction, or any regulatory objection from the CSRC with respect to this offering. As the Trial Measures were newly published and there exists uncertainty with respect to the filing requirements and its implementation, if we are required to submit to the CRSC and complete the filing procedure of our overseas public offering and listing, we cannot be sure that we will be able to complete such filings in a timely manner. If the filing procedure with the CSRC under the Trial

Measures is required for any future offerings or any other capital raising activities, it is uncertain whether it would be possible for us to complete the filing, or how long it will take us to do so. Failure to complete the required filing may result in an investigation by the relevant authorities, as well as fines or penalties, and could lead to an order prohibiting us from conducting an offering. These risks have the potential to cause a material adverse change in our operations and the value of our ordinary shares. Moreover, they could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On December 27, 2021, the NDRC and the Ministry of Commerce jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Version), or the 2021 Negative List, which became effective on January 1, 2022. Pursuant to the Special Administrative Measures, if a PRC company engaging in the prohibited business stipulated in the 2021 Negative List seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. Besides, the foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial conditions and business prospect may be adversely and materially affected.

On February 24, 2023, the CSRC jointly with other relevant governmental authorities, promulgated the Confidentiality and Archives Management Provisions, which took effect on March 31, 2023. According to the Confidentiality and Archives Management Provisions, domestic companies, whether offering and listing securities overseas directly or indirectly, must strictly abide the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities services providers such as securities companies and accounting firms or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities work secrets, domestic companies must obtain the approval from competent governmental authorities according to the applicable laws, and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the Confidentiality and Archives Management Provisions provide that securities companies and securities service providers shall fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest. Since the Confidentiality and Archives Management Provisions were promulgated recently, substantial uncertainties still exist with respect to the interpretation and implementation of such provisions and how they will affect us.

If it is determined that we are subject to the approval of the CSRC for this Offering, we may fail to obtain such approval, filing or meet such requirements in a timely manner or at all, or completion could be rescinded. Any failure to obtain or delay in obtaining such approval, filing or completing such procedures for this Offering, or a rescission of any such approval or filing obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the Offering or future capital raising activities into China, or take other actions that could materially and adversely affect our business, financial condition, results of operations and prospects, as well as this offering and the listing.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the Draft Measures for Internet Data Security, are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into

China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

The impact of the CAC’s increasing oversight over data security, particularly for companies seeking to list on a foreign exchange.

On December 28, 2021, the CAC and several other PRC government authorities jointly issued an amendment to the Measures for Cybersecurity Review, or the Revised CAC Measures, which took effect on February 15, 2022 and provides that the relevant operators shall apply with the Cybersecurity Review Office of CAC for a cybersecurity review under certain circumstances. See “Regulation — Regulations on Internet Information Security and Censorship.” Based on the descriptions regarding our business operations and our data processing activities, the China Cybersecurity Review Technology and Certification Center concurred with us that we are not required to go through a cybersecurity review with the CAC in connection with this offering. However, it remains uncertain as to how the existing regulatory measures will be interpreted or implemented in the future, and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the measures. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that our business and operations will not be adversely affected by the potential impact of the Revised CAC Measures or other laws and regulations related to privacy, data protection and information security. Given such uncertainty, we may be further required to suspend our business, shut down our platforms, or face other penalties, which could materially and adversely affect our business, results of operations and financial condition, and/or the value of our shares, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors.

Our auditor is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able to inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted pursuant to the Holding Foreign Companies Accountable Act. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA, which include requirements to disclose information, including the auditor name and location, the percentage of shares of the issuer owned by governmental entities, whether governmental entities in the applicable foreign jurisdiction with respect to the auditor has a controlling financial interest with respect to the issuer, the name of each official of the Chinese Communist Party who is a member of the board of the issuer, and whether the articles of incorporation of the issuer contains any charter of the Chinese Communist Party. These amendments also establish procedures the SEC will follow in identifying issuers and prohibiting trading by certain issuers under the HFCAA.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In August 2022, the PCAOB, the CSRC and the Ministry of Finance of the

PRC signed the Statement of Protocol, which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong.

As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers are located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from the Nasdaq Stock Market. If our shares are prohibited from trading in the United States, we cannot assure you that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of our shares could be adversely affected. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

In addition, on August 6, 2020, the President’s Working Group on Financial Markets (the “PWG”) released a report recommending that the SEC take steps to implement the five recommendations, including enhanced listing standards on U.S. stock exchanges with respect to PCAOB inspection of accounting firms. This would require, as a condition to initial and continued listing on a U.S. stock exchange, PCAOB access to work papers of the principal audit firm for the audit of the listed company. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. It is unclear if and when the SEC will make rules to implement the recommendations proposed in the PWG report, especially in light of its ongoing rulemaking pursuant to the HFCAA. Any of these factors and developments could potentially lead to a material adverse effect on our business, prospects, results of operations and financial condition.

Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us.

We conduct our business primarily through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. The legal system in China is a civil law system based on written statutes. Unlike common law systems, prior court decisions may be cited for reference but do not have binding authority. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our business arrangements in certain circumstances. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could involve uncertainties. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, we cannot predict the future effect of the interpretation of existing or new PRC laws or regulations may have on our business. Since late 1970s, the PRC government has been developing a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules, some of which may not be published on a timely basis or at all, and some of which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Any administrative and court proceedings in China may be protracted and result in substantial costs and diversion of resources and management attention. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts we have entered into. As a result, these uncertainties could materially and adversely affect our business and results of operations.

We may be classified as a “PRC resident enterprise” for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the People’s Republic of China Enterprise Income Tax Law, or the EIT Law, which became effective on January 1, 2008 and was most recently amended on December 29, 2018, an enterprise established outside China whose “de facto management body” is located in China is considered a “PRC resident enterprise” and will generally be subject to the uniform 25% enterprise income tax rate, or the EIT rate, on its global income. Under the implementation rules of the EIT Law, “de facto management body” is defined as the organization body that effectively exercises full management and control over such aspects as the business operations, personnel, accounting and properties of the enterprise.

On April 22, 2009, State Administration of Taxation, or SAT, released the Circular Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as People’s Republic of China Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, that sets out the standards and procedures for determining whether the “de facto management body” of an enterprise registered outside of China and controlled by PRC enterprises or PRC enterprise groups is located within China. Further to SAT Circular 82, on July 27, 2011, SAT issued the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, to provide more guidance on the implementation of SAT Circular 82, which became effective on September 1, 2011 and latest revised on June 15, 2018. SAT Bulletin 45 clarified certain issues in the areas of resident status determination, post-determination administration and competent tax authorities’ procedures.

Under Circular 82, a foreign enterprise controlled by a PRC enterprise or PRC enterprise group is considered a PRC resident enterprise if all of the following apply: (i) the senior management and core management departments in charge of daily operations are located mainly within China; (ii) financial and human resources decisions are subject to determination or approval by persons or bodies in China; (iii) major assets, accounting books, company seals, and minutes and files of board and shareholders’ meetings are located or kept within China; and (iv) at least half of the enterprise’s directors with voting rights or senior management reside within China. SAT Bulletin 45 specifies that when provided with a copy of Chinese tax resident determination certificate from a resident Chinese controlled offshore incorporated enterprise, the payer should not withhold 10% income tax when paying the Chinese-sourced dividends, interest, royalties, etc. to the PRC controlled offshore incorporated enterprise.

Although Circular 82 and SAT Bulletin 45 explicitly provide that the above standards only apply to enterprises which are registered outside of China and controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, Circular 82 and SAT Bulletin 45 may reflect SAT’s criteria for how the “de facto management body” test should be applied in determining the tax residence of foreign enterprises in general, regardless of whether they are controlled by PRC enterprises or PRC enterprise groups or by PRC or foreign individuals. If the PRC tax authorities determine that we were treated as a PRC resident enterprise for PRC enterprise income tax purposes, the 25% PRC enterprise income tax on our global taxable income could materially and adversely affect our ability to satisfy any cash requirements we may have.

PRC laws and regulations establish more complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

A number of PRC laws and regulations, including the M&A Rules, the Anti-monopoly Law promulgated by the Standing Committee of the National People’s Congress in August 2007, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign

Investors promulgated by the Ministry of Commerce in August 2011, and the Measures for the Security Review of Foreign Investment promulgated by the NDRC and the Ministry of Commerce in December 2020 have established procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex. These include requirements in some instances that the approval from the Ministry of Commerce be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions involving an industry that implicates national security to be subject to merger control review or security review.

We may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the Ministry of Commerce or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in China, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

The heightened scrutiny over acquisition transactions by PRC tax authorities may have a negative impact on our business operations, our acquisition or restructuring strategy or the value of your investment in us.

On February 3, 2015, SAT issued the Public Notice Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Assets by Non-PRC Resident Enterprises, or SAT Bulletin 7, which provided comprehensive guidelines relating to, and also heightened the PRC tax authorities’ scrutiny over, indirect transfers by a non-resident enterprise of PRC taxable assets. Under SAT Bulletin 7, the PRC tax authorities are entitled to reclassify the nature of an indirect transfer of PRC taxable assets, when a non-resident enterprise transfers PRC taxable assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC taxable assets, by disregarding the existence of such overseas holding company and considering the transaction to be a direct transfer of PRC taxable assets and without any other reasonable commercial purpose. However, SAT Bulletin 7 contains certain exemptions, including (i) where a non-resident enterprise derives income from the indirect transfer of PRC taxable assets by acquiring and selling shares of an overseas listed company which holds such PRC taxable assets on a public market; and (ii) where there is an indirect transfer of PRC taxable assets, but if the non-resident enterprise had directly held and disposed of such PRC taxable assets, the income from the transfer would have been exempted from PRC enterprise income tax under an applicable tax treaty or arrangement.

On October 17, 2017, SAT issued the Announcement on Issues Concerning the Withholding of Enterprise Income Tax at Source on Non-PRC Resident Enterprises, or SAT Circular 37, which became effective on December 1, 2017 and abolish certain provisions in SAT Bulletin 7. SAT Circular 37 further clarifies the practice and procedure of withholding non-resident enterprise income tax. Pursuant to SAT Circular 37, where the party responsible to deduct such income tax did not or was unable to make such deduction, or the non-resident enterprise receiving such income failed to declare and pay the taxes that should have been deducted to the relevant tax authority, both parties may be subject to penalties. The taxable gain is calculated as balance of the total income from such transfer net of the net book value of equity interest.

We may conduct acquisitions involving changes in corporate structures. We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing obligations on us or require us to provide assistance for the investigation of PRC tax authorities with respect thereto. Any PRC tax imposed on a transfer of our shares or any adjustment of such gains would cause us to incur additional costs and may have a negative impact on the value of your investment in us.

PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We may transfer funds to our PRC subsidiaries or finance our PRC subsidiaries by means of shareholders’ loans or capital contributions after completion of this offering. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed a statutory limit, and shall be filed with the State Administration of Foreign Exchange, or SAFE, or its local counterparts, or local banks. Furthermore, any capital contributions we make to our PRC subsidiaries shall be registered with the State Administration for Market Regulation or its local counterparts, and reported to the Ministry of Commerce or its local counterparts.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19, however, allows foreign invested enterprises in China to use their registered capital settled in RMB converted from foreign currencies to make equity investments, but the registered capital of a foreign invested company settled in RMB converted from foreign currencies remains not allowed to be used, among other things, for investment in the security markets, or offering entrustment loans, unless otherwise regulated by other laws and regulations. On June 9, 2016, SAFE further issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, which, among other things, amended certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign invested company is regulated such that Renminbi capital may not be used for purposes beyond its business scope or to provide loans to non-affiliates unless otherwise permitted under its business scope. On October 23, 2019, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-Border Trade and Investment, or SAFE Circular 28, which removes the restrictions on domestic equity investments by non-investment foreign-invested enterprises with their capital funds, provided that certain conditions are met. If our subsidiaries require financial support from us or our other PRC subsidiaries in the future, and we find it necessary to use foreign currency-denominated capital to provide such financial support, our ability to fund our subsidiaries’ operations will be subject to statutory limits and restrictions, including those described above. The applicable foreign exchange circulars and rules may limit our ability to transfer the net proceeds from this offering to our PRC subsidiaries and convert the net proceeds into RMB, which may adversely affect our business, financial condition, and results of operations.

We may be subject to penalties, including restriction on our ability to inject capital into our PRC subsidiaries and our PRC subsidiaries’ ability to distribute profits to us, if our resident shareholders or beneficial owners in China fail to comply with relevant PRC foreign exchange regulations.

SAFE issued the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Overseas Investment, Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular 37, effective on July 4, 2014. The SAFE Circular 37 requires PRC residents, including PRC individuals and institutions, to register with SAFE or its local branches in connection with their direct establishment or indirect control of an offshore special purpose vehicle, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. In addition, such PRC residents shall update their foreign exchange registrations with SAFE or its local branches when the offshore special purpose vehicle in which such residents directly hold the equity interests undergoes any change of basic information (including change of such PRC individual shareholder, name and operation term), increases or decreases in investment amount, share transfers or exchanges, or mergers or divisions.

If any shareholder holding interest in an offshore special purpose vehicle, who is a PRC resident as determined by SAFE Circular 37, fails to fulfill the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore special purpose vehicle may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities, and the offshore special purpose vehicle may be restricted in its ability to contribute additional capital to its PRC subsidiaries. Moreover, failure to comply with SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, effective on June 1, 2015 and amended on December 30, 2019. In accordance with SAFE Notice 13, entities and individuals are required to apply for foreign exchange registration of foreign direct investment and overseas direct investment, including those required under Circular 37, with qualified banks, instead of SAFE or its local branches. The qualified banks, under the supervision of SAFE, directly examine the applications and conduct the registration.

We may not be fully informed of the identities of all our shareholders or beneficial owners who are PRC residents, and therefore, we may not be able to identify all our shareholders or beneficial owners who are PRC residents to ensure their compliance with SAFE Circular 37 or other related rules. In addition, we cannot provide any assurance that all of our shareholders and beneficial owners who are PRC residents will comply with our request to make, obtain or update any applicable registrations or comply with other requirements required by the SAFE Circular 37 or other related rules in a timely manner. Even if our shareholders and beneficial owners who are PRC residents comply with such request, we cannot provide any assurance that they will successfully obtain or update any registration required by the SAFE Circular 37 or other related rules in a timely manner due to many factors, including those beyond our and their control. If any of our shareholders who is a PRC resident as determined by SAFE Circular 37 fails to fulfill the required foreign exchange registration, they could be subject to fines or legal sanctions, our PRC subsidiaries may be prohibited from distributing their profits and dividends to us or from carrying out other subsequent cross-border foreign exchange activities, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries, which may adversely affect our business.

We principally rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business or financial condition.

We are a holding company that has no material operation of our own, and we principally rely on dividends and other distributions on equity that may be paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to the holders of our ordinary shares and service any debt we may incur. If any of our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, wholly foreign-owned enterprises in China, may pay dividends only out of their accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. At the discretion of the wholly foreign-owned enterprise, it may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds, and staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and the remittance of currency out of China. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries in Renminbi. We may convert a portion of our revenue into other currencies to meet our foreign currency obligations, such as payments of dividends declared in respect of our shares, if any. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval by complying with certain procedural requirements. However, approval from or registration or filings with competent government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. Pursuant to SAFE Circular 19, a foreign-invested enterprise may convert up to 100% of the foreign currency in its capital account into Renminbi on a discretionary basis according to the actual needs. The SAFE Circular 16 provides for an integrated standard for conversion of foreign exchange under capital account items on a discretionary basis, which applies to all enterprises registered in China. In addition, SAFE Circular 16 has narrowed the scope of purposes for which an enterprise must not use the Renminbi funds so converted, which include, among others, (i) payment for expenditure beyond its business scope or otherwise as prohibited by the applicable laws and regulations, (ii) investment in securities or other financial products other than banks’ principal-secured products, (iii) provision of loans to non-affiliated enterprises, except where it is expressly permitted in the business scope of the enterprise, and (iv) construction or purchase of non-self-used real properties, except for real estate developers. The PRC government may at its discretion further restrict access to foreign currencies for current account transactions or capital account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency needs, we may not be able to pay dividends in foreign currencies to our shareholders. Further, there is no assurance that new regulations will not be promulgated in the future that would have the effect of further restricting the remittance of Renminbi into or out of China.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations or otherwise comply with labor-related laws and regulations may subject us to penalties and other risks.

Companies operating in China are required to participate in various employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of their employees up to a maximum amount specified by the local government from time to time at locations where the businesses are operated. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. We have not made full contribution to the social insurance and housing funds for a small number of our employees as required by applicable PRC laws and regulations, and we have recorded accruals for estimated underpaid amounts in our financial statements. We may be required to make up the social insurance contributions as well as to pay late fees at the rate of 0.05% per day of the outstanding amount from the due date. If we fail to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities will impose a fine of one (1) to three (3) times the outstanding amount upon us. With respect to housing fund plans, we may be required to pay and deposit housing funds in full and on time within the prescribed time limit. If we fail to do so, relevant authorities could file applications to competent courts for compulsory enforcement of payment and deposit. Accordingly, if the relevant PRC authorities determine that we shall make supplemental social insurance and housing fund contributions or that we are subject to fines and legal sanctions in relation to our failure to make social insurance and housing fund contributions in full for our employees, our business, financial condition, and results of operations may be adversely affected. However, as of the date of this prospectus, the relevant local authorities confirmed in writing that no records of violation were found on our PRC subsidiaries for social insurance and/or housing fund contribution obligations. Further, our PRC subsidiaries have never received any demand or order from the competent authorities.

In addition, we are required by PRC laws and regulations to comply with labor laws and regulations, including obtaining approvals for flexible working hour and comprehensive working hour systems. If the relevant PRC authorities determine that we shall make supplemental contributions, that we are not in compliance with labor laws and regulations, or that we fail to obtain any approval, license, registration or filing as required under relevant labor laws and regulations or become subject to fines or other legal sanctions, such as order of timely rectification, our business, financial condition and results of operations may be adversely affected.

Furthermore, pursuant to the Individual Income Tax Law of the PRC, as amended on August 31, 2018, which became effective on January 1, 2019, an individual’s taxable income shall be an amount equal to such individual’s total annual income less a general deductible of RMB60,000 and various special deductibles permitted under relevant laws. Determination and calculation of such special deductibles in accordance with relevant laws may result in an increase of our operating costs and expenses. However, as there exist uncertainties with respect to the interpretation and implementation of the Individual Income Tax Law, our determination and calculation of the special deductibles based on our understanding may be different from how the tax authorities or our employees would do. These differences may result in inquiries or reassessment by the tax authorities and potential disputes between the tax authorities and our employees.

Recent litigation and negative publicity surrounding China-based companies listed in the United States may result in increased regulatory scrutiny of us and negatively impact the trading price of our ordinary shares.

We believe that litigation and negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted stock prices for such companies. Certain politicians in the United States have publicly warned investors to shun China-based companies listed in the United States. The SEC and the PCAOB also issued a joint statement on April 21, 2020, reiterating the disclosure, financial reporting and other risks involved in the investments in companies that are based in emerging markets as well as the limited remedies available to investors who might take legal action against such companies. Furthermore, various equity-based research organizations have published reports on China-based companies after examining, among other things, their corporate governance practices, related party transactions, sales practices and financial statements that have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny of us, regardless of its lack of merit, could cause the market price of our ordinary shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

Risks Related to Our Ordinary Shares and this Offering

An active trading market for our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “GIT.” Prior to the completion of this offering, there has been no public market for our ordinary shares, and we cannot assure you that a liquid public market for our ordinary shares will develop. If an active public market for our ordinary shares does not develop following the completion of this offering, the market price and liquidity of our ordinary shares may be materially and adversely affected. The initial public offering price for our ordinary shares was determined by negotiation between us and the underwriters based upon several factors, and we cannot assure you that the trading price of our ordinary shares after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their shares and may not be able to resell their shares at or above the price they paid, or at all.

The trading price of our ordinary shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our ordinary shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our operations including the following:

•        actual or anticipated variations in our revenues, earnings, cash flow and changes or revisions of our expected results;

•        fluctuations in operating metrics;

•        announcements of new products, services and courses and expansions by us or our competitors;

•        changes in financial estimates by securities analysts;

•        announcements of studies and reports relating to the quality of our product, service and course offerings or those of our competitors;

•        detrimental negative publicity about us, our competitors or our industry;

•        additions or departures of key personnel;

•        release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•        developments or disputes concerning our intellectual property or other proprietary rights;

•        regulatory developments affecting us or our industry;

•        general economic or political conditions affecting China or elsewhere in the world;

•        fluctuations of exchange rates between the RMB and the U.S. dollar;

•        price and volume fluctuations in the overall stock market, including the stock market in China, from time to time; and

•        potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares will trade. The securities of some China-based companies that have listed their securities in the United States have experienced significant volatility since their initial public offerings in recent years, including, in some cases, substantial declines in the trading prices of their securities. The trading performances of these companies’ securities after their offerings may affect the attitudes of investors towards Chinese companies listed in the United States in general, which consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have engaged in any inappropriate activities.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our results of operations and financial condition.

We are an emerging growth company within the meaning of the Securities Act of 1933, and may take advantage of certain reduced reporting requirements. We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may choose to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies, including, but not limited to:

•        not being required to engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•        not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•        not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden-parachutes”; and

•        not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data (in addition to any required interim financial statements and selected financial data) in our annual reports, and to present correspondingly reduced disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We have elected to take advantage of the reduced disclosure obligations as an emerging growth company. As a result, the information that we provide to our shareholders may be different than the information you might receive from other public reporting companies in which you hold equity interests. In addition, the JOBS Act permits emerging growth companies to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards until the earlier of the date we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements and the reported results of operations contained therein may not be directly comparable to those of other public companies. We cannot predict whether investors will find our securities less attractive because of our reliance on these exemptions. If some investors do find our ordinary shares less attractive, there may be a less active trading market for our ordinary shares and the price of our ordinary shares may be reduced or more volatile.

We will remain an emerging growth company, and will be able to take advantage of the foregoing exemptions, until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering or such earlier time that we otherwise cease to be an emerging growth company, which will occur upon the earliest of (1) the last day of the first fiscal year in which our annual gross revenues are US$1.235 billion or more; (2) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt securities; and (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Stock Market, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly.

As a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In addition, after we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

•        certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares to decline.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may be the subject of unfavorable allegations made by short sellers in the future. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business and shareholders’ equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

Because the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution.

The initial public offering price is substantially higher than the pro forma net tangible book value of our outstanding ordinary shares of $         per share as of March 31, 2023. Investors purchasing our ordinary shares in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing our ordinary shares in this offering will incur immediate and substantial dilution of $         per share, representing the difference between the assumed initial public offering price of our ordinary shares of $         per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and our pro forma as adjusted net tangible book value per share after giving effect to our sale of shares in this offering. See the section titled “Dilution” for additional information.

The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

Sales of substantial amounts of our ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. Our ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended

(the “Securities Act”), and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be        ordinary shares outstanding immediately after this offering. In connection with this offering, we and our directors, executive officers, and shareholders holding an aggregate of 5% or more of our outstanding ordinary shares have agreed with the underwriters not to sell, transfer or dispose of any ordinary shares or similar securities for a period of three months, with respect to us, and six months, with respect to our directors, executive officers, and shareholders holding an aggregate of 5% or more of our outstanding ordinary shares, after the closing date of the offering, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc.

After completion of this offering, certain shareholders may cause us to register under the Securities Act the sale of their shares, subject to the six-month lock-up period in connection with this offering. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of such registration. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Our founder, Mr. Chao Wu, will have considerable influence over us and our corporate matters.

Upon completion of this offering, our founder, Mr. Chao Wu, will hold             % of our issued and outstanding ordinary shares, representing             % of our total voting power. Mr. Chao Wu will have considerable power to control actions that require shareholder approval under Cayman Islands law, such as electing directors, approving material mergers, acquisitions or other business combination transactions and amending our memorandum and articles of association. This control will limit your ability to influence corporate matters and may prevent transactions that would be beneficial to you, including discouraging others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our ordinary shares of the opportunity to sell their shares at a premium over the prevailing market price.

We may have conflicts of interest with Mr. Wu and because of his controlling ownership interest in our company, we may not be able to resolve such conflicts on terms favorable to us.

As of the date of this prospectus, Mr. Wu owns 99% of the shares of Shenzhen Quantitative Cloud Consulting Co., Ltd., which engaged in several related party transactions with our company. See “Related Party Transactions — Transactions with Certain Related Parties — Transaction with Shenzhen Quantitative Cloud Consulting Co., Ltd.” In addition, Mr. Wu owns 100% of the shares of Going International (HK) Financial Group Limited. Although neither Shenzhen Quantitative Cloud Consulting Co., Ltd. or Going International (HK) Financial Group Limited has any active operations as of the date of this prospectus and Mr. Wu has entered into a restrictive covenant agreement with our company, Mr. Wu’s ownership interests in these entities may create conflicts of interest between Mr. Wu and our company. For example, if any of Shenzhen Quantitative Cloud Consulting Co., Ltd. or Going International (HK) Financial Group Limited starts active operation, Mr. Wu may have to devote significant time to the business of these entities and our business and operations may be adversely affected because of such diversion of attention. In addition, so long as these entities are in active operation, we may be limited in our ability to do business with their competitors. This may limit our ability to market our services for the best interests of our company and our other shareholders. Because of Mr. Wu’s controlling ownership interest in our company, we may not be able to resolve such conflicts on terms favorable to us.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased our ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

We have not determined a specific use for a portion of the net proceeds from this offering, and we may use these proceeds in ways with which you may not agree.

We have not determined a specific use for a portion of the net proceeds of this offering, and our management will have considerable discretion in deciding how to apply these proceeds, including for any of the purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. This creates uncertainty for our shareholders and could affect our business, prospects, results of operations and financial condition. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase the share price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law and our operations are primarily conducted in emerging markets.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our post-offering memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association of and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our post-offering memorandum and articles of association that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We conduct our business in China and substantially all of our assets are located in China. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in China, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult or impossible to pursue as a matter of law or practicality in many emerging markets, including China.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices for corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance listing standards.

As a Cayman Islands exempted company listed on the Nasdaq Stock Market, we are subject to the Nasdaq Stock Market listing standards, which requires listed companies to have, among other things, a majority of their board members to be independent and independent director oversight of executive compensation and nomination of directors. However, the Nasdaq Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Stock Market listing standards.

We are permitted to elect to rely on home country practice to be exempted from the corporate governance requirements. We currently intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance standards of the Nasdaq Stock Market that listed companies must: (1) have regularly scheduled executive sessions with only independent directors each year, (2) obtain shareholders’ approval for issuance of securities in certain situations, and (3) hold annual shareholders’ meetings. To the extent that we choose to follow home country practice, our shareholders may be afforded less protection than they would otherwise enjoy if we complied fully with the Nasdaq Stock Market listing standards.

Certain judgments obtained against us by our shareholders may not be enforceable.

We conduct our business in China and substantially all of our assets are located in China. In addition, most of our current directors and senior executive officers are nationals and residents of jurisdictions other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the PRC laws and the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

We will be a “controlled company” within the meaning of the Nasdaq Stock Market listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We will be a “controlled company” as defined under the Nasdaq Stock Market listing rules because Mr. Chao Wu, our founder, will continue to control more than 50% of our total voting power immediately after the completion of this offering. Pursuant to our post-offering memorandum and articles of association, an ordinary resolution to be passed at a shareholders’ meeting requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding and issued ordinary shares cast at a meeting. A special resolution will be required for important matters such as making changes to our memorandum and articles of association. As a result, Mr. Chao Wu will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. In addition, for so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors.

We do not currently plan to utilize the exemptions available for controlled companies after we complete this offering, but instead, we plan to rely on the exemption available for foreign private issuers to follow our home country governance practices. See “— Risks Related to our Ordinary Shares and this Offering — As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices for corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance listing standards.” If we cease to be a foreign private issuer or if we cannot rely on the home country governance practice exemptions for any reason, we may decide to invoke the exemptions available for a controlled company as long as we remain a controlled company. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We may not be able to satisfy listing requirements of the Nasdaq Stock Market or obtain or maintain a listing of our ordinary shares on the Nasdaq Stock Market.

If our ordinary shares are listed on the Nasdaq Stock Market, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the Nasdaq Stock Market’s listing requirements, or if we fail to meet any of the Nasdaq Stock Market’s listing standards, our ordinary shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. The delisting of our ordinary shares from the Nasdaq Stock Market could significantly impair our ability to raise capital and the value of your investment.

You may experience dilution of your holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

We may be a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors owning our ordinary shares.

A non-U.S. corporation, such as our company, will be classified as a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes, for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income.

We do not expect to be a PFIC for the current taxable year or the foreseeable future. However, No assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition of our income and assets. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation — United States Federal Income Taxation Considerations”) holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation — United States Federal Income Taxation Considerations — Passive foreign investment company considerations.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” Known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•        our goals and strategies;

•        our future business development, financial conditions, and results of operations;

•        the expected outlook of the quantitative trading industry in China;

•        the market acceptance of our cloud-native software solutions;

•        our expectations regarding demand for and market acceptance of our products and services;

•        our expectations regarding our relationships with our users, clients, business partners, and other stakeholders;

•        competition in our industry;

•        our proposed use of proceeds; and

•        relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Prospectus Summary — Summary of Risk Factors,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” and other sections in this prospectus. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. In addition, the rapidly evolving nature of this industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will receive net proceeds from this offering of approximately $             million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, based on an assumed initial public offering price of $            per share (the midpoint of the price range set forth on the cover of this prospectus). A $1.00 increase (decrease) in the assumed initial public offering price of $             per share would increase (decrease) the net proceeds to us from this offering by $            million, assuming the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

The principal purposes of this offering are to obtain additional capital to support our operations, establish a public market for our ordinary shares and facilitate our future access to the public capital markets. We intend to use the net proceeds from this offering for the following purposes:

•        investing in IT infrastructure and enhancing our research and product development capabilities;

•        implementing our international expansion strategy;

•        investing in sales, marketing and branding; and

•        for working capital and general corporate purposes, including funding potential investments and acquisitions of complementary businesses, assets and technologies. Currently, we do not have any plans, commitments or understandings to acquire complementary businesses, assets and technologies.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of this offering. However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits.

In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to applicable government reporting, registration and approvals. Subject to satisfaction of applicable government reporting, registration and approval requirements, we may extend inter-company loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiary, we need to submit a report of such modification information to the Ministry of Commerce or its local counterparts through the Enterprise Registration System as well as complete applicable regulatory registrations. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed either (1) the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital, or (2) two and a half times, or the then applicable statutory multiple, the amount of the entity’s net assets, calculated in accordance with PRC GAAP, at our election. Such loans must be registered with local counterpart of SAFE within 15 days immediately following the execution of the loan agreement as required by the SAFE regulations. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. Any failure will delay or prevent us from applying the net proceeds from this offering to our PRC subsidiaries. See “Risk Factors — Risks Related to Doing Business in China — PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

DIVIDEND POLICY

We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain requirements of Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, general business conditions and other factors as our board of directors may deem relevant. See “Description of Share Capital — Our Post-offering Memorandum and Articles of Association — Dividends.”

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023:

•        on an actual basis; and

•        on a pro-forma as adjusted basis to reflect the issuance and sale of the ordinary shares by us in this offering at the assumed initial public offering price of $             per ordinary share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

The pro forma as adjusted information set forth in the following table is illustrative only and will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and related notes, and the “Selected Consolidated Financial and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections that are included elsewhere in this prospectus.

	March 31, 2023
	Actual	Pro-forma as adjusted
	$	$
Long-term bank loan, including current portion	—
Shareholders’ Equity:
Ordinary shares, $0.001 par value,	20,000
Additional paid-in capital	795,330
Statutory reserve	379,550
Retained earnings	4,568,436
Accumulated other comprehensive loss	(104,703)
Total Shareholders’ Equity	5,658,613
Total Capitalization	$5,658,613	$

A $1.00 increase (decrease) in the assumed initial public offering price of $             per ordinary share, which is the midpoint of the estimated range of the initial public offering price set forth on the front cover of this prospectus, would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $            million, assuming the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us.

DILUTION

If you invest in our ordinary shares, your interest will be diluted for each ordinary share you purchase to the extent of the difference between the initial public offering price per ordinary share and our net tangible book value per ordinary share after this offering. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of March 31, 2023, was $            million, or $             per ordinary share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per ordinary share (as adjusted for the offering) from the initial public offering price per ordinary share and after deducting the estimated discounts to the underwriters, non-accountable expense allowance and the estimated offering expenses payable by us.

After giving effect to our sale of             ordinary shares offered in this offering, based on the initial public offering price of $             per ordinary share after deduction of the estimated discounts to the underwriters and the estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023, would have been $             million, or $             per outstanding ordinary share. This represents an immediate increase in net tangible book value of $             per ordinary share to the existing shareholders, and an immediate dilution in net tangible book value of $             per ordinary share to investors purchasing ordinary shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

Post- Offering(1)
Assumed Initial public offering price per ordinary share	$
Net tangible book value per ordinary share as of March 31, 2023	$
Increase in pro forma as adjusted net tangible book value per ordinary share attributable to new investors purchasing ordinary shares in this offering	$
Pro forma net tangible book value per ordinary share immediately after this offering	$
Amount of dilution in net tangible book value per ordinary share to new investors in the offering	$

The following table summarizes, on a pro forma as adjusted basis as of March 31, 2023, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per ordinary share and per ordinary share paid before deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

	Ordinary Shares Purchased		Total Consideration		Average Price per Ordinary Share
	Number	Percent	Amount	Percent
(US$ in thousands, except number of shares and percentages)
Existing shareholders		%	US$	%	US$
New investors		%	US$	%	US$
Total		%	US$	%

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of the ordinary shares and other terms of this offering determined at pricing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability,

•        an effective judicial system,

•        a favorable tax system,

•        the absence of foreign exchange control or currency restrictions, and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States, and these securities laws provide significantly less protection to investors as compared to the United States; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. All of our executive officers are located in mainland China. All of our directors who are not our executive officers are located in mainland China, except for one independent director, who is located in Hong Kong. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed             , located at             , as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgement of a foreign court of competent jurisdiction, without any re-examination or re-litigation of matters adjudicated upon, provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in the nature of taxes, a fine, or a penalty, (v) was not obtained by fraud; and (vi) is not a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Zhong Lun Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Zhong Lun Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

CORPORATE HISTORY AND STRUCTURE

Our founder, Mr. Chao Wu, started our business in October 2020 through the establishment of Going International Innovative Technology (Shenzhen) Co., Ltd.

For the purpose of our initial public offering, in June 2021, we incorporated Going International Holding Company Limited, an exempted company with limited liability under the laws of the Cayman Islands as the listing vehicle. In July 2021, we established Going International Holding Company Limited (BVI), or Going BVI, as an offshore holding company and a wholly-owned subsidiary of Going International Holding Company Limited. In July 2021, we established Going International Innovative Technology (Hong Kong) Limited, or Going HK, a wholly-owned subsidiary of Going BVI, under the laws of Hong Kong as our intermediary holding company. In January 2022, we established Gaojin Quantitative Technology (Beijing) Co. Ltd. and Going Technology Holdings (Shenzhen) Co. Ltd. as wholly-owned subsidiaries of Going HK.

In December 2022, as part of our reorganization, Going Technology Holdings (Shenzhen) Co. Ltd. acquired all the shares of Going International Innovative Technology (Shenzhen) Co., Ltd., or Going Shenzhen, from Mr. Chao Wu, Ms. Saiqin Zhu and LT Heyday Culture Communication Co., Limited, who was holding 98.802%, 0.198% and 1%, respectively, of the shares of Going Shenzhen before the acquisition. Ms. Saiqin Zhu is Mr. Chao Wu’s mother and LT Heyday Culture Communication Co., Limited is an unrelated third-party investor. In January 2023, we established Suzhou Going Digital Technology Co., Ltd. as a wholly-owned subsidiary of Going Shenzhen. In March 2023, as the final step of our reorganization, we issued to LT Heyday Culture Holding Company Limited 200 ordinary shares, which became 200,000 ordinary shares after the share subdivision of our issued and unissued ordinary shares implemented on March 22, 2022, representing 1% of our issued and outstanding ordinary shares.

We do not currently use, and have not used in the past, a variable interest entity structure. The following diagram illustrates our corporate structure, including our principal subsidiaries, as of the date of this document:

Among these entities, Going International Holding Company Limited, Going BVI, Going HK and Going Technology Holdings (Shenzhen) Co. Ltd. are holding companies without operations. Going Shenzhen is our main operating subsidiary and substantially all our operations are carried out through Going Shenzhen currently. Gaojin Quantitative Technology (Beijing) Co. Ltd. serves as a research and development center and currently employs two employees. As of the date of this prospectus, Suzhou Going Digital Technology Co., Ltd. does not have any active operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

We specialize in offering high-performance back-testing solutions to the financial community, particularly those engaged in quantitative trading strategies development and related services. Our back-testing services include cloud-based SaaS solutions, as well as customized back-testing system development. Additionally, we cater to the needs of small and medium-sized enterprises by offering enterprise management SaaS solutions. Our platform covers essential business functions such as sales and marketing management, human resource management, administration and operation, and customer relationship management. We also offer software system development services.

Our back-testing SaaS platform integrates data, strategies, and distributed task scheduling for computing power resources to provide customers with high-performance back-testing tools and computing power services to test the effectiveness of investment strategies. The platform supports multiple markets and various strategy execution frameworks, and provides an open and flexible architecture which allows seamless and robust integration with multiple data feeds. Our enterprise management SaaS products offer innovative and comprehensive functionalities including omni-channel marketing, customer relationship management, and business reporting, allowing our customers to enhance operating efficiency and profitability.

We have deployed a hybrid cloud infrastructure that comprises of proprietary private computing clusters and public clouds rented from third-party cloud vendors. Our system is based on cloud-native technology, which fully leverages the technical advantages of the cloud platform, enabling rapid deployment and elastic scaling. Our proprietary hybrid cloud infrastructure allows us to optimize computational power and provide products that are universally accessible and easily scalable. Our long-standing commitment to cloud-based solutions has made our products highly adaptable to various customer usage scenarios.

Key Factors Affecting Our Results

Our relationship with major customers

Our future growth and profitability are dependent on our ability to maintain close and mutually beneficial relationships with existing customers and to expand our customer base. For the six months ended March 31, 2023 and 2022, the total sales to our five largest customers accounted for 17.7% and 12.1% of our total revenue, respectively, and the total sales to our largest customer accounted for 3.8% and 3.8% of our total revenue, respectively. For the years ended September 30, 2022 and 2021, the total sales to our five largest customers accounted for 18.9% and 45.1% of our total revenue, respectively, and the total sales to our largest customer accounted for 6.8% and 35.8% of our total revenue, respectively. There is no assurance that our five largest customers will continue to be satisfied with our services and products, or will continue to be our customer and we may not be able to diversify our customer base or otherwise locate new customers to engage us at comparable rates and terms, or at all. Any material deteriorations in our relationships with any of our five largest customers may materially and adversely affect our business, results of operations and financial condition.

The increase of percentage of our largest customers to total sales between March 31, 2022 and 2023 was mainly due to our effort in building our customers by encouraging them to perform more strategies testing and different fund pool sizes.

The decrease of percentage of our largest customers to total sales between years ended September 30, 2021 and 2022 was mainly due to the increase in customers’ base and the increase in back-testing sales revenue in 2022. During 2021, the company is newly setup and commence its operation and thus the sales revenue and customer base is small when compared with 2022, especially for the revenue from back-testing. Thus, software development revenue represent a higher percentage in our total sales revenue in 2021. With the increase in our back-testing customers and its related sales revenue in 2022, although the revenue from software development remain the same level, its percentage in our sales revenue decreased and decreased their sales revenue percentage from software development customers.

Pricing of our products

Price of our back-testing solutions and enterprise management SaaS is determined according to market sentiment, distribution expenses and our intended profit margins. Price of our Software system development service is on cost plus basis and determined according to market sentiment, distribution expenses and our intended profit margins. In general, we are able to pass on most of the increase in our costs of sales to our customers but there might be a reasonable time lag for negotiation between the change in our costs of production and change in the price of our products.

Results of Operations

The following table sets forth a summary of our consolidated statements of income for the six months ended March 31, 2023 and 2022 respectively. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

Six Months Ended March 31, 2023 and 2022

			Change
	2023	2022	Change	%
Selected Consolidated Statements of Income and Comprehensive Income:
Revenues	$5,528,117	$2,803,059	$2,725,058	97.2
Cost of revenue	(581,475)	(209,045)	(372,430)	178.2
Gross profit	4,946,642	2,594,014	2,352,628	90.7
Selling and marketing	(943,754)	(680,262)	(263,492)	38.7
General and administrative	(651,772)	(641,554)	(10,218)	1.6
Research and development	(503,524)	(286,299)	(217,225)	75.9
Income from operations	2,847,592	985,899	1,861,693	188.8
Total other expense, net	(48,735)	(71,690)	22,955	(32.0)
Finance cost	(13,566)	(3,794)	(9,772)	257.6
Income before provision for income taxes	2,785,291	910,415	1,874,876	205.9
Provision for income taxes	(680,242)	(153,915)	(526,327)	342.0
Net income	$2,105,049	$756,500	$1,348,549	178.3
No. of shares	20,000,000	20,000,000	—	—
Income per share – basic and diluted	$0.11	$0.04	$0.07	175.0

(i)     Revenue by sales category

Six Months Ended March 31	2023		2022
Back-testing Solutions	$4,267,169	77.2%	$2,696,890	96.2%
Enterprise management SaaS	1,041,563	18.8%	—	0%
Software system development service	219,385	4.0%	106,169	3.8%
Total	$5,528,117	100%	$2,803,059	100.0%

(ii)    Revenue by country of product delivery

All sales for the six months ended March 31, 2023 and 2022 were from the PRC.

For the six months ended March 31, 2023 and 2022, revenue was $5.5 million and $2.8 million. The increase was mainly due to the (i) increase in back-testing solutions revenue from $2.7 million to $4.3 million for the six months period ended March 31, 2022 and 2023 respectively; (ii) new revenue sources from enterprise management SaaS revenue in the six months period ended March 31, 2023 of $1 million; and (iii) increase in software system development services revenue from $106,169 to $219,385 for the six months ended March 31, 2022 and 2023 respectively.

Cost of Revenues

Cost of revenues mainly consists of labour, depreciation and amortization, transportation, utilities, rental and other office expenses. For the six months ended March 31, 2023 and 2022, cost of revenues was $581,475 and $209,045 respectively. The increase in cost of revenue is mainly due to the increased back-testing solutions and Enterprise management SaaS revenue.

Gross profit

Six Months Ended March 31,	2023		2022
	Gross Profit	Margin	Gross Profit	Margin
Back-testing solutions	$3,862,865	90.5%	$2,624,667	97.3%
Enterprise management SaaS	1,013,122	97.3%	—	0%
Software system development service	70,655	32.2%	(30,653)	(28.9)%
Total	$4,946,642	89.5%	$2,594,014	92.5%

Gross profit for the six months ended March 31, 2023 and 2022 was $4.9 million and $2.6 million, respectively, of 89.5% and 92.5%, respectively, of operating revenue. The decrease of margin was mainly due to increased sales revenue but at the same time with slightly increased hardware and labour cost due to the nature of our business in back-testing solutions for the six months ended March 31, 2023. The loss from Software System Development Service for the six months ended March 31, 2022 was mainly due to the project was in its initial phrase and thus the initial billing did not cover the cost involved. The profit margin from Software System Development Service in the second half of fiscal 2022 covered losses in the first half thus the gross profit margin went up to 36.7% for the year ended September 30, 2022.

Selling and marketing expenses

For the six months ended March 31, 2023 and 2022, selling and marketing expenses were $943,754 and $680,262 respectively, the increase is mainly due to the increase in head count and thus the related salary, office rental, transportation and utilities expense in sales department for the six months ended March 31, 2023.

General and administrative expenses

General and administrative expenses mainly include staff cost, professional fees, office rental, transportation and utilities for general and administrative purposes. For the six months ended March 31, 2023 and 2022, administrative expenses were $651,772 and $641,554 respectively, the increase is mainly due to the increase of professional fees from $54,838 to $165,205 for the six months ended March 31, 2022 and 2023 respectively; offset by a decrease in promotion expenses from $120,048 to $0 for the six months ended March 31, 2022 and 2023 respectively. The increase in professional expenses was mainly due to the increase in manpower and activities to service the increased sales for the six months ended March 31, 2023.

Research and development expense

Research and development expense mainly include staff cost, utilities expenses and depreciation for cost included in general maintenance and improvement of the software platform for back-testing solutions, enterprise management SaaS and software system development service. For the six months ended March 31, 2023 and 2022, research and development expense were $503,524 and $286,299 respectively, the increase is mainly due to the increase in labour cost by $198,272 for the six months ended March, 2023 to improve and expand the functions of its software platform to meet business development needs.

Other expense, net

Other expense, net mainly includes government grants, donations, gain or loss on disposal of assets and input tax deduction. For the six months ended March 31, 2022 and 2023, other expense, net was $79,031 and $57,438 respectively. The decrease is mainly due to a non-recurring loss on disposal of assets for the six months ended March 31, 2022.

Net income

Our net income for the six months ended March 31, 2023 and 2022, was $2.1 million and $0.8 million, respectively. The increase was mainly due to the increase in revenue, offset by the increase in cost of revenue, other expenses, selling and marketing expenses, research and development expenses and general and administrative expenses during the six months ended March 31, 2023.

Liquidity and Capital Resources

Our primary sources of liquidity consist of existing cash balances and cash flows from our operating activities. As of March 31, 2023, we had cash and cash equivalents of $5,991,082. Currently, our primary uses of cash are for operations and capital expenditures. We believe that net cash generated from operating activities, cash on hand and available capital will be adequate to meet our liquidity and capital requirements for the next 12 months.

Cash Flows

	Six Months Ended March 31,
	2023	2022
Net cash from operating activities	$2,400,239	(297,694)
Net cash used in investing activities	(82,966)	(56,539)
Net cash (used in) provided by financing activities	817,198	(386,840)
Effect of foreign exchange rate changes	137,877	108,738
Net increase in cash, cash equivalents	3,272,348	(632,335)
Cash, cash equivalents and restricted cash at beginning of period	2,718,734	1,639,605
Cash, cash equivalents and restricted cash at end of period	$5,991,082	$1,007,270

Cash flows from operating activities

Our net cash generated from operating activities primarily reflected our net income, as adjusted for non-operating items, such as depreciation and amortization, prepayments, other receivables and other assets, other payables and accruals, tax payable, right-of use assets and liabilities and contract liabilities.

For the six months ended March 31, 2023, our net cash generated from operating activities was approximately $2.4 million, which primarily reflected our net income of approximately $2.1 million, adjusted by (i) increase in prepayments, other receivables and other current assets of approximately $0.8 million; and offset by (i) increase in accounts payable of approximately $0.1 million, (ii) increase in contract liabilities of approximately $0.6 million and (iii) other payables and accrued liabilities of approximately $0.2 million.

For the six months ended March 31, 2022, our net cash used in operating activities was approximately $0.3 million, which primarily reflected our net income of approximately $0.8 million, mainly adjusted by (i) increase in contract liabilities of approximately $0.5 million, (ii) decrease in accounts receivables of approximately $0.2 million; and offset by (i) increase in prepayments, other receivables and other current assets of approximately $1.9 million.

Cash flows used in investing activities

Our cash flows used in investing activities primarily consisted of the purchase of property, plant and equipment and intangible assets.

For the six months ended March 31, 2023, net cash used in investing activities was $82,966 mainly from purchase of property, plant and equipment.

For the six months ended March 31, 2022, net cash used in investing activities was $56,539 mainly from purchase of property, plant and equipment.

Cash flows from financing activities

For the six months ended March 31, 2023, our cash flows provided by financing activities primarily consists of drawing of loan from related company of $99,715 and proceeds from short term loan of $717,483.

For the six months ended March 31, 2022, our cash flows used in financing activities primarily consists of repayment of loan to related company of $386,840.

Years Ended September 30, 2022 and 2021

	2022	2021	Change $	Change %
Selected Consolidated Statements of Income and Comprehensive Income
Revenues	$7,289,037	$2,793,704	$4,495,333	160.9
Cost of revenue	(1,027,800)	(815,741)	(212,059)	26.0
Gross profit	6,261,237	1,977,963	4,283,274	216.5
Selling and marketing	(1,033,680)	(597,248)	(436,432)	73.1
General and administrative	(1,102,076)	(577,277)	(524,799)	90.9
Research and development	(843,105)	(204,310)	(638,795)	312.7

Income from operations	3,282,376	599,128	2,683,248	447.4
Total other expense, net	(61,179)	(85,005)	23,826	(28.0)
Finance cost	(8,470)	(39,468)	30,998	(78.5)
Income before provision for income taxes	3,212,727	474,655	2,738,072	576.9
Provision for income taxes	(673,186)	(171,259)	(501,927)	293.1
Net income	$2,539,541	$303,396	$2,236,145	737.0
No. of shares	20,000,000	20,000,000	—	—
Income per share – basic and diluted	$0.13	$0.02	$0.11	550.0

Revenues from operations

(i)     Revenue by sales category

Years Ended September 30	2022		2021
Back-testing Solutions	$5,895,862	80.9%	$1,793,018	64.2%
Enterprise management SaaS	365,384	5.0%	—	—
Software system development service	1,027,791	14.1%	1,000,686	35.8%
Total	$7,289,037	100%	$2,793,704	100.0%

(ii)    Revenue by country of product delivery

All sales for the years ended September 30, 2022 and 2021 were from the PRC.

For the years ended September 30, 2022 and 2021, revenue was $7.3 million and $2.8 million. The increase was mainly due to the (i) increase in back-testing solutions revenue from $1.8 million in year ended September 30, 2021 to $5.9 million in year ended September 30, 2022; (ii) new revenue sources from enterprise management SaaS revenue in year ended September 30, 2022 of $365,384; and (iii) increase in software system development services revenue from $1,000,686 in the year ended September 30, 2021 to $1,027,791 in year ended September 30, 2022.

Cost of Revenues

Cost of revenues mainly consists of labour, depreciation and amortization, transportation, utilities, rental and other office expenses. For the years ended September 30, 2022 and 2021, cost of revenues was $1,027,800 and $815,741 respectively. The increase in cost of revenue for back-testing solutions is in line with its increase in sales, and increase resulted in a higher back-testing solutions client’s to share the fixed cost, and thus the profit margin increased from 82.1% to 94.1%. The increase in cost of revenue for software system development service is mainly due to the increase in revenue from software system development service. The decrease in related profit margin for software system development service is mainly due to the different system under development and thus the different gross profit for each development project.

Gross profit

Years Ended September 30	2022		2021
	Gross Profit	Margin	Gross Profit	Margin
Back-testing solutions	$5,547,758	94.1%	$1,471,659	82.1%
Enterprise management SaaS	336,123	92.0%	—	—%
Software system development service	377,356	36.7%	506,304	50.6%
Total	$6,261,237	85.9%	$1,977,963	70.8%

Gross profit for the years ended September 30, 2022 and 2021 was $6.3 million and $2.0 million, respectively, or 85.9% and 70.8%, respectively, of operating revenue. The increase of profit margin was mainly due to increased sales revenue but at the same time with relative stable cost of revenue due to the nature of our business for the year ended September 30, 2022.

Selling and marketing expenses

For the years ended September 30, 2022 and 2021, selling and marketing expenses were $1,033,680 and $597,248 respectively, the increase is mainly due to the increase in head count and the related salary, office rental, transportation and utilities expense in sales department for the year ended September 30, 2022.

General and administrative expenses

General and administrative expenses mainly include staff cost, professional fees, office rental, transportation and utilities expenses for general and administrative purposes. For the years ended September 30, 2022 and 2021, administrative expenses were $1,102,076 and $577,277 respectively, the increase is mainly due to the increase of professional fees from $20,864 to $125,663, increase of salaries and welfare from $390,619 to $696,587 and increase in conferencing expense from $14,639 to $116,728 for the years ended September 30, 2021 and 2022, respectively. The increase was mainly due to the increase in manpower and activities to service the increased sales for the year ended September 30, 2022.

Research and development expense

Research and development expense mainly include staff cost, utilities expenses and depreciation for cost included in general maintenance and improvement of the software platform for back-testing solutions, enterprise management SaaS and software system development service. For the years ended September 30, 2022 and 2021, research and development expense were $843,105 and $204,310 respectively, the increase is mainly due to the increase in labour cost from $121,285 to $307,496, increase in depreciation expense from $0 to $309,136 and technical service fee from $0 to $77,634 for the years ended September 30, 2021 and 2022, respectively.

Other expense, net

Other expense, net mainly include government grants, donations and input tax deduction. For the years ended September 30, 2022 and 2021, other expense, net were $61,179 and $85,005 respectively. The decrease is mainly (i) due to the increase in government subsidy from $0 to $5,316 for the years ended September 30, 2021 and 2022, respectively and (ii) decrease in donation from $92,224 to $76,302 for the years ended September 30, 2021 and 2022, respectively.

Net income

Our net income for the years ended September 30, 2022 and 2021, was $2.5 million and $0.3 million, respectively. The increase was mainly due to the increase in revenue, offset by the decrease in other income and increase in selling and marketing expenses and general and administrative expenses during the year ended September 30, 2022.

Liquidity and Capital Resources

Our primary sources of liquidity consist of existing cash balances and cash flows from our operating activities. As of September 30, 2022, we had cash and cash equivalents of $2,718,133. Currently, our primary uses of cash are for operations and capital expenditures. We believe that net cash generated from operating activities, cash on hand and available capital will be adequate to meet our liquidity and capital requirements for the next twelve months.

Cash Flows

The following table summarizes our cash flows for the Years Ended September 30, 2022 and 2021:

	2022	2021
Net cash from operating activities	$1,727,062	$1,486,613
Net cash used in investing activities	(114,335)	(925,965)
Net cash (used in) provided by financing activities	(368,965)	1,080,060
Effect of foreign exchange rate changes	(164,633)	(1,103)
Net increase in cash and cash equivalents	1,079,129	1,639,605
Cash, cash equivalents and restricted cash at beginning of year	1,639,605	—
Cash, cash equivalents and restricted cash at end of year	$2,718,734	$1,639,605

Cash flows from operating activities

During the years ended September 30, 2022 and 2021, cash inflows from our operating activities were primarily derived from the revenue generated from our sales revenue and increase in other payables and accruals, whereas the cash outflows for our operating activities mainly comprised the decrease in prepayments, other receivables and other current assets.

Our net cash generated from operating activities primarily reflected our net income, as adjusted for non-operating items, such as depreciation and amortization, prepayments, other receivables and other assets, other payables and accruals, tax payable, right-of use assets and liabilities and contract liabilities.

For the year ended September 30, 2022, our net cash generated from operating activities was approximately $1.7 million, which primarily reflected our net income of approximately $2.5 million, adjusted by (i) the non-cash depreciation and amortization and tax payable of approximately $0.5 million; together with (ii) increase in accounts receivable of approximately $0.4 million; and offset by (iii) decrease in accounts payable and contract liabilities of approximately $1.0 million.

For the year ended September 30, 2021, our net cash generated used in operating activities was approximately $1.5 million, which primarily reflected our net income of approximately $0.3 million, and (i) increase in accounts payable, other payables and accruals and contract liabilities of approximately $ 1.5 million, which partially offset by (i) the increase in accounts receivables and prepayments and other receivables of approximately $0.4 million.

Cash flows used in investing activities

Our cash flows generated from investing activities primarily consisted of the purchase of property, plant and equipment and intangible assets.

For the year ended September 30, 2022, net cash used in investing activities was $114,335 mainly from purchase of property, plant and equipment.

For the year ended September 30, 2021, net cash used in investing activities was $925,965 mainly from purchase of property, plant and equipment and intangible assets.

Cash flows from financing activities

For the year ended September 30, 2022, our cash flows used in financing activities primarily consists of repayment of loan to related company of $368,965.

For the year ended September 30, 2021, our cash flows provided by financing activities primarily consists of drawing of loan from a related company of $264,822 and receipt of share capital of $815,238.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies

Basis of Consolidation

The consolidated financial statements of our company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company balances, transactions and cash flows are eliminated on consolidation.

Use of estimates and assumptions

Our company’s reporting currency is the United States dollar (“USD”). The functional currency of its Hong Kong subsidiaries is the Hong Kong dollar (the “HKD”) and its PRC subsidiaries is the Renminbi (the “RMB”). Results of operations and cash flows are translated at the average exchange rates during the period, and assets and liabilities are translated at the exchange rate at the end of the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

Balance sheet items, except for equity accounts:
March 31, 2023	HKD7.8498 to $1
September 30, 2022	HKD7.8499 to $1
September 30, 2021	HKD7.7850 to $1
Statement of operations and cash flow items:
March 31, 2023	HKD7.8292 to $1
September 30, 2022	HKD7.8234 to $1
March 31, 2022	HKD7.7979 to $1
September 30, 2021	HKD7.7850 to $1

Translation of amounts from RMB into USD has been made at the following exchange rates:

Balance sheet items, except for equity accounts:
March 31, 2023	RMB6.8717 to $1
September 30, 2022	RMB7.0998 to $1
September 30, 2021	RMB6.4854 to $1

Statement of operations and cash flow items:
March 31, 2023	RMB6.9688 to $1
September 30, 2022	RMB6.5529 to $1
March 31, 2022	RMB6.3717 to $1
September 30, 2021	RMB6.5059 to $1

Fair value measurement

The accounting standards regarding fair value (“FV”) of financial instruments and related FV measurements defines financial instruments and requires disclosure of the FV of financial instruments held by our company.

The accounting standards define FV, establish a three-level valuation hierarchy for disclosures of FV measurements and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices, other than those included in Level 1 for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying amounts included in current assets and current liabilities in the consolidated balance sheets approximate their FV because of the short-term nature of such instruments.

Our company values its short-term investment using alternative pricing sources and market observable inputs, and accordingly our company classifies the valuation techniques that use these inputs as Level 2. This investment has original maturities of less than 1 year and the carrying value approximates its FV.

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and at banks, which are unrestricted as to withdrawal or use.

Accounts receivable

Accounts receivable are trade receivables from customers. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its allowance doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. Additionally, our company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates. No allowance was required as of March 31, 2023, September 30, 2022 and 2021. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts.

Prepayments, other receivables and other current assets

Prepayments are cash deposited or advanced to suppliers for future inventory acquisitions. This amount is refundable and bears no interest.

Other receivables and other current assets are short term in nature and primarily include deposits for office rental and Government subsidy. An allowance for doubtful accounts may be established and recorded based on management’s assessment of the likelihood of collection. Management reviews these items on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance was required as of March 31, 2023, September 30, 2022 and 2021.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation and any impairment losses. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property, plant, and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

Our company depreciates property, plant, and equipment using the straight-line method over their estimated useful lives of the assets with no residual value as follows:

Electronic equipment	3 years
Office equipment	5 years
Leasehold improvements	Over useful life
Other operating equipment	1 year

Intangible assets

Intangible asset is computer software acquired by our company, it will be amortized on a straight line basis over the estimated useful life of 10 years.

Leases

We adopted ASC 842, “Leases” (“ASC 842”) on October 30, 2020, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. We categorized leases with contractual terms longer than twelve months as either operating or finance lease. The adoption of ASC 842 resulted in recognition of Operating Right-of-use (“ROU”) assets of approximately $1 million and operating lease liabilities of approximately $1 million as of September 30, 2021. There was no impact to accumulated deficit at adoption.

ROU assets represent our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Other payables and accrued liabilities

Other payable and accrued liabilities primarily include salary payable and other accrual and payable.

Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The details of related party transaction during the six months ended March 31, 2023, and March 31, 2022, and years ended of September 30, 2022 and September 30, 2021 are set out in the Note 8 of the Notes to the Consolidated Financial Statements.

Revenue Recognition

Our company follows ASC Topic 606, Revenue from Contracts with Customers, and all subsequent ASUs that modified ASC 606. Our company derives revenue principally from providing back-testing solutions, enterprise management Saas and software development services and revenue from contracts with customers is recognized using the following five steps:

1.      Identify the contract(s) with a customer;

2.      Identify the performance obligations in the contract;

3.      Determine the transaction price;

4.      Allocate the transaction price to the performance obligations in the contract; and

5.      Recognize revenue when (or as) the entity satisfies a performance obligation.

A contract contains a promise (or promises) to transfer goods or services to a customer. A performance obligation is a promise (or a group of promises) that is distinct. The transaction price is the amount of consideration a company expects to be entitled from a customer in exchange for providing the goods or services.

The unit of account for revenue recognition is a performance obligation (a good or service). A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations are combined with other promised goods or services until our company identifies a bundle of goods or services that is distinct. Promises in contracts which do not result in the transfer of a good or service are not performance obligations, as well as those promises that are administrative in nature, or are immaterial in the context of the contract. Our company has addressed whether various goods and services promised to the customer represent distinct performance obligations. Our company applied the guidance of ASC Topic 606-10-25-16 through 18 to verify which promises should be assessed for classification as distinct performance obligations.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which our company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if our company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the performance obligation. If a performance obligation is satisfied over time, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that performance obligation. Typically, performance obligation for products where the process is described as below, the performance obligation is satisfied at point in time.

Our company currently generates its revenue from the following main sources:

a.      Back-testing solutions

This mainly is the revenue from back-testing solutions business. Back-testing requires setting up an environment that involves setting specific testing strategies, money size, market and the period for back-testing. With each change in either of these parameters, separate environment needs to be setup. Our company charges its customers on each environment and a contract will be signed with customers. The contracts will set forth the terms and conditions including the environment parameters, terms of delivery, and terms of payment.

There are two performance obligations for this stream of revenue. One is at a point of time based on the delivery of products. Another performance obligation is based on the usage period. The contract typically lasts less than 12 months. The completion of this earning process is typically evidenced by a lapse of usage period. The amount of revenue recognized from deferred rental income to our company’s result of operations can be found in Note 8 below.

b.      Enterprise management SaaS

This mainly is the sales of enterprise management software which is charged on monthly basis. The contract typically lasts less than 12 months. The completion of this earning process is typically evidenced by a lapse of usage period. The amount of revenue recognized from deferred rental income to our company’s result of operations can be found in Note 8 below.

Also, our company has sales and marketing consultants to provide advice on how and where the customers’ sales activities can be carried out. Upon customers successfully conclude sales with those clients sourced under our sales and marketing advice, our company will charge a commission based on the transaction volume. Contract will be signed with customers on the services required, payments terms and the commission rate. This amount of revenue recognized is based at a point of time when the customer concluded the sales with their client.

c.      Software system development service

This mainly is the software system development for the customers. The customers will sign the development contract with our company for their required functions with defined price. This revenue is recognized at a point of time when the products are delivered and evidenced by a written customer acceptance by the customer.

Cost of revenues

a.      Cost of back-testing solutions

Cost of back-testing solutions are directly related to revenue generating transactions, primarily consists of labour cost, hardware depreciation and related utilities expenses.

b.      Cost of enterprise management SaaS

Cost of Cost of enterprise management SaaS, which are directly related to revenue generating transactions, primarily consists of labour cost, hardware depreciation and related utilities expenses.

c.      Cost of software system development service

Cost of software system development service, which are directly related to revenue generating transactions, primarily consists of labour cost, utilities expenses and travelling expenses.

Selling and marketing expenses

Selling and marketing expenses consist primarily of salaries, promotion expenses and transportation expenses.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including salaries, office rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Income Taxes

Our company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

Our company adopted ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax. Deferred tax liabilities are recognized for all future taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred taxes are charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Our company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Comprehensive Income (Loss)

Our company presents comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the consolidated financial statements. The components of comprehensive income (loss) were the net income for the years and the foreign currency translation adjustments.

Earnings Per Share

Basic earnings per share is computed by dividing the net income attributable to the ordinary shareholders by the weighted average number of shares of ordinary share outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if the potential ordinary shares had been issued and if the additional ordinary shares were dilutive. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended September 30, 2022 and 2021, or six months ended March 31, 2023, and 2022.

Commitments and contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 replaced the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. In October 2019, the FASB issued ASU No. 2019-10, “Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits, and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the impact of the adoption of ASU 2016-13 on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13 Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC 820. This ASU is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. Our company adopted Topic 820 on October 1, 2020. The adoption of the ASU 2018-13 did not have a material impact on our company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes” (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Our company does not expect that the requirements of ASU 2019-12 will have a material impact on our consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional practical expedients to simplify accounting for reference rate reform. Amongst other practical expedients, the update allows for contract modifications due to reference rate reform for certain receivables and debt contracts to be accounted for by prospectively adjusting the effective interest rate. The amendments in this ASU are effective for all entities beginning on March 12, 2020, and companies may elect to apply the amendments prospectively through December 31, 2022. Our company is currently evaluating the effects that adoption of this guidance will have on our consolidated financial statements.

Our company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our company’s consolidated financial statements.

INDUSTRY OVERVIEW

All information and data presented in this section are derived from the F&S Report commissioned by us in February 2023 unless otherwise stated. Frost & Sullivan has advised us that all statistical and graphical information in this section are derived from its databases and other sources. In addition, the following discussion contains projections for future growth, including, but not limited to, compound annual growth rate projections. Any projections of future growth used or calculated within this section may or may not occur; if occurred, any projections of future growth may or may not occur at the projected rates.

We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information, and neither we nor any other party involved in this offering makes any representation as to the accuracy or completeness of such information. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus.

MARKET OVERVIEW OF CLOUD COMPUTING

Cloud computing refers to a wide range of services technology services, such as computing power, storage, and databases delivered on an as-needed basis by cloud service providers (“CSP”), to companies and customers over the internet. The CSP makes these resources available for a monthly subscription fee or bills them according to usage.

Most cloud solutions fall into three categories: Infrastructure-as-a-Service (IaaS), Platform-as-a-Service (PaaS), and Software-as-a-Service (SaaS). IaaS allows businesses to essentially rent their IT infrastructure from a cloud provider. PaaS supplies an on-demand environment for software development. SaaS delivers applications over the Internet. Businesses of all sizes use cloud solutions to reduce hardware, software and IT maintenance costs. As cloud solutions evolve beyond IaaS, PaaS and SaaS offerings, enterprises are relying on the cloud for software-defined technology. Data center resources — including compute, storage and network resources — can be virtualized and centrally managed as software-defined pools. Cloud providers are now offering pre-built cloud solutions with the agility to deploy abstracted, software-defined resources to workloads as needed.

With cloud solutions, IT resources can scale up or down quickly to meet business demands. Cloud solutions enable rapid access to flexible and low-cost IT resources without large upfront investments in hardware or time-consuming installation and maintenance. Businesses can provision exactly the type and size of computing resources they need to power a new initiative or operate their IT departments more efficiently. Cloud solutions provide convenient, on-demand access to shared pools of IT resources, helping businesses improve efficiency, reduce costs and rebalance capital and operating expenses. Many businesses adopt a mixture of public, private and hybrid cloud solutions.

Driven by the explosive growth of the cloud technology and increasing penetration rate of cloud services in the PRC, the market size of cloud services in the PRC increased dramatically from RMB69.3 billion in 2017 to RMB401.5 billion in 2022, representing a CAGR of 42.1%. Moving forward, attributable to favorable government policies in promoting the adoption of advanced software technology, the market size of cloud service is expected to reach RMB2,733.7 billion in 2027, with a CAGR of approximately 48.1% from 2023 to 2027.

Source: F&S Report

the Back-testing solutions Market

Overview of the Financial IT Solutions

Financial IT solutions refer to computer programs that facilitate the operations of trading financial instruments. The computer program enables financial institutions to trade financial instruments and manage their client accounts. Financial IT solution is a software licensing and delivery model in which software is licensed on a subscription basis and is centrally hosted. In particular, back-testing is classified as the analytics category of financial IT solutions.

The revenue generated in Financial IT Solutions in the PRC recorded growth from RMB51.8 billion in 2017 to RMB126.4 billion in 2022, at a CAGR of 19.5% from 2017 to 2022.The revenue generated in Financial IT Solutions in the PRC is expected to rise at a CAGR of 13.9% from 2023 to 2027, reaching RMB246.6 billion in 2027.

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Note: Total revenue generated in Financial IT Solutions include license fees, after-sales IT technical support and maintenance services, initial setup and customisation services, sale of hardware and software and hosting services provided as a result of the provision of Financial IT Solutions.

Source: F&S Report

Overview of the Back-testing Solutions Market

Back-testing solutions is a subset of financial IT solutions and is a method used by quantitative traders to test their trading strategies on historical data to see how well they would have performed in the past. This involves simulating the execution of the strategy on historical data and evaluating its performance based on certain metrics. Back-testing is an important step in the development of a trading strategy, as it allows traders to see if their ideas are sound, identify potential issues and analyze profitability before risking any actual capital.

Back-testing solutions help traders to optimize the performance of a strategy by modifying the quantity or values of the parameters associated with that strategy and recalculating its performance. The global revenue generated in back-testing solutions increased from US$2,055.4 million in 2017 to US$3,076.3 million in 2022, a CAGR of 8.4% from 2017 to 2022. The increasing demand from diversified algorithmic trading strategies improved by technology advancement in algo-trading, big data analytics, machine learning, blockchain and cloud computing is expected to propel market growth over the forecast period. Global revenue generated in back-testing solutions is expected to expand at a CAGR of 9.4% from 2023 to 2027.

Source: F&S Report

The revenue generated in back-testing solutions in the PRC increased from RMB1,813.5 million in 2017 to RMB4,900.3 million in 2022, representing a CAGR of 22.0% from 2017 to 2022. The revenue generated in back-testing solutions in the PRC is expected to expand at a CAGR of 16.9% from 2023 to 2027, reaching RMB10,605.5 million in 2027.

Source: F&S Report

Growth Drivers of the Back-testing Solutions Market

Optimization of Trading Performance.    Algorithmic back-testing requires knowledge of many areas, including psychology, mathematics, statistics, software development and market/exchange microstructure and it is becoming the important component of quantitative trading. Back-testing is carried out by exposing the strategy algorithm to a stream of historical financial data to generate trading signals. Back-testing provides traders the filtration mechanism by eliminating strategies that do not meet performance needs and tests new models of certain market phenomena, such as transaction costs, order routing, latency, liquidity or other market microstructure issues. It also optimizes the performance of a strategy by modifying the quantity or values of the parameters associated with that strategy and recalculating its performance.

Technology Advancement in the Finance Industry.    In recent years, prevailing technology trends such as algo-trading, big data analytics, machine learning, blockchain and cloud computing, are increasingly incorporated into trading. In particular, hedge funds are applying such technological advancement trends into actual financial trading situations, from trade automation to data analytics, including back-testing. The financial IT solution providers who are able to keep abreast of the ever-advancing technology and combine Financial IT solutions with the technical advancements would suit the needs of the financial institutions and tap into the market growth opportunities.

Surging Demand from Diversified Algorithmic Trading Strategies.    Algorithmic trading strategies are strategies that are coded in a computer language such as Python for executing trade orders. Algorithmic trading strategies have been developed rapidly in recent years and could be classified as momentum-based strategies or trend-following algorithmic trading strategies, arbitrage algorithmic trading strategies, market making algorithmic trading strategies, machine learning in trading and options trading and options trading strategies. Driven by the diversification of algorithmic trading strategies and rising needs for analytics of a larger amount of data sets, back-testing solutions have been used to improve trading algorithm by testing and reconstructing historical data. The surging demand from diversified algorithmic trading strategies provides growth potential for the Financial IT solutions market, and in particular for back-testing solutions.

Market Trends in the Algorithmic Trading and Back-testing Solutions Market

Innovation in Robotics, Analytics and Artificial Intelligence.    Advancements in robotics, analytics, and artificial intelligence (AI) have profound improvement in technical capabilities of Financial IT solutions. AI technology is widely applied in analysis of trading patterns, such as price and quantity, to develop dynamic algorithms in trading and portfolio management. In particular, the deep learning architecture, namely recurrent neural networks (RNNs) and long short-term memory (LSTM) networks are capable of capturing the most important features from time series data and modeling its dependencies for price prediction. The innovation in robotics, analytics and artificial intelligence facilitates the use of big data that further the capture and analysis of data for back-testing, which is hugely dependent on quality of data.

Proliferation of algo-sharing Marketplace.    Algo-sharing marketplace is estimated to see rapid growth in the near future. Along with the rise of electronic trading, algo-sharing marketplace is also a global trend to enable the smarter application of algo in trading. The marketplace enables algo authors to distribute, share, and sell the algo developed by them in an integrated environment. In particular, the clean data sets assists the users in benchmarking the algos across different trading platforms and brokers. Going forward, functionalities, including back-testing, sentiment analysis and exchange of algo, are forecasted to be built in the algorithm marketplace, thus transforming the trading analytics and broader Financial IT solutions market in the process.

Rising Trends of Cloud Services.    Across industries, more and more companies are using cloud technologies in order to increase operational efficiency, reduce costs, and improve agility. The adoption of cloud services is a rising trend in the Financial IT solutions industry. The deployment of cloud infrastructure environment represents the enhanced computing capability for algo-trading and improvement in scalability and performance of financial trading systems, which enables greater flexibility in customizing algo-trading. In addition, utilizing cloud computing for calculations on complex trading strategies further promotes the use of algo-trading and provides investors with more trading tools.

Enterprise Management SaaS Solutions Market in the PRC

Overview of the Enterprise Management SaaS Solutions Market in the PRC

Driven by the growing digitalization of various industries, favorable government policies in transforming the industrial and commercial sector into information technology enabled, as well as continuous advancement of technology, the market size of enterprise management SaaS solutions in the PRC has increased from RMB4.1 billion to RMB19.2 billion during 2017 to 2022, representing a CAGR of approximately 36.4%. Especially after the outbreak of the COVID-19 since 2020, temporary quarantine and lockdown measures in the PRC has stimulated the demand for remote operation and therefore spurring the adoption of digitalized management system. Going forward, the market is expected to grow steadily as a result of the growing complexity, customization and insights generated from enterprise resource planning (“ERP”) SaaS platforms, which lead to greater revenue per project, as well as escalating penetration in different sectors and different sizes of companies. Accordingly, the market size of enterprise management SaaS solutions in the PRC is expected to grow from RMB23.9 billion in 2023 to RMB60.6 billion in 2027, representing a CAGR of approximately 26.1% during the period.

Source: F&S Report

Customer Relationship Management (“CRM”) SaaS Solutions

•        Customer Relationship Management (“CRM”) is a process in which an enterprise administers its interactions with customers, including storing customer and prospect contact information, identifying sales opportunities, recording service issues, and managing marketing campaigns by the management customer information and leveraging data analytics tools.

•        The traditional CRM market emerged in the PRC in 2000, and further developed since 2015, benefited from the rapid development of the Internet and SaaS services. Entering 2018, more intelligent and advanced technology incorporated CRM services began to emerge, offering comprehensive CRM services integrated with cloud and multi-touch communication, artificial intelligence and data analytics capabilities. Effectively solving the pain points of traditional CRM services such as lack of customised products, low operating efficiency, difficulty in enhancing client retention rate, intelligent CRM services providers are subverting the traditional market in the long run.

•        Amongst major functions, clientele of CRM uses respective tool to implement targeted marketing, which is an approach to raise awareness for a product or service among a specific (targeted) group of audiences that are a subset of the total addressable market.

Growth Drivers of the Enterprise Management SaaS Solutions Market in the PRC

Substantial benefits of SaaS-enabled ERP systems.    With core features such as web-based with high scalability and configurability, the application of SaaS platforms offers different benefits to investors and enterprises connected with SaaS. The Internet-based platform feature of ERP SaaS allows instant access to latest information, analysis and remote operation without the limitation of time and venue, and enable the accessibility with smart and mobile devices. Subscription-based and on-demand service available to suit the need of different users and customization is involved in accordance with the preference of users (e.g. interface, information and data analytics). Besides, ERP SaaS enables provision of services to multiple users without the need of purchasing hardware, and focus on their core business function, while investor can access to multi-function platforms for information, data analytics with convenience and reduce subscription cost to multiple platforms. ERP SaaS also allows remote maintenance and upgrade of platform to address the need from users. Attributable to the various benefits of SaaS-enabled ERP system, increasing number of enterprises are adopting and integrating such system to improve operational efficiency and reduce cost.

Favorable government policies in promoting digitalization.    The adoption of ERP SaaS by various enterprises is associated with the progress of digitalization and informalization in a nation and among corporates. Several policy directions promulgated by the government of the PRC underpin the development of the assimilation of such platform. The 14th Five-Year National Information Planning maps out the goal to build a digital transformation development system of the industry eco-system and promote various usage of technology such as internet of things, big data analytics, machine learning, blockchain and cloud computing. The Industrial Efficiency Improvement Action Plan outlines the plan to fully integrate digital technology into industrial operation, as well as promoting the construction of an energy control system with state cognition, real-time analysis, and precise decision-making capability. With the continuous development of digitalization, the features and characteristics of ERP SaaS is expected to enrich, which allows end-users and service providers to cooperate and strengthen the adoption of such system in the long run.

Mature development of fundamental infrastructure of ERP technology.    Owing to the smart feature of ERP in assisting the daily operation of corporates in monitoring, operating and decision making, the adoption of ERP has been mature especially in sectors such as finance, governmental services and information technology, in which penetration rate has attained more than 80%. Industries such as healthcare, retail, industrial manufacturing are developing towards full adoption of ERP system. The demand has been considerable while ERP SaaS service providers is advancing towards customization and in-depth insight extraction. Large corporate has also incorporated machine learning and big data into the operation of ERP SaaS and offer more automated and all-round solution for clientele. Accordingly, the growing penetration, adoption and loyalty of using ERP SaaS coupled with the advancement of the supply side shall propel the market continuously.

Market Trends of the Enterprise Management SaaS Solutions Market in the PRC

Expandable module enriches features.    ERP SaaS service providers have continuously offer system maintenance and upgrades in regard to the functionality. Owing to the characteristics of SaaS that offers flexibility for the service providers to provide real-time update on system bugs and errors and offer feature extension such as storage capacity expansion. In general, ERP is divided into modules and each ERP module is designed for specific business functions such as finance and accounting, procurement, manufacturing, inventory management, etc, providing the data and supporting the processes that will help those employees to complete their tasks. ERP SaaS has also begun to adopt modular development where users subscribe to different service packages in pursuant to their needs and offer flexible pricing strategy. Such flexibility allows clients to save the needs to implement a new ERP system which involves a lengthy process but instead acquire the intended feature through the current service provider.

Integration of artificial intelligence and big data.    The further integration of artificial intelligence (“AI”), big data with Intelligent ERP services is expected to become a market trend in the future. According to the “Artificial Intelligence Development Report 2022”, the PRC is ranked in the forefront of multiple sub-fields of AI and ranked first in the number of patent applications in the world. Benefiting from the rapid development of AI, enterprises can provide voice robots, image recognition, automatic text input to optimize the software use efficiency and simplify the difficulty of software use. Big data, mainly reflected in Business Intelligence, helps enterprises to better manage operational data and explore opportunities and pain points to optimize operational system. By portraying multi-dimensional information within a company, enterprises can have a clear insight of their businesses, thus achieving higher efficiency by implementing targeted refinement.

Cross-selling and integrated solutions of cloud services.    To satisfy the diverse needs of downstream users, enterprises are expected to pay more attention to the entire product life cycle service, which is mainly reflected in the integration of internal operation marketing and sales, services, and technical support, the integration of pre-sales and after-sales services and the integration of throughout the organization as well as with different stakeholders. Service providers are expected to adopt the strategy of cross-selling in different types of SaaS cloud services such as Customer Relationship Management (“CRM”), Content Management System (“CMS”), Project Management Software, e-commerce platform etc. by service provider’s transferrable technical foundation and experience. Therefore, service providers could provide more diversified services to users of the same industry. Through the marketing drainage of different products, the marginal cost of acquiring new users is expected to reduce, thus becoming more cost-efficient.

Financial Software System Development Services in the PRC

Overview of the Software System Development Services Market in the PRC

With the rapid development and widespread application of information technology, the software industry has become an important driving force and pillar industry for the development of China’s national economy. According to the Ministry of Industry and Information Technology, the PRC software industry sales increased from USD816.2 billion in 2017 to USD1,608.8 billion in 2022, with a CAGR of 14.5%. Though the overall economic impact in recent years has led to a declined growth rate, the total market of China’s software development market has maintained a growing trend. With the economic recovery after the epidemic, innovative technology continuing to develop, and the industry digital demand climbing, the future of China’s software market is forecasted to grow at a CAGR of 17.7% to USD 3,682.2 billion in 2027.

Source: F&S Report

Growth Drivers of Financial Software System Development Services in the PRC

Rising demand for customized software.    In recent years, with the launch of the Shanghai-Hong Kong Stock Connect, Exchange-traded funds (ETF), securities margin trading, structured funds, financial products become more diversified and complex and business demands for financial software system development are increasing. For instance, in 2021, China’s payment applications and banking applications, financial instruments and securities applications achieved the most active growth, while securities trading applications had the longest usage time. Financial institutions in China need to properly grasp the demands and scenarios of users and make full use of technologies for business expansion and transformation. The increasing financial market and products diversity would produce huge demands for software development.

Strong support from government policy.    China began a comprehensive registration system reform in February 2023, which would alter the main board trading system and improve market facilitation, thereby increasing the number of listed businesses and fostering the expansion of business for financial institutions. To accommodate the progressive development of emerging industries and business models, numerous institutions, including securities firms, funds, and insurance companies, must upgrade or redesign their IT support systems to enhance multiple business segments, such as trading systems, investments, compliance, and risk management. In addition, the regulator issued a clear call for qualified brokerage firms to invest at least 8% of average net profit or 6% of average operating income in IT. This will prompt the top brokerage firms to actively promote the construction of a new generation of core systems, which is anticipated to drive the growth of the software system development market.

Technology advancement in financial software development industry.    The increasing volume and complexity of financial business poses greater difficulty in data administration, system operation, and maintenance, driving financial institutions to further increase their IT spending for business expansion and fulfillment. Currently, cloud computing has achieved low cost, high concurrency, and high flexibility, and the development of financial cloud can effectively reduce the operating costs and improve the efficiency of the financial industry. In addition, the application of artificial intelligence technology in the financial sector is expanding; for instance, it upgrades the investment research system with replicability and inheritability and utilizes intelligent investment advisors to generate better and rational investment strategies for traders. The continual improvement of technology development is able to increase the productivity of the financial industry, hence driving the demand for software development.

Market Trends of Financial Software System Development Services in the PRC

Accelerating domestic substitution under increasing security and compliance demands.    The financial industry in the PRC has grown increasingly integrated with the Internet after years of expansion and innovation, and the technological level and business complexity of software development have continued to climb. During the operation of financial applications, sensitive data such as user attributes, transactions, and contracts are converted into assets for transmission over the information network. Relevant regulatory policies have been updated to strengthen industry regulation in order to prevent data security risks. Besides, the State-owned Assets Supervision and Administration Commission of the State Council (SASAC) also proposed a framework for grading the urgency of domestic substitution in the information technology innovation industry, to promote domestic IT development and achieve 100% domestic substitution by 2027. In the category of financial software, database development is practically mature and the implementation rate has reached nearly 30% by the end of 2021, which is projected to continue to benefit domestic fundamental and application software developers in the future.

Open source empowers financial software development.    Due to its regulatory and compliance requirements, the financial industry has strong internal control for business operation, including but not limited to account opening, product design, testing and deployment, which leads to the lengthy product development cycle. Consequently, reducing the overall cycle time, improving the efficiency of digital iterations, and enhancing the agility of development will be a focus, with the open source as a key technology development trend that can maximize the wide range of convergence of intellectual, industrial, and service resources, and promote industrial integration. In addition, the Ministry of Industry and Information Technology has stated that platforms for hosting open-source code and associated infrastructure is now being developed. The Low Code Development Platform (LCDP), for instance, is a development platform that can rapidly generate applications with minimal code. The diversity of LCDP components is gradually expanding, improving the platform’s capabilities and expanding the application functions, which empowers the effective collaboration of various financial sector scenarios in coping with an evolving and complex external environment, e.g. , the integration of cloud-native and microservice architectures with low-code development can boost development efficiency and improve the level of tailored services offered by financial institutions, for instance in smart investment services, smart consulting, and other businesses.

Increasing investment in financial IT technology and strengthening vendor partnerships.    The regulatory reforms directly impact the risk control system, business process system, and transaction system of financial institutions over the long and short term, thereby generating a need for the transformation and upgrade of financial application software systems. Currently for the financial IT vendors, in-house IT teams have deep understanding of the business and thus are capable of building highly customized software, creating a differentiated competitive advantage; however, the investment and technical level are limited for most small and medium-sized institutions, which is also difficult to afford the maintenance cost. In this case, the SMEs are more demanding for professional software development vendors. In contrary, Internet IT companies have mature software development technology, application scenario design and marketing experience, which can form a complementary and in-depth cooperation with financial institutions to accumulate the industry and customer knowledge, and such experience can be replicated in other development projects. Therefore, the financial institutions and software vendors will continue to deepen cooperation in the future, and industry resources will continue to favor professional and experienced software developers.

BUSINESS

We specialize in offering high-performance back-testing solutions to the financial community, particularly those engaged in quantitative trading strategies development and related services. Our back-testing services include cloud-based SaaS solutions, as well as customized back-testing system development. Additionally, we cater to the needs of small and medium-sized enterprises by offering enterprise management SaaS solutions. Our platform covers essential business functions such as sales and marketing management, human resource management, administration and operation, and customer relationship management. We also offer software system development services.

Our back-testing SaaS platform integrates data, strategies, and distributed task scheduling for computing power resources to provide customers with high-performance back-testing tools and computing power services to test the effectiveness of investment strategies. The platform supports multiple markets and various strategy execution frameworks, and provides an open and flexible architecture which allows seamless and robust integration with multiple data feeds. Our enterprise management SaaS products offer innovative and comprehensive functionalities including omni-channel marketing, customer relationship management, and business reporting, allowing our customers to enhance operating efficiency and profitability.

We have deployed a hybrid cloud infrastructure that comprises proprietary private computing clusters and public clouds rented from third-party cloud vendors. Our system is based on cloud-native technology, which leverages the technical advantages of the cloud platform, enabling rapid deployment and elastic scaling. Our proprietary hybrid cloud infrastructure allows us to optimize computational power and provide products that are universally accessible and easily scalable. Our long-standing commitment to cloud-based solutions has made our products highly adaptable to various customer usage scenarios.

Technology underpins everything we do and is crucial to our long-term business growth. The computing power allocation and scheduling system is our core technology. We have built a computing power scheduling system based on container technology, combined with elastic computing nodes of our hybrid cloud platform. We can quickly and flexibly scale the computing power of the network according to demand.

Our Growth Strategies

Continue to expand our customer base by integrating our services and to develop more sizeable clients in the financial service sector.

We will continue to develop our platform, by integrating existing high-performance cloud computing services with our enterprise management SaaS services, providing a one-stop comprehensive SaaS platform service for large asset management companies, securities firms, futures companies, and insurance asset management bank wealth management subsidiaries and overseas financial institutions.

Continue to promote increased usage within our existing customer base

We plan to continue our sales and marketing efforts to drive our existing customer base to have more usage on our SaaS services.

Extend our SaaS services to PaaS services.

We plan to extend our SaaS services to PaaS (platform-as-a-service) services and allow customers to develop customized back-testing software on our platform to meet their specific needs and requirements. We plan to provide simple and easy-to-use APIs for specific strategy algorithm and function development, for quickly building back-testing applications required by traders. Currently we do not generate any revenue from PaaS services.

Continue to invest in technology as well as research and development.

To support our business growth, we will continue to invest in our IT infrastructure and infrastructure for cloud-based computing. Specifically, we plan to expand our current private cloud solutions and build a back-testing platform on the public cloud, taking advantage of public cloud’s security, fast scalability, low cost, and the ability to quickly respond to business needs. We will continue to selectively recruit new staff with expertise in cloud computing, quantitative investment strategies development, database management, and software and system development.

Establish new offices in Southeast Asia to capture overseas SaaS customers.

We plan to establish new offices and set up local cloud computing and IT infrastructure in southeast Asia to provide fast and efficient SaaS services to customers in such markets. Specifically, we plan to open an office and set up new cloud computing and IT infrastructure in Hong Kong and expect that the funding requirement for this expansion will be around US$2.5 million in the next 12 months. Depending on the successful raising of further funds, including the successful completion of our initial public offering, we plan to open new offices and start business operations in Singapore and Malaysia in the next 12 months.

Selectively pursue strategic investments and acquisitions.

To further enrich our product ecosystem, we intend to pursue strategic investments and acquisitions both in China and internationally that can strengthen our market position, broaden our service offerings, as well as boost our technology capabilities.

Our Products and Services

Back-testing Solutions — Back-testing SaaS

The following diagram describes the quantitative trading strategies development process:

Back-testing is a method used by quantitative traders to test their trading strategies on historical data to see how well they would have performed in the past. This involves simulating the execution of the strategy on historical data and evaluating its performance based on certain metrics. Back-testing is an important step in the development of a trading strategy, as it allows traders evaluate their trading strategies and identify potential issues before finalizing their trading strategies.

Quant traders face several challenges in developing and implementing their trading strategies:

•        Data Source and Processing.    Ensuring that the data used in trading strategies is of high quality is essential for the success of quant trading. Once data has been obtained for use in quant trading, the next step is to process and analyze the data to extract useful information and insights. There are several challenges associated with this problem, including the need to clean and preprocess the data to remove errors and inconsistencies, the need to perform complex calculations and statistical analyses on the data, and the need to integrate the data with other sources of information, such as market data or news articles. Solving the data processing and analysis problem requires the use of specialized tools and techniques, such as machine learning algorithms, natural language processing, and data visualization.

•        Computing Power.    Another challenge faced by quant traders is the need for significant computing power in order to perform the complex calculations and analyses required by many trading strategies. Traditionally, quant traders relied on powerful computers and specialized software to perform these calculations, but the increasing complexity of trading strategies has made it necessary to use even more advanced technologies, such as high-performance computing clusters and cloud-based computing services. Compared to building and maintaining hardware and software infrastructure in-house, cloud computing offers the advantages of scalability, cost savings, flexibility and reliability.

•        Strategy Development.    Developing successful trading strategies requires a deep understanding of financial markets, statistical techniques, and computer programming, as well as the ability to think creatively and critically. This can involve coordinating the efforts of multiple team members, each working on different aspects of the strategy, as well as coordinating with other teams or departments within the organization. In the absence of an integrated collaboration platform, team members often work on different systems, resulting in workflow redundancies and difficulty in collaboration.

•        Performance Measurement.    The performance measurement system for quant trading is an essential component of the trading process, as it allows traders to assess the performance of their strategies and make informed decisions about whether to continue using a particular strategy or to make adjustments. In addition, comparing the performance of different trading strategies in a consistent manner is one of the challenges faced by quant traders. Quant traders often have multiple strategies that they use to trade different assets or market conditions. However, each strategy may be evaluated using different metrics or assumptions, making it difficult to compare their performance.

Our Solutions

We have created a cloud-based SaaS platform for back-testing investment strategies. Our platform integrates data, strategies, and distributed task scheduling for computing power resources to provide customers with high-performance back-testing tools and computing power services to test the effectiveness of investment strategies. The platform supports multiple markets, supports various strategy execution frameworks, and provides an open and flexible architecture which allows seamless and robust integration with multiple data feeds. Our platform brings enormous benefits to our customers:

•        High Performance.    Our technology engines accelerate time-consuming computation through cloud-based solutions that are supported by a large number of servers running in parallel with highly optimized algorithms. Its multi-layer data caching technology provides almost instant response to a wide range of user requests. Our platform supports data from multiple heterogeneous sources, supports financial time series data models across multiple markets, including market quotations and fundamental data, and provides a unified data access interface. Our software has the ability to automatically recognize hot data, such as tick data, and ensures efficient data extraction. Our platform is built based on C++/go, can process Level2 data flow in real time, and has the capability to quickly replay high-precision simulated trades based on tick-level market data. Our platform supports multiple strategy frameworks and aims to minimize the learning curve for researchers while providing maximum research and development freedom. Based on a unified strategy evaluation mechanism, it is possible to track the development process of strategies and manage performance data uniformly on our platform.

•        Cost Effective Computing in the Cloud.    Our cloud-native platform provides parallel and distributed computing power services and is highly flexible. Our platform has the capability of real-time monitoring of the overall load of computing nodes, dynamically adding computing nodes and assigning computing tasks. Based on containerization technology, our platform allows our customers to run trading strategy instances independently to ensure the safety of their strategies code and data. Our customers are charged based on computing power consumption; therefore they can save on the construction and operation costs of self-built data centers.

•        Highly Scalable.    Our platform supports multiple strategy execution frameworks, minimizes the learning cost of researchers, and provides maximum freedom of development. It is written in the Python programming language and includes a range of tools and features for creating and testing trading strategies, including support for data handling, strategy optimization, and performance evaluation. As an integrated strategy development platform, customers can track the development process of their trading strategies and manage their strategy and performance data centrally on our platform. Our platform supports Level 2 tick data and instant historical data replay and has the capability to perform high-precision order matching simulation based on Level 2 market data.

•        Life Cycle Performance Measure Management.    Our platform enables customers to track strategies, signals, and performance data from multiple dimensions during the back-testing and simulation phases of a trading strategy. Our platform provides multiple analysis reports, covering strategy back-testing analysis, signal performance analysis, simulated trading performance analysis, and a unified standard for evaluating strategy performance, throughout the whole life cycle of a trading strategy. This capability makes it possible for our customers to carry out multi-dimensional performance evaluation and attribution analysis of strategies, especially for investment portfolios composed of multiple strategies.

The following diagram provide an illustrative demonstration of the solutions provided on our platform:

The core system of our back-testing platform is developed in C++ and Go programing languages, and is capable of parallel, and high-performance computing. It provides multi-level data caching, which supports the fast extraction of operational data. Our platform supports various strategy execution frameworks, and supports Python API encapsulation, which makes it highly scalable. Using our built-in report generation functionality, customers can automatically create reports containing interactive charts and dynamic computations.

Back-testing Solutions — Development of customized back-testing system

In addition to our cloud-based services, we also develop customized back-testing systems for specific clients. The customized back-testing systems are proprietary to specific clients and are implemented on-premise or in a cloud-based environment. Such clients are mainly technical service providers/developers or quantitative investment system developers who are engaged in the development of quantitative investment strategies. Clients come to us because of our expertise in back-testing solutions as we keep innovating and building our cloud-based back-testing platform, leveraging its large and growing user base and diverse usage scenarios.

Enterprise Management SaaS

We provide enterprise management SaaS solutions to small and medium-sized enterprises (SMEs), covering the sales and marketing management, human resources management (HRM) and customer relationship management (CRM) functions.

•        Marketing.    Our customized precision marketing SaaS services provide customized precision marketing planning services to customers, assisting small and medium-sized technology companies in conducting precision marketing to acquire customers and orders.

•        HRM.    Our HRM SaaS services provide organizations with tools and services for managing their human resources function, including managing employee information, tracking and managing employee authorization, and managing employee performance.

•        CRM.    Our CRM SaaS services help customers accurately create/update customer profiles, track customer behavior, enhance service value and customer conversion rates. We also provide sales supporting services helping our customers to conduct targeted marketing activities and explore potential business opportunities.

The key advantages of our enterprise management SaaS solutions include the following:

•        Decentralized, intelligent business solutions empowering SMEs to digitize their operations.    Through our SaaS products, we allow SMEs to directly connect and communicate with their customers and enable them to manage and optimize their businesses through online and offline channels. Our SaaS products offer innovative and comprehensive functionalities including omni-channel marketing, customer relationship management, and business reporting, allowing our customers to enhance operating efficiency and profitability. Our services help customers to standardize their marketing material library, integrate various sales tools and enhance sales efficiency. We have developed competencies in software development, digital marketing and big data analytics, creating one-stop business solution that empowers our clients to conduct business more intelligently and efficiently.

•        Precise audience targeting.    Our platform can help customers improve their ability to target a precise audience so as to generate and boost brand awareness. Equipped with powerful data analysis, our platform helps SMEs to more accurately identify audiences who are likely to have an interest in the brand or become paying customers. Our platform also helps SMEs to fully understand their customers and build marketing strategies based on data insight to ultimately achieve their business goals. Our platform also integrates the entire marketing process, from planning and design, customer outreach, advertisement delivery strategy, lead collection to customer conversion. We provide advertisers with a rich repository of targeted marketing forms, content templates, and layouts for them to choose from.

Software System Development Services

Leveraging our strength and capability in cloud computing and computing power scheduling, we set up cloud computing infrastructure management services platform for customers. We help customers to set up cloud-based platforms with built-in intelligent risk control systems, and cloud-based quantitative research environment, which can be used for strategy iteration, debugging, and back-testing. We can provide services from the initial setup, the ongoing maintenance and monitoring, to the security management of the cloud environment.

In addition, we help to develop customized application software for software system integration service providers, with the following functions:

•        Compliance management, including KYC certification, information and data security compliance, etc.

•        Contract Management, including digital signing of contracts.

•        Customer management: One-stop management of customer information, account opening information, marketing information, etc.

Our Customers

Our customers for cloud-based back-testing SaaS software platform are mainly quantitative trading strategies developers who serve individual investment traders and family offices, and also include individual investors who develop their own quantitative trading strategies. Our customers for customized back-testing systems are mainly quantitative trading strategy developers. Our customers for Enterprise Management SaaS are small and medium-sized enterprises. Our customers for software system development services are software system integration service providers. None of our customers accounted for more than ten percent of our revenues in fiscal year 2022 and for the period ended March 31, 2023.

Sales and Marketing

We target both institutional and individual customers who are able to build their success upon our robust services. We primarily sell subscriptions to access our quantitative trading back-testing platform and our enterprise management SaaS platform through our direct sales team, who reach out to potential customers both online and offline. We also leverage the network of our channel partners, comprised of independent third-party sales agents, to reach larger crowds of potential customers. As a standard practice, we enter into contracts with our independent sales agents with terms typically of one year in duration on a non-exclusive basis. The independent sales agents receive a sales commission from us, which is calculated as a percentage of the sales they generate. We reach potential customers and generate leads and referrals for our sales team through a combination of content marketing, public relations, advertising, sponsorships, digital marketing, partner marketing, social media, and events. We also participated in industry trade shows and other events, allowing us to connect directly with our customers, collaborators, and the broader investment community.

IT Infrastructure

We have deployed a hybrid cloud infrastructure that comprises proprietary private computing clusters and public clouds rented from third-party cloud vendors. Our system is based on cloud-native technology, which fully leverages the technical advantages of the cloud platform, enabling rapid deployment and elastic scaling. We have the capability to use third-party public clouds in China and globally to host our SaaS applications and store user-generated content. Leveraging the scalability of the public clouds, we are able to store and manage growing data sets generated by our customers and potentially deliver our platform as a service across the globe.

Our proprietary hybrid cloud infrastructure allows us to optimize computational power and provide products that are universally accessible and easily scalable. Our long-standing commitment to cloud-based solutions has made our products highly adaptable to various customer usage scenarios. We have a dedicated operations and maintenance team responsible for the operation of our system and cloud infrastructure, as well as the maintenance and improvement of operations automation tools.

Technology

Technology underpins everything we do and is crucial to our long-term business growth. Our SaaS service system is based on cloud-native technology, fully leveraging the elastic and distributed operational advantages of the cloud. When the scale of business rapidly expands, our system can support new business needs through rapid deployment. The underlying layer of our system is based on high-performance programming languages including Golang and C++, and can be deployed on multiple operating systems (such as Linux/Windows) for long-term, high-performance, and stable operation.

We have built a computing power scheduling system based on container technology, combined with elastic computing nodes of our hybrid cloud platform. We can quickly and flexibly scale the computing power of the network according to demand. The computing power allocation and scheduling system is our core technology. We have built a data center to store basic data sets required for computation and provide a multi-level cache mechanism based on data access behavior. For example, hot data will automatically reside in memory to reduce the time-consuming process of frequent data extraction.

In addition, we utilize the OpenAPI and gRPC technologies, which support calling system functions using multiple programming languages. We also provide a more user-friendly Python SDK. Users developing trading algorithms can seamlessly transfer their work to our platform at low switching costs using our API/SDK. Our platform is designed to run across various networks, mobile devices, and operating systems using standard web browsers.

Data Security

We are committed to protecting data security of all platform participants. To this end, we have established and implemented a strict company-wide system to ensure security around data collection, processing, usage, storage, retention and destruction. We collect data that is related to the products and services and only to the extent necessary and we undertake to manage and use the data collected in accordance with applicable laws.

We protect the security of our user information during storage, transmission, use and sharing. We strive to enhance the security of our user information in storage by logically or physically isolating the domain of the system that stores our user information. We adopt a variety of encryption and decryption technologies to ensure user information is secure during data transmission. We secure the use of our user information, such as displaying or calculating such information, by utilizing data desensitization technologies to desensitize sensitive fields and establish strict data use authorization mechanism.

Research and Development

We invest significant resources in research and development to improve our technology and products. As of September 30, 2023, our research and development team had 38 personnel, representing more than half of our total employees.

Intellectual Property

Our patents, copyrights, trademarks, trade secrets, domain names and other intellectual property are important to our business. We rely on intellectual property laws and contractual arrangements with our key employees and others to protect our intellectual property rights. Despite these measures, we cannot assure you that we will be able to prevent unauthorized use of our intellectual property, which would adversely affect our business. We continually review our research and development efforts to assess the existence and patentability of new intellectual property and we intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective.

As of the date of the prospectus, we own six registered patents, 23 registered software copyrights, 28 registered trademarks and one registered domain name. Our patents and copyrights are focused on financial IT solutions, cloud computing, cloud infrastructure, back-testing solutions, and data processing. Our patents and copyrights are essential to our technology, enabling us to deliver high-performance services that provide us with a competitive advantage. Our trademarks and domains are critical to our reputation, brand recognition, and marketing activities.

Competition

In back-testing solutions services, our current competitors include:

•        internally developed algorithm trading systems.

•        quant trading software companies that provide their product or service free of charge as a single product or when bundled with other offerings, or only charge a premium for advanced features and functionality.

•        certain traditional data vendors who are developing and offering quant trading tools.

In enterprise management SaaS solutions, our current competitors include:

•        general enterprise management SaaS solutions providers.

Although certain of our competitors have greater financial resources, longer operating histories, greater brand recognition, we believe we compete favorably on the basis of the following competitive factors:

•        cloud-native nature.

•        ease of deployment, implementation and use.

•        breadth and depth of our products.

•        cloud computing and computing resources deployment capability.

•        capability to provide customized service to strategies developers.

•        focus on technology and innovation capability.

•        customer experience and customer support.

•        sales and marketing support as value added service for enterprise management SaaS customers.

In addition, we also face competition for highly skilled personnel, including management, software engineers and product managers. Our growth depends in part on our ability to retain our existing personnel and attract additional highly skilled employees. See “Risk Factors — Risks Related to Our Business and Industry — If we are unable to attract, retain and motivate qualified personnel, our business may be adversely affected.”

Employees

We had 40, 58 and 62 full-time employees as of September 30, 2021, 2022 and 2023, respectively. All of our employees are located in China. The following table sets forth the numbers of our employees categorized by function as of September 30, 2023.

Function:	Number	% of Total Employees
Research and Development	38	61%
Sales and Marketing	8	13%
Finance and Accounting	5	8%
General and Administration	11	18%
Total Number of Employees	62	100%

Our success depends on our ability to attract, retain and motivate qualified personnel. We believe we offer our employees competitive compensation packages and an environment that encourages initiative and meritocracy. As required by laws and regulations in China, we participate in various employee social security schemes that are organized by municipal and provincial governments, including housing, pension, medical insurance and unemployment insurance. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. See “Risk Factors — Risks Related to Doing Business in China — Failure to make adequate contributions to various employee benefit plans as required by PRC regulations or otherwise comply with labor-related laws and regulations may subject us to penalties and other risks.”

We enter into employment contracts with our full-time employees which contain standard confidentiality provisions. In addition to base salaries and benefits, we provide performance-based bonuses for our full-time employees and commission-based compensation for our sales and marketing force.

None of our employees are subject to a collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any material disputes with our employees in our history.

Facilities

As of the date of this prospectus, our principal offices are located in Shenzhen, China, where we lease approximately 1141 square meters, with lease terms expiring in November 2025 and February 2028. We lease all the facilities we currently occupy from unaffiliated third parties. We believe the facilities we currently lease are adequate to meet our needs for the foreseeable future.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may, from time to time in the future, be subject to various legal and administrative proceedings arising in the ordinary course of our business. Such claims or legal actions, even if without merit, could result in the expenditure of significant financial and management resources and potentially result in civil liability for damages. See “Risk Factors — Risks Related to Our Business and Industry — We are subject to risks related to litigation and disputes, which could adversely affect our business, prospects, results of operations and financial condition.”

REGULATION

The following is a summary of the principal PRC laws, rules and regulations relevant to our business and operations.

Regulations Related to Foreign Investment in China

In March 2019, the Foreign Investment Law of PRC (the “Foreign Investment Law”) was promulgated by National People’s Congress and came into effect in January 1, 2020, which replaced the Sino-Foreign Equity Joint Venture Enterprise Law of PRC, the Sino-Foreign Cooperative Joint Venture Enterprise Law of PRC and the Wholly Foreign-owned Enterprise Law of PRC, and became the legal foundation for foreign investment in the PRC. To ensure the effective implementation of the Foreign Investment Law, the Regulations on Implementing the Foreign Investment Law of PRC (the “Implementation Regulations”), was promulgated by State Council in December 2019 and came into effect on January 1, 2020, which further provides that a foreign-invested enterprise established prior to the effective date of the Foreign Investment Law shall adjust its legal form or governance structure to comply with the provisions of the Company Law of the PRC or the Partnership Enterprises Law of the PRC, as applicable, and complete amendment registration before January 1, 2025.

According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for access of foreign investments (the “Negative List”). The Foreign Investment Law grants national treatment to foreign-invested entities, except for those investing in the industries specified in the Negative List.

The NDRC and MOFCOM jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 version) (the “2021 Negative List”) in December 2021. The 2021 Negative List sets out the industries in which foreign investments are prohibited or restricted. Pursuant to the Foreign Investment Law, the Implementation Regulations and the 2021 Negative List, foreign investors shall not make investments in prohibited industries as specified in the Negative List, while foreign investments must satisfy certain conditions stipulated in the Negative List for investment in restricted industries. Industries not listed in the Negative List are generally deemed “permitted” for foreign investments. In the meantime, relevant competent government departments will formulate a catalog of the specific industries, fields and regions in which foreign investors are encouraged and guided to invest according to the national economic and social development needs.

Our subsidiaries in China are subject to and have complied with the above regulations relating to the Foreign Investment Law of the PRC as of the date of this prospectus.

Regulations on Internet Information Security and Censorship

In 2016, the Standing Committee of the National People’s Congress promulgated the Cybersecurity Law of the PRC (the “Cybersecurity Law”) which applies to the construction, operation, maintenance and use of networks as well as the supervision and administration of cybersecurity in the PRC. According to the Cybersecurity Law, network operators are subject to various security protection-related obligations, including but not limited to (1) complying with security protection obligations under graded system for cybersecurity protection requirements, which include formulating internal security management rules and operating instructions, appointing cybersecurity responsible personnel and their duties, adopting technical measures to prevent computer viruses, cyber-attack, cyber-intrusion and other activities endangering cybersecurity, adopting technical measures to monitor and record network operation status and cybersecurity events; (2) formulating a emergency plan and promptly responding and handling security risks, initiating the emergency plans, taking appropriate remedial measures and reporting to regulatory authorities in the event comprising cybersecurity threats; and (3) providing technical assistance and support to public security and national security authorities for protection of national security and criminal investigations in accordance with the law.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law of PRC (the “Data Security Law”) which became effective on September 1, 2021. The Data Security Law mainly sets forth specific provisions regarding establishing basic systems for data security management, including hierarchical data classification management system, risk assessment system, monitoring and early warning system, and emergency disposal system. In addition, it clarifies the data security protection obligations of organizations and individuals carrying out data activities and implementing data security protection responsibility.

On July 30, 2021, the State Council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to the Regulations on Protection of Critical Information Infrastructure, critical information infrastructure shall mean any important network facilities or information systems of the important industry or field such as public communication and information service, energy, communications, water conservation, finance, public services, e-government affairs and national defense science, which may endanger national security, people’s livelihood and public interest in case of damage, function loss or data leakage. In addition, competent departments and administration departments of each important industry and field (the “Protection Departments”), shall be responsible to formulate determination rules and determine the critical information infrastructure operator in the respective important industry or field. The result of the determination of critical information infrastructure operator shall be informed to the operator. As of the date of this document, no detailed rules or implementation has been issued by any Protection Departments and we have not been informed as a critical information infrastructure operator by any competent departments or administration departments.

On November 14, 2021, the CAC published the Regulations on Network Data Security Management (Draft for Comments) (the “Draft Regulations on Cyber Data Security Management”), which specified that data processor who processing the personal information of more than one million individuals and seeks to go public overseas, shall apply for cybersecurity review. In addition, the Draft Regulations on Cyber Data Security Management also regulate other specific requirements in respect of the data processing activities conducted by data processors through the internet in view of personal data protection, important data safety, cross-broader data safety management and obligations of network platform operators. For instance, in one of the following situations, data processors shall delete or anonymize personal information within 15 business days: (1) the purpose of processing personal information has been achieved or the purpose of processing is no longer needed; (2) the storage term agreed with the users or specified in the personal information processing rules has expired; (3) the service has been terminated or the account has been canceled by the individual; or (4) unnecessary personal information or personal information unavoidably collected due to the use of automatic data collection technology but without the consent of the individual. For the processing of important data, specific requirements shall be complied with. Since the Regulations on Network Data Security Management (Draft for Comments) has not been formally adopted as of the date of this document, the revised draft (especially its operative provisions) and its anticipated adoption or effective date are subject to further changes with substantial uncertainty.

On December 28, 2021, the CAC and other twelve PRC regulatory authorities jointly revised and promulgated the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”) which became effective on February 15, 2022, and the Measures for Cybersecurity Review which took effect on June 1, 2020 was abolished at the same time. The Cybersecurity Review Measures provides for certain circumstances under which network platform operators are subject to cybersecurity review.

On July 7, 2022, the CAC promulgated the Security Assessment Measures for Outbound Data Transfer, effective from September 1, 2022 (the “Security Assessment Measures”) to regulate outbound data transfer activities, protect the rights and interests of personal information, safeguard national security and social public interests, and promote the cross-border security and free flow of data. Furthermore, the Security Assessment Measures provide that the security assessment for outbound data transfers shall follow principles of the combination of pre-assessment and continuous supervision and the combination of risk self-assessment and security assessment, to prevent the security risks arising from outbound data transfers, and ensure the orderly and free flow of data according to the law. For outbound data transfers that have been carried out prior to the implementation of the Security Assessment Measures, if not in compliance with the Security Assessment Measures, rectification shall be completed within six months from the implementation of the Security Assessment Measures. Considering the nature of our daily operations, we will not trigger outbound data transfer during such daily operations. We do not expect the Security Assessment Measures to have a material impact on our daily operations in respect of the outbound data transfer. However, since the Security Assessment Measures is newly promulgated, there remains uncertainty as to how the new Measures will be implemented and interpreted by the competent authorities. See “Risk Factors — Risks Related to Our Business and Industry — Our business is subject to data security risks, and our data security measures may be inadequate to address these risks, making our systems susceptible to compromise, which could materially adversely affect our business, financial condition, results of operations, and prospects.”

Regulations on Privacy Protection

Pursuant to the PRC Civil Code, personal information of a natural person shall be protected by the law. Any organization or individual that need to obtain personal information of others shall obtain such information legally and ensure the safety of such information, and shall not illegally collect, use, process or transmit personal information of others, or illegally purchase or sell, provide or make public personal information of others.

The CAC, the MIIT, the Ministry of Public Security and the State Administration for Market Regulation jointly issued the Notice on Promulgation of the Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications in March 2021, effective from May 1, 2021, specifying that the operator of an internet application shall not refuse an user to use the App’s basic functional services on the ground that the user disagree with the collection of unnecessary personal information.

On August 20, 2021, the Standing Committee of the National People’s Congress promulgated the Law of Personal Information Protection of PRC (the “Personal Information Protection Law”) which became effective on November 1, 2021. Pursuant to the Personal Information Protection Law, the processing of personal information includes the collection, storage, use, processing, transmission, provision, disclosure, deletion, etc. of personal information, and before processing personal information, personal information processors should truthfully, accurately and completely inform individuals of the following matters in a conspicuous manner and in clear and easy-to-understand language: (1) the name and contact information of the personal information processor; (2) purpose of processing personal information, processing method, type of personal information processed, and retention period; (3) methods and procedures for individuals to exercise their rights under this law; and (4) other matters that should be notified as required by laws and administrative regulations. Personal information processors should also take the following measures to ensure that personal information processing activities comply with laws and administrative regulations based on the processing purpose, processing methods, types of personal information, impact on personal rights and interests, and possible security risks, etc., and to prevent unauthorized access and personal information leakage, tampering, and loss: (1) formulate internal management systems and operating procedures; (2) implement classified management of personal information; (3) adopt corresponding security technical measures such as encryption and de-identification; (4) reasonably determine the operating authority for personal information processing, and regularly conduct safety education and training for practitioners; (5) formulate and organize the implementation of emergency plans for personal information security incidents; and (6) other measures stipulated by laws and administrative regulations.

Where personal information is processed in violation of the provisions of the Personal Information Protection Law, or the processing of personal information fails to fulfill the personal protection obligations hereunder, the department performing personal information protection duties shall order corrections, give warnings, confiscate illegal gains, and order to suspend or terminate the provision of services; if the personal information processor refuses to make corrections, a fine of not more than RMB1 million shall be imposed; the directly responsible person in charge and other directly responsible personnel shall be fined not less than RMB10,000 but not more than RMB100,000. If the aforesaid illegal act and the circumstances are serious, the department performing personal information protection duties at or above the provincial level shall order the personal information processor to make corrections, confiscate the illegal gains, and impose a fine of less than RMB50 million or less than 5% of the previous year’s turnover. It can also order the suspension of relevant business or suspend business for rectification, notify the relevant competent authority to revoke the relevant permits or the business license; impose a fine of RMB100,000 up to RMB1 million on the directly responsible person in charge and other directly responsible personnel, and may decide to prohibit he serves as a director, supervisor, senior manager and person in charge of personal information protection of related companies within a certain period of time.

On June 27, 2022, the CAC promulgated the Administrative Provisions on the Account Information of Internet Users, effective from August 1, 2022 (the “Account Information Provisions”) which applies to the registration, use, and management of internet users’ account information by internet information service providers. The Account Information Provisions stipulates that internet information service providers shall, in accordance with laws, administrative regulations and relevant state regulations, formulate and disclose internet user account management rules and platform conventions, sign service agreements with internet users, and clarify the rights and obligations related to account information registration, use, and management. The Account Information Provisions also requires that the internet information service providers shall protect and handle internet users’ account information in accordance with law, and take measures to prevent unauthorized access and leakage, tampering, and loss of personal information. The internet information service providers shall set up convenient complaints and reporting portals in prominent locations, publicize complaints and reporting methods, improve mechanisms for acceptance, screening, disposal, and feedback, clarify processing procedures and time limits for feedback, and promptly handle complaints and reports from users and the public. Failure to comply with the above requirements may subject to warning, be ordered to rectify within a prescribed time limit and may be imposed a fine from RMB10,000 to RMB100,000.

Regulations on Intellectual Property

Copyright

China has enacted various laws and regulations relating to the protection of copyright. China is a signatory to some major international conventions on protection of copyright and became a member of the Berne Convention for the Protection of Literary and Artistic Works in October 1992, the Universal Copyright Convention in October 1992, and the Agreement on Trade-Related Aspects of Intellectual Property Rights upon its accession to the World Trade Organization in December 2001.

According to the Copyright Law of the PRC, promulgated by the Standing Committee of the National People’s Congress, which was latest amended in November 2020, and its related Implementing Regulations, Chinese citizens, legal persons, or other organizations shall, whether published or not, own copyright in their works, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. Copyright owners of protected works enjoy personal rights and property rights with respect to publication, authorship, alteration, integrity, reproduction, distribution, lease, exhibition, performance, projection, broadcasting, dissemination via information network, production, adaptation, translation, compilation and other rights shall be enjoyed by the copyright owners.

Pursuant to the Regulations on Protection of Information Network Transmission Right promulgated by the State Council in 2006, which was amended in 2013, in the event of infringement, such as providing any work, performance or audio-visual product of others to the public through the information network without authorization or permission, the infringer shall undertake civil liability to stop infringement, eliminate effect, apologize and compensate the damages etc.; where the infringement causes damage to public interest, the copyright administrative authorities may confiscate the illegal income and impose a fine; where the case constitutes a criminal offense, criminal liability shall be pursued in accordance with the law.

Pursuant to the Regulation on Computers Software Protection and the Measures for the Registration of Computer Software Copyright, the National Copyright Administration is mainly responsible for the registration and management of software copyright in China and recognizes the China Copyright Protection Center as the software registration organization. The China Copyright Protection Center shall grant certificates of registration to computer software copyright applicants in compliance with the regulations of the Measures for the Registration of Computer Software Copyright and the Regulation on Computers Software Protection.

Trademark

According to the Trademark Law of the PRC and the Implementation Regulation of the Trademark Law of the PRC, registered trademarks are granted a term of ten years which may be renewed for consecutive ten-year periods upon request by the trademark owner. Trademark license agreements must be filed with the Trademark Office for record, and the Trademark Law of the PRC has adopted a “first-to-file” principle with respect to trademark registration. Conducts that shall constitute an infringement of the exclusive right to use a registered trademark include but not limited to using a trademark that is identical with or similar to a registered trademark on the same or similar goods without the permission of the trademark registrant, and the infringing party will be ordered to stop the infringement act immediately and may be imposed a fine. The infringing party may also be held liable for the right holder’s damages, which will be equal to gains obtained by the infringing party or the losses suffered by the right holder as a result of the infringement, including reasonable expenses incurred by the right holder for stopping the infringement.

Patent

In accordance with the Patent Law of the PRC, promulgated by the Standing Committee of the National People’s Congress, last amended in October 2020 and effective on June 1, 2021, and its Implementation Rule, patent is divided in to three categories, i.e., invention patent, design patent and utility model patent. The duration of invention patent right, design patent right and utility model patent right shall be 20 years, 15 years and ten years, respectively, which all calculated from the date of application. Implementation of a patent without the authorization of the patent holder shall constitute an infringement of patent rights, and shall be held liable for compensation to the patent holder and may be imposed a fine, or even subject to criminal liabilities.

Domain names

The Measures on Administration of Internet Domain Names was promulgated by the MIIT in 2017, which adopts “first to file” rule to allocate domain names to applicants, and provide that the MIIT shall supervise the domain names services nationwide and publicize the PRC domain name system. After completion of the registration procedures, the applicant will become the holder of the relevant domain name.

Regulations Related to M&A and Overseas Listings

MOFCOM, the CSRC, SAFE and other three other PRC governmental and regulatory agencies jointly promulgated the Provisions on Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective in 2006 and was latest amended in 2009. The M&A Rules, among other things, requires that if an overseas company established or controlled by PRC companies or individuals (the “PRC Citizens”), intends to acquire interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to MOFCOM for approval. The M&A Rules also requires that offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicles’ securities on an overseas stock exchange.

The M&A Rules also establish procedures and requirements that could make some acquisitions of PRC companies by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In addition, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by MOFCOM in 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement. On December 19, 2020, the NDRC and MOFCOM jointly promulgated the Measures for the Security Review of Foreign Investment to forth provisions concerning the security review mechanism on foreign investment, including the types of investments subject to review, review scopes and procedures, among others. According to the Measures for the Security Review of Foreign Investment, foreign investments in military, national defense-related areas or in locations in proximity to military facilities, or foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated government authorities in advance.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), of which the public comment period ended on January 23, 2022.

The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

Furthermore, on February 24, 2023, the CSRC, together with other governmental authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises, or the Confidentiality and Archives Administration Provisions which became effective on March 31, 2023 and aims to expand the applicable scope of the regulation to indirect overseas offerings and listings by PRC domestic companies and emphasize the confidentiality and archive management duties of PRC domestic companies during the process of overseas offerings and listings. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals.

Regulations on Foreign Exchange

Regulations relating to foreign currency exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations of the PRC, most recently amended in August 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China.

According to the Circular of SAFE on Further Improving and Adjusting the Foreign Exchange Policies on Direct Investment, promulgated in 2012 and latest amended in 2019, foreign exchange control measures related to foreign direct investment are improved, such as (1) the open of and payment into the foreign exchange account related to direct investment are no longer subject to approval by SAFE; (2) reinvestment with legal income of foreign investors in China is no longer subject to approval by SAFE; (3) purchase and external payment of foreign exchange related to foreign direct investment are no longer subject to approval by SAFE.

The SAFE issued the Circular on Reforming of the Management Method of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises (the “SAFE Circular 19”) on March 30, 2015, and it became effective on June 1, 2015 and was partially repealed on December 30, 2019. The SAFE Circular 19 expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. In June 2016, SAFE further promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account (the “SAFE Circular 16”) which, among other things, amends certain provisions of SAFE Circular 19. Pursuant to the SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope.

In October 2019, SAFE issued the Circular of Further Facilitating Cross-border Trade and Investment (the “SAFE Circular 28”), which cancels the restrictions on domestic equity investments by capital fund of non-investment foreign invested enterprises and allows non-investment foreign invested enterprises to use their capital funds to lawfully make equity investments in China, provided that such investments do not violate the Negative List and the target investment projects are genuine and in compliance with laws. According to the Circular on Optimizing Administration of Foreign Exchange to Support the Development of Foreign-related Business (the “SAFE Circular 8”), issued by SAFE in April 2020, under the prerequisite of ensuring true and compliant use of funds and compliance with the prevailing administrative provisions on use of income under the capital account, eligible enterprises are allowed to make domestic payments by using their capital funds, foreign credits and the income under capital accounts of overseas listing, without prior provision of the evidentiary materials concerning authenticity to the bank for each transaction. The handling banks shall conduct spot checks afterwards in accordance with the relevant requirements. The interpretation and implementation in practice of the SAFE Circular 28 and SAFE Circular 8 are still subject to substantial uncertainties given they are newly issued regulations.

Regulations relating to offshore investment

In July 2014, the SAFE issued the SAFE Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (the “SAFE Circular 37”). SAFE Circular 37 regulates foreign exchange matters in relation to the use of special purpose vehicles (the “SPV”), by PRC residents or entities to seek offshore investment and financing or conduct round trip investment in China. Under the SAFE Circular 37, a SPV refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate onshore or offshore assets or interests, while “round trip investment” refers to direct investment in China by PRC residents or entities through SPVs, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. The SAFE Circular 37 provides that, before making contribution into an SPV, PRC residents or entities are required to complete foreign exchange registration with SAFE or its local branch.

According to the Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment (the “SAFE Circular 13”), promulgated by SAFE in 2015 and latest amended in December 2019, local banks, instead of SAFE, will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration.

Regulations on Tax

Enterprise income tax

According to the Enterprise Income Tax Law of the PRC, which was promulgated by the National People’s Congress in 2007 and was last amended in 2018 by the SCNPC, and the Implementation Regulations for the Enterprise Income Tax Law of the PRC, which was promulgated by the State Council and was latest amended in 2019, collectively referred to as the Enterprise Income Tax Law, a uniform 25% enterprise income tax rate is imposed to both foreign invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Enterprise qualifying as “High and New Technology Enterprises” is entitled to a preferential 15% enterprise income tax rate, which will continue as long as such enterprise can retain its “High and New Technology Enterprise” status.

Under the Enterprise Income Tax Law, an enterprise established outside China with “de facto management body” located in China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income, and a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. The Circular Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by SAT and latest amended in 2017 provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China.

Pursuant to the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises (the “SAT Bulletin 7”), which was promulgated by SAT in 2015, if a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of properties in PRC resident enterprise. However, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity securities through a public securities market. In addition, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (the “SAT Bulletin 37”) in 2017, which further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Value-added tax

Pursuant to the Provisional Regulations of the PRC on Value-added Tax, which was promulgated by the State Council and was latest amended in 2017, and the Implementation Rules for the Provisional Regulations the PRC on Value-added Tax, which was promulgated by the Ministry of Finance and was latest amended in 2011, entities and individuals engaging in selling goods, providing processing, repairing or replacement services or importing goods within the territory of the PRC are taxpayers of the value-added tax.

According to the Notice of the Ministry of Finance and the State Taxation Administration on the Adjusting Value-added Tax Rates effective in May 2018, the value-added tax rates of 17% and 11% on sales, imported goods shall be adjusted to 16% and 10%, respectively.

According to the Announcement of the Ministry of Finance, the State Taxation Administration and the General Administration of Customs on Relevant Policies for Deepening the Value-Added Tax Reform promulgated in March 2019, the value-added tax rates of 16% and 10% on sales, imported goods shall be adjusted to 13% and 9%, respectively.

Regulations on Dividend Distribution

The principal laws, rules and regulations governing dividend distributions by foreign-invested enterprises in the PRC are the PRC Company Law, promulgated in 1993 and latest amended in 2018, and the Foreign Investment Law and its Implementation Regulations. Under these requirements, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. A PRC company is required to allocate at least 10% of their respective accumulated after-tax profits each year, if any, to fund certain capital reserve funds until the aggregate amount of these reserve funds have reached 50% of the registered capital of the enterprises. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

The Enterprise Income Tax Law and its implementation rules provide that since January 1, 2008, an enterprise income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC, unless any such non-PRC resident investors’ jurisdiction of incorporation has a tax treaty with China that provides for a preferential withholding arrangement.

Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes (the “Double Tax Avoidance Arrangement”) and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Notice of the State Administration of Taxation on Issues Relating to the Implementation of Dividend Clauses in Tax Treaties, issued by SAT in 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties issued by SAT in 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

Regulations on Employment and Social Welfare

Regulations relating to employment

The major PRC laws and regulations that govern employment relationship are the PRC Labor Law, the Labor Contract Law and its implementation, which impose stringent requirements on the employers in relation to entering into fixed-term employment contracts, hiring of temporary employees and dismissal of employees.

Regulations relating to social insurance and housing fund

The PRC Social Insurance Law issued by the Standing Committee of the National People’s Congress in 2010 and latest amended in 2018, has established social insurance systems of basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance and has elaborated in detail the legal obligations and liabilities of employers who fail to comply with relevant laws and regulations on social insurance. For instance, an enterprise shall pay or withhold relevant social insurance for or on behalf of its employees, failure to make sufficient contributions to the social insurance will result in late fees and fines.

The Administrative Measures on Housing Funds issued by the State Council in 1999 and latest amended in 2019 provides that enterprise must register with the competent managing center for housing funds and shall contribute to the housing fund for its employees, failure to timely pay and deposit housing fund contributions in full amount will be ordered to complete the relevant procedures within a prescribed time limit or be fined.

Regulations on Anti-monopoly

According to the Anti-Monopoly Law of the PRC and other relevant regulations, where a concentration reaches one of the following thresholds, a declaration must be lodged in advance with the anti-monopoly law enforcement agency under the State Council, or otherwise the concentration shall not be implemented (1) during the previous fiscal year, the total global turnover of all operators participating in the transaction exceeded RMB10 billion, and at least two of these operators each had a turnover of more than RMB400 million within China; or (2) during the previous fiscal year, the total turnover within China of all operators participating in the transaction exceeded RMB2 billion, and at least two of these operators each had a turnover of more than RMB400 million within China. “Concentration of undertakings” means any of the following (1) a merger of undertakings; (2) acquiring control over other undertakings by acquiring equities or assets; or (3) acquisition of control over, or the possibility of exercising decisive influence on, an undertaking by contract or by any other means.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Chao Wu	45	Director and Chief Executive Officer
De Liang	41	Chief Technology Officer and Vice President of R&D
Yaping Wang	42	Director, Chief Operating Officer and Vice President of Operations
Jinping Zhang	33	Chief Financial Officer
Jialin Li*	61	Independent Director Appointee
Meng Rui*	55	Independent Director Appointee
Jian Wang*	47	Independent Director Appointee

____________

*        Each of Mr. Jialin Li, Mr. Meng Rui and Mr. Jian Wang has accepted our appointment to be a director of the company upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Chao Wu is our founder and has served as our chief executive officer since October 2020 and director since June 2021. Mr. Wu is currently a founding director of Beijing Institute of Financial Technology, founding director of Beijing Qingfen Institute of New Finance, the founding director of Tsinghua University Institute of Global Securities Market, the joint secretary-general of Tsinghua University Wudaokou Science Entrepreneurs’ Association of the Greater Bay Area, the deputy secretary-general of Tsinghua University Wudaokou Finance and EMBA Shenzhen Alumni Association, and the honorary president of Peking University Hong Kong Alumni Association. Mr. Wu received his master’s degree in administrative management from Fujian Normal University, and is pursuing a senior MBA degree at Tsinghua University. Prior to founding our company, Mr. Wu served as the chief executive officer of Shenzhen Quantitative Cloud Consulting Co., Ltd. from 2017 to 2020. Mr. Wu currently does not serve any management or directorship role at Shenzhen Quantitative Cloud Consulting Co., Ltd. As of the date of this prospectus, Shenzhen Quantitative Cloud Consulting Co., Ltd. does not have any active operations. However, it engaged in several related party transactions with our company in the past. See “Related Party Transactions — Transactions with Certain Related Parties — Transaction with Shenzhen Quantitative Cloud Consulting Co., Ltd.” In addition, Mr. Wu owns 100% of the shares of Going International (HK) Financial Group Limited and currently serves as its non-executive director. Going International (HK) Financial Group Limited does not have any active operations as of the date of this prospectus. Mr. Wu’s ownership interests in Shenzhen Quantitative Cloud Consulting Co., Ltd. and Going International (HK) Financial Group Limited may create conflicts of interest between Mr. Wu and our company. See “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — We may have conflicts of interest with Mr. Wu and because of his controlling ownership interest in our company, we may not be able to resolve such conflicts on terms favorable to us.” Mr. Wu was the managing director and sole shareholder of Going International (Hong Kong) Asset Management Co., Ltd. from 2009 to 2018, and served as its director from 2018 to 2022. In September 2018, Mr. Wu disposed of all his shareholding in Going International (Hong Kong) Asset Management Co., Ltd. and Going International (Hong Kong) Asset Management Co., Ltd. ceased its operations.

De Liang has served as our chief technology officer and vice president of research and development since October 2020. Prior to joining our company, Mr. Liang served as vice president of products at Hong Kong Muchinfo Corporation Limited from December 2018 to August 2020. From April 2015 to November 2018, Mr. Liang was at Shenzhen Muchinfo Information Technology Co., Ltd., holding managing roles in product development and product management. Mr. Liang is a China national certified system analyst of computer software. Mr. Liang received his master’s degree in finance from the University of Hong Kong in June 2015.

Yaping Wang has served as our chief operating officer and vice president of operations since January 2021 and our director since March 2023. Prior to joining our company, Ms. Wang served as the vice president of Shenzhen Quantitative Cloud Consulting Co., Ltd. from March 2018 to December 2020. From December 2015 to February 2018, Ms. Wang was the administrative director of Going International (HK) Financial Group Limited. Ms. Wang received her bachelor’s degree in international trade from Beijing International Studies University in 2004.

Jinping Zhang has served as our chief financial officer since October 2020. Prior to joining our company, Ms. Zhang held investment management roles at Shenzhen Feima Financial Holdings Co., Ltd, Shenzhen Riland Industry Group Co., Ltd (SZSE: 300154), and BYD Co. Ltd. (SZSE: 002594) from 2017 to 2020. Ms. Zhang is a CPA holder in China. Ms. Zhang received her master’s degree in accounting from Shenyang University of Technology in 2017.

Jialin Li will serve as an independent director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Mr. Li is the founder of VSTECS Group and has been the Chairman of the board of directors and Chief Executive Officer of VSTECS Holdings Limited (HKEX: 00856) since 2013. Mr. Li received his bachelor’s degree in engineering and master’s degree in management engineering in 1983 and 1986, both from Tsinghua University respectively. Mr. Li has more than 20 years of experience in company management and strategic development, and was awarded “People of the decade in China’s information industry (2000-2010).”

Meng Rui will serve as an independent director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Mr. Rui is the Parkland Chair Professor in Finance at China Europe International Business School and has served as an independent director at various listed companies in China and overseas. Mr. Rui is currently an independent director at, China Education Group Holdings Limited (HKEX: 00839), Country Garden Service Co., Ltd. (HKEX 06098), Landsea Green Management Limited (HKEX: 00106), Dexin Services Group Limited (HKEX: 02215) and Jiayin Group Inc. (NASDAQ: JFIN). Mr. Rui holds a bachelor’s degree in international economics from University of International Relations, a Master of Science degree in economics from Oklahoma State University, and a Master of Business Administration degree and a Doctor of Philosophy degree in business administration from the University of Houston. Mr. Rui is a Certified Financial Analyst by the Association for Investment Management and Research since 2000 and a Financial Risk Manager by the Global Association of Risk Professionals since 2010.

Jian Wang will serve as an independent director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Mr. Wang has been a professor of economics at the School of Management and Economics of The Chinese University of Hong Kong, Shenzhen (“CUHK-Shenzhen ”) since 2016. He is the associate director of Shenzhen Finance Institute and director of the FEMBA and EDP programs of CUHK-Shenzhen. He currently serves as an independent director of Sky Light Holdings Limited (HKEX: 3882). Before joining CUHK-Shenzhen, Professor Wang was a senior research economist and an advisor at the Federal Reserve Bank of Dallas from 2006 to 2015. Mr. Wang received his PhD in economics from the University of Wisconsin-Madison in 2006.

Board of Directors

Our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our company to qualify to serve as a director. A director may vote with respect to any contract, proposed contract or arrangement notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or proposed contract or arrangement is considered, provided that the nature of the interest of any director in any such contract or transaction is disclosed by such director at or prior to its consideration and any vote thereon. Our directors may from time to time at their discretion exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and assets (present or future) and uncalled capital or any party thereof, and issue debentures, debenture share, bonds or other securities whether outright or as collateral security for any obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service. As a foreign private issuer, we are permitted to elect to rely on home country practice to be exempted from certain corporate governance requirements of the Nasdaq Stock Market. We currently intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance standards of the Nasdaq Stock Market that listed companies must: (1) have regularly scheduled executive sessions with only independent directors each year, (2) obtain shareholders’ approval for issuance of securities in certain situations, and (3) hold annual shareholders’ meetings.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, including an audit committee, a compensation committee and a nominating and corporate governance committee. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of Mr. Jialin Li, Mr. Meng Rui and Mr. Jian Wang. We have determined that each of Mr. Jialin Li, Mr. Meng Rui and Mr. Jian Wang satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Stock Market Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. Our board of directors has also determined that Mr. Meng Rui qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq Stock Market Listing Rules.

The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

•        selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services performed by our independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related-party transactions;

•        discussing the annual audited financial statements with management and our independent registered public accounting firm;

•        reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and our independent registered public accounting firms;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board of directors.

Compensation Committee

Our compensation committee will consist of Mr. Jialin Li and Mr. Jian Wang. We have determined that each of Mr. Jialin Li and Mr. Jian Wang satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Stock Market Listing Rules.

The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of Mr. Jialin Li and Mr. Jian Wang.

The nominating and corporate governance committee assists the board of directors in selecting directors and in determining the composition of our board and board committees. The nominating and corporate governance committee is responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors, or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices; and

•        evaluating the performance and effectiveness of the board as a whole.

Terms of Directors and Officers

Our directors may be appointed by a resolution of our board of directors, or by an ordinary resolution of our shareholders, pursuant to our post-offering memorandum and articles of association. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders (unless he has sooner vacated office) or upon any specified event or after any specified period in a written agreement between our company and the director, if any, and an appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting; but no such term shall be implied in the absence of an express provision. A director will cease to be a director if, among other things, the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) dies or is found by our company to be or becomes of unsound mind; (3) resigns his office by notice in writing to the company; (4) without special leave of absence from our board, is absent from three consecutive board meetings and our board of directors resolve that his office be vacated; (5) is prohibited by law from being a director; or (6) is removed from office pursuant to any other provision of our memorandum and articles of association. Our officers are appointed by and serve at the discretion of the board of directors.

Duties of Directors

Under Cayman Islands law, our directors owe to us fiduciary duties, including a duty of loyalty, a duty to act honestly and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than what may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. See “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares of our company, including the registering of such shares in our share register.

Employment Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, dishonest acts to our detriment, or willful misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon 60-day advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or any confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to assign to us all his or her right, title and interest in all inventions, and developments related to our business which the executive officer conceives, develops, or reduces to practice during his or her employment with us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions and developments. In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and for up to one year following the last date of employment.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against all liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company to the fullest extent permitted by law with certain limited exceptions.

Compensation of Directors and Executive Officers

In fiscal year 2022, the aggregate cash compensation to directors and executive officers was approximately US$0.28 million. This amount consisted only of cash and did not include any share-based compensation or benefits in kind. Each of our directors and officers is entitled to reimbursement for all necessary and reasonable expenses properly incurred in the course of employment or service. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors, except that our subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund. Our board of directors may determine compensation to be paid to the directors and the executive officers. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors and the executive officers.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus by:

•        each of our directors and executive officers; and

•        each person known to us to own beneficially more than 5% of our ordinary shares.

The calculations in the table below are based on 60,000,000 ordinary shares outstanding as of the date of this prospectus, and            ordinary shares outstanding immediately after the completion of this offering.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Shares	Percentage	Shares	Percentage
Directors and Executive Officers:
Chao Wu(1)	59,400,000	99%
De Liang		—
Yaping Wang		—
Jinping Zhang		—
Jialin Li**		—
Meng Rui**		—
Jian Wang**		—
All directors and executive officers as a group	59,400,000	99%

Principal Shareholders		—
Goldman Global Investment Holdings Ltd(1)	59,400,000	99%

____________

Notes:

*        Except as otherwise indicated below, the business address of our directors and executive officers is 46F, China Energy Storage Building, No. 3099 Keyuan South Road, High-tech Zone Community, Yuehai Street, Nanshan District, Shenzhen, Guangdong, China

**      Each of Mr. Jialin Li, Mr. Meng Rui and Mr. Jian Wang has accepted our appointment to be a director of the company, effective upon the SEC’s declaration of the effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

(1)      Represents 59,400,000 ordinary shares held by Goldman Global Investment Holdings Ltd, a British Virgin Islands company wholly owned by Mr. Chao Wu. The registered address of Goldman Global Investment Holdings Ltd is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

As of the date of this prospectus, none of our issued and outstanding ordinary shares are held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company. See “Description of Share Capital — History of Securities Issuances” for historical changes in our shareholding.

RELATED PARTY TRANSACTIONS

Transactions with Certain Related Parties

Set forth below are certain material related party transactions that occurred since October 2020 up to the date of this prospectus. Please see “Note (8) Related Party Transactions” on page F-17, “Note (9) Amounts due to related parties” on page F-17 and “Note (8) Related Party Transactions” on page F-35 for more details.

Shareholder’s Loan

Between September 2022 and March 2023, Goldman Global Investment Holdings Ltd, the then sole shareholder of our company, advanced an interest-free shareholder’s loan to our company, in several instalments in the aggregate amount of US$1,006,151. In March 2023, our company issued to Goldman Global Investment Holdings Ltd 19,799 ordinary shares in exchange for capitalization and waiver of approximately US$800,000 of the loan. After the issuance of such ordinary shares and taking into account the 1:1000 share subdivision of our issued and unissued ordinary shares, Goldman Global Investment Holdings Ltd held 19,800,000 ordinary shares of our company. The remaining portion of the loan was fully repaid and, as of the date of this prospectus, there is no outstanding balance between Goldman Global Investment Holdings Ltd and our company.

Transaction with Shenzhen Quantitative Cloud Consulting Co., Ltd.

Our director and Chief Executive Officer, Mr. Chao Wu, owns 99% of the shares of Shenzhen Quantitative Cloud Consulting Co., Ltd.

In September 2021, Going Shenzhen and Shenzhen Quantitative Cloud Consulting Co., Ltd. entered into an asset transfer agreement whereby Shenzhen Quantitative Cloud Consulting Co., Ltd. agreed to sell certain equipment and intellectual properties owned by it to Going Shenzhen for US$0.75 million.

In fiscal year 2021, Shenzhen Quantitative Cloud Consulting Co., Ltd. extended an interest free loan to us in the amount of $186,633, which was repaid before the end of fiscal year 2021.

In fiscal year 2021, we paid $455,888 to Shenzhen Quantitative Cloud Consulting Co., Ltd for certain technical services.

In fiscal year 2022, we extend a loan to Shenzhen Quantitative Cloud Consulting Co., Ltd in the principal amount of $1,408,490 at an annual interest rate of 4.35%. The loan and accrued interest were fully repaid before the end of fiscal year 2022.

In the six months ended March 31, 2023, we extend an interest-bearing loan to Shenzhen Quantitative Cloud Consulting Co., Ltd in the principal amount of $2,910,488. The loan and accrued interest were fully repaid before March 31, 2023.

Restrictive Covenant Agreement with Mr. Chao Wu

In May 2023, in connection with this initial public offering, we entered into a restrictive covenant agreement with our director and Chief Executive Officer, Mr. Chao Wu. Pursuant to the agreement, Mr. Chao Wu has agreed to certain restrictive covenants, including noncompetition and non-solicitation covenants, and a covenant not to acquire beneficial ownership or voting control, or provide any loan or financial assistance to, any person or entity that engages in a competitive business with our business. These restrictive covenants are effective during the period beginning upon the completion of this initial public offering and ending on the later of: (a) the date that is two years after the first date upon which Mr. Wu, his controlled affiliates and his immediate family members cease to beneficially own in the aggregate at least twenty percent (20%) of the then outstanding ordinary shares of our company; and (b) the fifth anniversary of the date of the completion of this initial public offering.

Employment Agreements and Indemnification Agreements

See “Management — Employment Agreements” and “Management — Indemnification Agreements.”

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

On March 22, 2023, we implemented a share subdivision of our issued and unissued ordinary shares at a ratio of 1 for 1000. As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 ordinary shares of a par value of US$0.001 each.

Our Post-offering Memorandum and Articles of Association

Subject to shareholder approval, an amended and restated memorandum and articles of association will be adopted, which we refer to below as our post-offering memorandum and articles of association and which will become effective and replace our current amended and restated memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company.    Under our post-offering memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

Ordinary Shares.    All of our shares issued and outstanding prior to the completion of the offering will be fully paid, and all of our shares to be issued in this offering will be issued as fully paid. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Unless our board of directors determines otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Companies Act and our post-offering memorandum and articles of association regarding redemption and purchase of the shares, our directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any authorized but unissued shares to such persons, at such times and on such terms and conditions as they may decide. Our directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. Our directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend may exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company shall pay a dividend out of either profit or the credit standing in our company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights.    Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. On all matters subject to a vote at general meetings of our company, (1) on a show of hands, each shareholder shall be entitled to one vote, whereas (2) on a poll, each shareholder shall be entitled to one vote per ordinary share. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total ordinary shares which are present in person or by proxy at the meeting. Votes may be given either personally or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes of the ordinary shares which are cast by those of our shareholders who attend and vote at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of ordinary shares which cast by those of our shareholders who attend and vote at the meeting. Under the Companies Act, a special resolution will be required in order for our company to effect certain important matters as stipulated in the Companies Act, such as a change of name or making changes to our post-offering memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, our directors will be required to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Alternation of Share Capital.    Subject to the Companies Act, our shareholders may, by ordinary resolutions:

•        increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

•        consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•        convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

•        sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

•        cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or such other form approved by our directors.

Our directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        the ordinary share transferred is fully paid and free of any lien in favor of us;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as The Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of The Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

Calls on Shares and Forfeiture of Shares.    Subject to the terms of allotment, our directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

•        either alone or jointly with any other person, whether or not that other person is a shareholder; and

•        whether or not those monies are presently payable.

At any time, our directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the post-offering memorandum and articles of association.

We may sell, in such manner as our directors may determine, any share over which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the post-offering memorandum and articles of association) and, within 14 clear days after the date on which the notice is deemed to be given under the post-offering memorandum and articles of association, such notice has not been complied with.

Unclaimed Dividend.    A dividend that remains unclaimed for a period of six years after it becomes due for payment shall be forfeited to, and shall cease to remain owing by, our company.

Share Premium Account.    Our directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors and we may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding (other than treasury shares) or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares.    Our post-offering memorandum of association authorizes our directors to issue additional ordinary shares from time to time as our directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering memorandum of association also authorizes our directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights, voting rights;

•        the rights and terms of redemption and liquidation preferences; and

•        any other powers, preferences and relative, participating, optional and other special rights.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (other than our memorandum and articles of association, special resolutions, and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•        authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of scheme of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a takeover offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

•        an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•        an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

•        an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.    The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our post-offering memorandum and articles of association provide to the extent permitted by law that we shall indemnify our each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our company’s business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our post-offering memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number votes attaching to all issued and outstanding shares of our company as of the date of the deposit that are entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our post-offering memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, directors may be removed with or without cause, by the affirmative vote of two-thirds of the directors then in office (except with regard to the removal of the chairman, who may only be removed from office by the affirmative vote of all directors), or by an ordinary resolution of our shareholders (except with regard to the removal of the chairman, who may only be removed from office by a special resolution of our shareholders). A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our post-offering articles of association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our post-offering memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is.

History of Securities Issuances

Upon our incorporation in the Cayman Islands on June 21, 2021, our authorized share capital was US$1.00, divided into one ordinary share of par value of US$1.00 each. On the same date, we issued one ordinary share to Harneys Fiduciary (Cayman) Limited at nominal consideration for incorporation purpose, which transferred the same amount of share to Goldman Global Investment International Holdings Ltd on the same date at nominal consideration. On February 28, 2022, Goldman Global Investment International Holdings Ltd transferred the one ordinary share to Goldman Global Investment Holdings Ltd at nominal consideration.

On March 22, 2023, our authorized share capital was increased to US$500,000, divided into 500,000 ordinary shares of par value of US$1.00 each. On the same date, we issued 19,799 ordinary shares to Goldman Global Investment Holdings Ltd in return for the capitalization and waiver of shareholder loans. See “Related Party Transactions — Shareholder’s Loan.” On March 22, 2023, we issued 200 ordinary shares to LT Heyday Culture Holding Company Limited for a total consideration of US$50,000.

On March 22, 2023, we implemented a share subdivision of our issued and unissued ordinary shares at a ratio of 1 for 1000, following which our authorized share capital of US$500,000 with par value of US$1.00 each was divided into 500,000,000 ordinary shares with par value of US$0.001 each. Immediately after the share subdivision, Goldman Global Investment Holdings Ltd held 19,800,000 ordinary shares of the company and LT Heyday Culture Holding Company held 200,000 ordinary shares of the company.

On November 17, 2023, we issued 39,600,000 ordinary shares to Goldman Global Investment Holdings Ltd for a total consideration of US$39,600. On November 17, 2023, we issued 400,000 ordinary shares to LT Heyday Culture Holding Company Limited for a total consideration of US$400.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our ordinary shares, and we cannot predict the effect, if any, that sales of shares or availability of any shares for sale will have on the market price of our ordinary shares prevailing from time to time. Sales of substantial amounts of ordinary shares (including shares issued on the exercise of options, warrants or convertible securities, if any) or the perception that such sales could occur, could adversely affect the market price of our ordinary shares and our ability to raise additional capital through a future sale of securities. Upon the completion of this offering, we will have [            ] ordinary shares issued and outstanding. All of the ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless such shares are purchased by “affiliates” as that term is defined in Rule 144. Subject to the lock-up agreements described below and the provisions of Rules 144 and 701, additional shares will be available for sale as set forth below.

Lock-Up Agreements

See “Underwriting” for a description of the lock-up agreements applicable to our shares.

Rule 144

All of our ordinary shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. In general, under Rule 144, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, without registration under the Securities Act beginning 90 days after the date of this prospectus, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding ordinary shares or the average weekly trading volume of our ordinary shares reported during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, most of our employees, consultants or advisors who purchased shares from us in connection with a qualified compensatory share plan or other written agreement are eligible to resell those shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with the holding period or certain other restrictions contained in Rule 144.

TAXATION

The following summary of Cayman Islands, PRC and U.S. federal income tax considerations of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in our ordinary shares, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China, and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands legal counsel; to the extent it relates to PRC tax law, it is the opinion of Zhong Lun Law Firm, our PRC legal counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands. Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporate tax. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

PRC Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside China with “de facto management body” within China is considered a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that Going International Holding Company Limited is not a PRC resident enterprise for PRC tax purposes. Going International Holding Company Limited is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that Going International Holding Company Limited meets all of the conditions above. Going International Holding Company Limited is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

If the PRC tax authorities determine that Going International Holding Company Limited is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ordinary shares. In addition, non-PRC resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC resident individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC resident individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Going International Holding Company Limited would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that Going International Holding Company Limited is treated as a PRC resident enterprise. See “Risk Factors — Risks Related to Doing Business in China — We may be classified as a “PRC resident enterprise” for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.”

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by a U.S. Holder (as defined below) that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the U.S. Internal Revenue Service (the “IRS”) or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, alternative minimum tax, and other non-income tax considerations, the Medicare tax on certain net investment income, any withholding or information reporting requirements (including pursuant to Section 1471 through 1474 of the Code or Section 3406 of the Code), or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        holders who acquire their shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        investors required to accelerate the recognition of any item of gross income with respect to our ordinary shares as a result of such income being recognized on an applicable financial statement;

•        persons that actually or constructively own 10% or more of our stock (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding our ordinary shares through such entities.

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ordinary shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either

(i)     75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account.

Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Based upon our anticipated market capitalization and current and projected income and assets, including the proceeds from this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. While we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we will be or become a PFIC for any taxable is a fact intensive determination made annually that depends, in part, upon the composition of our income and assets. Fluctuations in the market price of our shares may cause us to be or become classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our current market capitalization and the expected cash proceeds from this offering. If our market capitalization subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming classified as a PFIC may substantially increase. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC for any taxable year are discussed below under “— Passive Foreign Investment Company Rules.”

Dividends

Any distributions (including the amount of any PRC tax withheld) paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividends” for U.S. federal income tax purposes. Dividends received on our ordinary shares will not be eligible for the dividends received deduction generally allowed to corporations. A non-corporate U.S. Holder will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the United States-PRC income tax treaty (the “Treaty”), (2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. We expect our ordinary shares, which we have applied to list on the Nasdaq Stock Market, will be readily tradable on an established securities market in the United States. There can be no assurance, however, that our ordinary shares will be considered readily tradable on an established securities market in later years.

In the event we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “— PRC Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares would be eligible for the reduced rates of taxation described in the preceding paragraph.

Dividends paid on our ordinary shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit against its U.S. federal income tax liability in respect of any nonrefundable foreign withholding taxes imposed at the appropriate rate applicable to such U.S. Holder on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

U.S. Holders that receive distributions of additional ordinary shares or rights to subscribe for ordinary shares as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.

Sale or Other Disposition

A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of our ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term if the ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. In the event that gain from the disposition of the ordinary shares is subject to tax in China, a U.S. Holder may elect to treat such gain as PRC-source gain under the Treaty. If a U.S. Holder is not eligible for the benefits of the Treaty or fails to treat any such gain as PRC-source, then such U.S. Holder would generally not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ordinary shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income. Based on the current and anticipated value of our assets and composition of our income and assets (taking into account the expected cash proceeds from, and our anticipated market capitalization following, this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination as to whether we are a PFIC for any taxable year is a fact-intensive determination that depends, in part, upon the composition and classification of our income and assets, which cannot be made until after the end of a taxable year.

If we are classified as a PFIC in any year during which a U.S. Holder owns our ordinary shares, certain adverse tax consequences could apply to such U.S. Holder. Certain elections may be available (including a mark-to-market election) to U.S. Holders that may mitigate some of those adverse consequences. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our ordinary shares if we are or become a PFIC.

Backup Withholding and Information Reporting

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of our ordinary shares, unless our ordinary shares are held in accounts at certain financial institutions (in which case the accounts may be reportable if maintained by certain non-U.S. financial institutions). Failure to report may result in monetary penalties and the extension of the relevant statute of limitations with respect to all or part of the relevant U.S. tax return.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisers regarding their information reporting obligations and backup withholding obligations with respect to our ordinary shares.

UNDERWRITING

We are offering our ordinary shares described in this prospectus through the underwriters named below. Prime Number Capital LLC, or Prime Number, is acting as representative of the underwriters (the “Representative”). The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. We will enter into an underwriting agreement with Prime Number. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to issue and sell to the underwriters the number of ordinary shares listed in the following table.

Underwriter	Number of Shares
Prime Number Capital LLC
Total

The underwriting agreement provides that the underwriters must purchase all of the ordinary shares being sold in this offering if they purchase any of them. However, the underwriters are not required to take or pay for the ordinary shares covered by the underwriter’s option to purchase additional ordinary shares as described below.

Going’s ordinary shares are offered subject to a number of conditions, including:

•        receipt and acceptance of Going’s ordinary shares by the underwriters; and

•        the underwriters’ right to reject orders in whole or in part.

Going has been advised by Prime Number that the underwriters intend to make a market in Going’s ordinary shares but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, the underwriters may distribute prospectuses electronically.

We agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We have granted the underwriters a 45-day option, exercisable by the Representative, to purchase up to              additional ordinary shares from Going at the initial public offering price less the underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

The Representative will offer the ordinary shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $            per ordinary share. After this offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Over-Allotment Option

We have granted the Representative an option, exercisable during the 45-day period after the closing of this offering, to purchase up to            ordinary shares, or 15% additional ordinary shares to be issued by the Company at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

Fees, Commissions and Expense Reimbursement

Ordinary shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any ordinary shares sold by the underwriters to securities dealers may be sold at a discount of up to 8.00% of the gross proceeds from the initial public offering price. The underwriters may offer the ordinary shares through one or more of their affiliates or selling agents. If all the shares are not sold at the initial public offering price, the Representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the ordinary shares at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discount we will pay to the underwriter assuming both no exercise and full exercise of the underwriters’ option to purchase up to            ordinary shares, or 15% additional ordinary shares. Amounts are presented in US$.

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public Offering Price	$	$	$
Underwriting discount	$	$	$
Proceeds to Us, Before Expenses	$	$	$

We and the Representative have agreed to pay commissions of eight percent (8%) per share on the offering proceeds. We have agreed to pay to the Representative upon the consummation of the offering, a non-accountable expense allowance equal to a one percent (1%) of the gross proceeds of the offering.

We have also agreed to pay the Representative reasonable out-of-pocket expenses including but not limited to, (i) fees of legal counsel reasonably incurred by the underwriters in connection with the offering; (ii) all third party due diligence include the cost of any background checks; (iii) IPREO book-building and prospectus tracking software; (iv) reasonable roadshow expenses and necessary travel expenses; (v) preparation of bound volumes and Lucite cube mementos in such quantities as the underwriters including underwriter’s US & local counsel shall reasonably request, and (vi) background check consultant. We have paid an advance of US$100,000 to the Representative for its anticipated out-of-pocket expenses and have agreed to pay an additional US$50,000 upon completion of the filing procedure with the CSRC and an additional $50,000 upon receipt of verbal clearance from the SEC; any advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). The total accountable expenses shall not exceed $250,000. Upon the earlier of the termination of the Representative’s engagement letter or completion of this offering, the Company agrees to pay promptly in cash any unreimbursed expenses that the Representative actually incurred as of such date.

Right of First Refusal

If, for the period beginning on the closing of this offering and ending twelve (12) months after the closing of the offering (the “ROFR Period”), the Company or any of its subsidiaries or successors engages in: (a) any equity, equity-linked, debt or mezzanine financing or other investment in the Company (including a secondary sale or offering by security holders effected with the Company’s assistance); (b) any tender offer or exchange offer for, debt, convertible debt securities; (c) any merger, consolidation, sale, transfer or other disposition of all or a material portion of the Company’s stocks or asset; or (d) restructuring transactions including, extraordinary dividend, stock repurchase, spin-off, etc. (each transaction, a “Subject Transaction”), the Representative (or any affiliate designated by the Representative) shall have the right of first refusal (“ROFR”) to act as lead or joint book-runner, lead or joint manager, or lead or joint placement agent with respect to such Subject Transaction provided however, that the ROFR shall be contingent upon the written agreement by the Representative to participate in any Subject Transaction upon the terms and conditions which shall contain reasonable and customary fees for transactions of similar size and nature.

If, at any time during the ROFR Period, the Company receives a bona fide written offer from a third party for a Subsequent Transaction that the Company desires to accept, the Company shall within five (5) days following receipt of the offer from the third party notify the Representative in writing (the “Offer Proposal”) of such proposed Subject Transaction. At any time within five (5) days after receipt of the Offer Proposal, the Representative may, by giving written notice to the Company, elect to exercise its ROFR. The failure of the Representative to give such notice within such five (5)-day period will be deemed an election not to exercise its ROFR. The Representative’s failure to exercise its ROFR with respect to any particular Subject Transaction does not constitute the waiver of its preferential right relative to any future Subject Transaction during the ROFR Period.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the Representative based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the Representative against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Representative may be required to make for these liabilities.

Other Relationships

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Application for Nasdaq Market Listing

We have applied to have our ordinary shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “GIT”. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this firm commitment offering sufficient to satisfy applicable listing criteria, our ordinary shares will in fact be listed.

If our ordinary shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

No Public Market

Prior to this offering there has not been a public market for Going’s securities in the U.S. and the public offering price for Going’s ordinary shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which Going’s ordinary shares will trade in the public market subsequent to this offering or that an active trading market for Going’s ordinary shares will develop and continue after this offering.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the Representative. In addition, the ordinary shares may be sold by the Representative to securities dealers who resell the ordinary shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative and should not be relied upon by investors.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of Going’s ordinary shares during and after this offering, including:

•        stabilizing transactions;

•        short sales;

•        purchases to cover positions created by short sales;

•        imposition of penalty bids; and

•        syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of Going’s ordinary shares while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of Going’s ordinary shares, which involve the sale by the underwriter of a greater number of ordinary shares than they are required to purchase in this offering and purchasing ordinary shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising the underwriters’ option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which the underwriters may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchased in this offering.

The underwriter also may impose a penalty bid. This permits a particular underwriter to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of Going’s ordinary shares or preventing or retarding a decline in the market price of Going’s ordinary shares. As a result of these activities, the price of Going’s ordinary shares may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither Going nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our ordinary shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Determination of Offering Price

Prior to this offering and the sales of Going’s ordinary shares by the selling, there was no public market for Going’s ordinary shares. The initial public offering price will be determined by negotiation between Going and the Representative. The principal factors to be considered in determining the initial public offering price include, but are not limited to:

•        the information set forth in this prospectus and otherwise available to the Representative;

•        our history and prospects and the history and prospects for the industry in which we compete;

•        our past and present financial performance;

•        our prospects for future earnings and the present state of our development;

•        the general condition of the securities market at the time of this offering;

•        the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

•        other factors deemed relevant by the underwriter and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for Going’s ordinary shares or that the ordinary shares will trade in the public market at or above the initial public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Lock-up Agreements

We have agreed that, without the prior written consent of the Representative, for a period of 180 days from the closing of this offering, not to:

•        offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, change the terms of or grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, ordinary share or any securities convertible into or exercisable or exchangeable for our ordinary share, except to the Representative; or

•        enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of our ordinary share or any such other securities convertible into or exercisable or exchangeable for our ordinary share or any such other securities, except to the Representative,

The lock-up restrictions for the Company do not apply to: (A) the securities being offered in this offering, (B) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144)

and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the lock-up period and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital.

Each of our directors and officers and certain holders of our outstanding ordinary shares (including each holder who holds 5% or more of our outstanding ordinary shares) on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of 180 days from the date of the first public sale of the shares in connection with this offering, without the prior written consent of the Representative not to directly or indirectly:

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities of the Company (including the issuance of ordinary shares upon the exercise of options) (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by such shareholder, directors and/or officers or with respect to which such shareholder, director or officer has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing;

•        enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities;

The shareholders, directors and officers subject to the lock-up restrictions may transfer the Lock-Up Securities without the prior consent of the Representative provided that (1) the Representative receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the SEC, or otherwise and (4) such shareholder, directors and/or officers subject to the lock-up restriction does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)     as a bona fide gift or gifts (including but not limited to charitable gifts); or

(ii)    to any member of the immediate family of shareholder, directors and/or officers subject to the lock-up restriction or to a trust or other entity for the direct or indirect benefit of, or wholly-owned by, such shareholder, directors and/or officers or the immediate family of such shareholder, directors and/or officers (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)   if the shareholder, directors and/or officers subject to the lock-up restriction is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such shareholder, directors and/or officers or (2) distributions of ordinary shares or any security convertible into or exercisable for ordinary shares to limited partners, limited liability company members or stockholders of such shareholder, directors and/or officers; or

(iv)   if the shareholder, directors and/or officers subject to the lock-up restriction is a trust, transfers to the beneficiary of such trust; or

(v)    by will, other testamentary document or intestate succession; or

(vi)   by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement.; or

(vii)  pursuant to a trading plan established pursuant to Rule 10b5-1 of the Exchange Act.

There are no existing agreements between the Representative and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire ordinary share pursuant to any existing stock option or the conversion of any of our preferred convertible stock.

Stamp Taxes

If you purchase ordinary shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Electronic Distribution

In addition to the public offering of the ordinary shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the Representative that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia.

This prospectus:

•        does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”);

•        has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•        does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•        may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of ordinary shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the ordinary shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

British Virgin Islands

The ordinary shares are not being, and may not be offered to the public or to any person in the British Virgin Islands (the “BVI”) for purchase or subscription by us or on our behalf. The shares may be offered to companies incorporated under the BVI Business Companies Act (each a “BVI Company”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the BVI.

Canada.

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands.

This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, to members of the public in the Cayman Islands.

Dubai International Financial Centre (“DIFC”).

This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the ordinary shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of ordinary shares may be made to the public in that Relevant Member State at any time:

•        to any legal entity which is a qualified investor as defined under the Prospectus Directive;

•        to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraph, the expression “an offer of the ordinary shares to the public” in relation to any ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

France.

Neither this prospectus nor any other offering material relating to the ordinary shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the ordinary shares has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the ordinary shares to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The ordinary shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Hong Kong.

The ordinary shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the

Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Japan.

Ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait.

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia.

No prospectus or other offering material or document in connection with the offer and sale of the ordinary shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the ordinary shares, as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China.

This prospectus may not be circulated or distributed in the PRC and the ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC means the mainland of China.

Qatar.

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need-to-know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia.

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore.

This prospectus or any other offering material relating to the ordinary shares has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the ordinary shares have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such ordinary shares in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

i.       to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.      where no consideration is or will be given for the transfer;

iii.     where the transfer is by operation of law;

iv.      as specified in Section 276(7) of the SFA; or

v.       as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland.

The ordinary shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Company or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the ordinary shares.

United Arab Emirates.

The ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom.

This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The ordinary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the ordinary shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Vietnam.

This offering of ordinary shares has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee, and the stock exchange application and listing fee, all amounts are estimates.

SEC Registration Fee	US$
FINRA Fee
Stock Exchange Application and Listing fee
Printing and Engraving Expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Miscellaneous
Total	US$

LEGAL MATTERS

We are being represented by Zhong Lun New York LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Winston & Strawn LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm. Zhong Lun New York LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and Zhong Lun Law Firm with respect to matters governed by PRC law.

EXPERTS

The financial statements as of September 30, 2021 and 2022 and for each of the two years in the period ended September 30, 2022 included in this prospectus have been so included in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of Wei, Wei & Co., LLP is located at 133-10 39th Avenue Flushing, New York 11354.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the ordinary shares be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

GOING INTERNATIONAL HOLDING COMPANY LIMITED. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
September 30, 2022 and 2021
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID:2388)	F-2
Consolidated Balance Sheets as of September 30, 2022 and 2021	F-3
Consolidated Statements of Income and Comprehensive Income for the Year Ended September 30, 2022, and for the period from October 30, 2020 (Inception) through September 30, 2021	F-4
Consolidated Statements of Changes in Shareholder’s Equity for the Year Ended September 30, 2022, and for the period from October 30, 2020 (Inception) through September 30, 2021	F-5
Consolidated Statements of Cash Flows for the Year Ended September 30, 2022, and for the period from October 30, 2020 (Inception) through September 30, 2021	F-6
Notes to Consolidated Financial Statements	F-7 – F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of
Going International Holding Company Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Going International Holding Company Limited and its subsidiaries (the “Company”) as of September 30, 2022 and 2021, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for year ended September 30, 2022, and for the period from October 30, 2020 (date of inception) through September 30, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2022 and 2021, and the results of its operations and its cash flows for year ended September 30, 2022, and for the period from October 30, 2020 (date of inception) through September 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Company’s auditor since 2022.

Flushing, New York
May 18, 2023

GOING INTERNATIONAL HOLDING COMPANY LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2022 AND 2021

	2022	2021
ASSETS
Current assets:
Cash and equivalents	$2,718,734	$1,639,605
Accounts receivable	590,984	215,869
Prepayments and other current assets	193,587	224,812
Amounts due from related parties	112,092	51,774
Total current assets	3,615,397	2,132,060
Non-current assets:
Property, plant and equipment, net	226,335	141,020
Right-of-use assets, net	1,319,571	1,001,861
Intangible assets, net	548,829	668,206
Deferred tax assets, net	39,693	—
Construction in progress	—	106,288
Total non-current assets	2,134,428	1,917,375
Total Assets	$5,749,825	$4,049,435

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Right of use liabilities – current	$387,646	$239,584
Accounts payable		260,354
Taxes payable	263,753	11,231
Accrued employee benefits and compensation	190,940	127,028
Contract liabilities	446,755	1,161,527
Amounts due to related parties	14,217	317,433
Total current liabilities	1,303,311	2,117,157

Non-current liabilities:
Right of use liabilities – non-current	1,009,771	816,396
Total non-current liabilities	1,009,771	816,396
Total liabilities	2,313,082	2,933,553

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares: US$ $0.001 par value per share, 500,000,000 authorized; 20,000,000 shares issued and outstanding*	20,000	20,000
Additional paid-in capital	795,238	795,238
Statutory reserves	284,526	30,339
Accumulated other comprehensive loss	(221,432)	(2,752)
Retained earnings	2,558,411	273,057
Total shareholders’ equity	3,436,743	1,115,882
Total liabilities and shareholders’ equity	$5,749,825	$4,049,435

____________

*        Giving retroactive effect to the issuance of ordinary shares effected which are detailed in Notes 10 and 15.

See accompanying notes to consolidated financial statements.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
YEAR ENDED SEPTEMBER 30, 2022, AND FOR THE PERIOD FROM OCTOBER 30, 2020
(INCEPTION) THROUGH SEPTEMBER 30, 2021

	2022	2021
Revenues	$7,289,037	$2,793,704
Cost of revenues	(1,027,800)	(815,741)
Gross Profit	6,261,237	1,977,963

Operating expenses:
Selling and marketing	(1,033,680)	(597,248)
General and administrative	(1,102,076)	(577,277)
Research and development	(843,105)	(204,310)
Total operating expenses	(2,978,861)	(1,378,835)

Income from operations	3,282,376	599,128

Other income (loss):
Other income	15,667	7,218
Other expenses	(76,846)	(92,223)
Finance cost	(8,470)	(39,468)
	(69,649)	(124,473)

Income before taxes	3,212,727	474,655
Income taxes	(673,186)	(171,259)
Net income	2,539,541	303,396

Other Comprehensive Loss
Foreign currency translation adjustment	(218,680)	(2,752)
Total Comprehensive Income	$2,320,861	$300,644

Net income per share attributable to ordinary shareholders basic and diluted	0.13	0.02
Weighted average number of ordinary shares used in computing net income per share basic and diluted*	20,000,000	20,000,000

____________

*        Giving retroactive effect to the issuance of ordinary shares effected which are detailed in Notes 10 and 15.

See accompanying notes to consolidated financial statements.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
YEAR ENDED SEPTEMBER 30, 2022, AND FOR THE PERIOD FROM OCTOBER 30, 2020
(INCEPTION) THROUGH SEPTEMBER 30, 2021

	Ordinary Shares		Additional paid-in capital	Statutory reserve	Accumulated other comprehensive income (loss)	Retained Earnings	Total
	No. of Shares	Amount
		$	$		$	$	$
Balance as of October 30, 2020 (inception)*	20,000,000	20,000	795,238	—	—	—	815,238
Foreign currency translation adjustment	—	—	—	—	(2,752)	—	(2,752)
Net income	—	—	—	30,339	—	273,057	303,396
Balance as of September 30, 2021	20,000,000	20,000	795,238	30,339	(2,752)	273,057	1,115,882
Foreign currency translation adjustment	—	—	—	—	(218,680)	—	(218,680)
Net income	—	—	—	254,187	—	2,285,354	2,539,541
Balance as of September 30, 2022	20,000,000	20,000	795,238	284,526	(221,432)	2,558,411	3,436,743

____________

*        Giving retroactive effect to the issuance of ordinary shares effected which are detailed in Notes 10 and 15.

See accompanying notes to consolidated financial statements.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED SEPTEMBER 30, 2022, AND FOR THE PERIOD FROM OCTOBER 30, 2020
(INCEPTION) THROUGH SEPTEMBER 30, 2021

	2022	2021
Cash Flows from Operating Activities:
Net income	$2,539,541	$303,396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	181,040	13,336
Changes in operating assets and liabilities:
Accounts receivable	(426,662)	(215,189)
Prepayments and other assets	12,752	(224,104)
Right-of-use assets	(438,160)	(998,704)
Deferred tax assets	(43,006)	—
Accounts payable	(257,672)	259,534
Accrued employee benefits and compensation	81,156	126,628
Contract liabilities	(665,521)	1,157,867
Taxes payable	274,651	11,196
Right-of-use liabilities	468,943	1,052,653
Net Cash Provided by Operating Activities	1,727,062	1,486,613

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(114,335)	(254,267)
Purchase of intangible assets		(671,698)
Net Cash used in Investing Activities	(114,335)	(925,965)

Cash Flows from Financing Activities:
Receipt of share capital	—	815,238
(Repayment) Drawing of loan to/from related company	(368,965)	264,822
Net Cash (Used in) Provided by Financing Activities	(368,965)	1,080,060
Effect of Exchange Rate Changes on Cash and Equivalents	(164,633)	(1,103)

Net Increase in Cash and Cash Equivalents	1,079,129	1,639,605
Cash – Beginning of Year	1,639,605	—
Cash – End of Year	$2,718,734	$1,639,605

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	488,637	171,260

Supplemental Disclosure of Non-Cash Flow Information:
Right-of-use assets and lease liabilities	734,363	1,180,287

See accompanying notes to consolidated financial statements.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(1) Organization and Business Background

On June 21, 2021, GOING INTERNATIONAL HOLDING COMPANY LIMITED (the “Company” or the “Group”) was incorporated in the Cayman Islands, as an investment holding company. The Company is primarily engaged in providing Back-testing Solutions, Enterprise Management SaaS and Software development services. The Company is headquartered and with significant operations in People Republic of China (“PRC”).

As of September 30, 2022, the Company’s subsidiaries are detailed in the table as follows:

Name	Date of Incorporation or Establishment	Place of Incorporation or Establishment	Percentage of Ownership	Principal Activity
Subsidiary:
Going International Holding Company Limited	July 14, 2021	British Virgin Islands	100%	Investment holding
Going International Innovative Technology (Hong Kong) Co., Ltd.	July 30, 2021	Hong Kong	100%	Investment holding
Going Technology Holding (Shenzhen) Co., Ltd. (“高盈科技控股（深圳）有限公司”)	January 18, 2022	PRC	100%	Investment holding
Gaojin Quantitative Technology (Beijing) Co., Ltd. (“高金量化科技（北京）有限公司”)	January 18, 2022	PRC	100%	No business
Suzhou Going Digital Technology Co., Ltd. (“苏州高盈数字科技有限公司”)	January 11, 2023	PRC	100%	No business
Going International Innovative Technology (Shenzhen) Co., Ltd. (“高盈国际创新科技（深圳）有限公司”)	October 30, 2020	PRC	100%	Provide Back-testing solutions, enterprise management SaaS and software development services

Group reorganization

Our founder, Mr. Chao Wu, started our business in October 2020 through the establishment of Going International Innovative Technology (Shenzhen) Co., Ltd. In 2021 and 2022, we underwent a series of corporate reorganizations in anticipation of our initial public offering, including incorporation of our company as the listing vehicle, and incorporation of our oversea holding companies. In January 2022, we established Gaojin Quantitative Technology (Beijing) Co. Ltd. and Going Technology Holdings (Shenzhen) Co. Ltd. as wholly-owned subsidiaries of Going International Innovative Technology (Hong Kong) Company Limited. In December 2022, Going Technology Holdings (Shenzhen) Co. Ltd. acquired all the shares of Going International Innovative Technology (Shenzhen) Co., Ltd. from Mr. Chao Wu and two other shareholders. In January 2023, we established Suzhou Going Digital Technology Co., Ltd. as a wholly-owned subsidiary of Going International Innovative Technology (Shenzhen) Co., Ltd. In March 2023, as the final step of our reorganization, we issued to LT Heyday Culture Holding Company Limited 200,000 ordinary shares, representing 1% of our issued and outstanding ordinary shares.

The consolidated balance sheets as of September 30, 2022 and 2021 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as of the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements (“CFS”).

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company are also detailed in Notes 10 and 15.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(2) Basis of Presentation and Significant Accounting Policies

Basis of Consolidation

The CFS of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company balances, transactions and cash flows are eliminated on consolidation. Any references in these CFS to the year ending September 30, 2021 are to the period from inception, October 30, 2020 to September 30, 2021.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, useful lives of property, plant and equipment, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes, uncertain tax position and going concern. Actual results could differ from these estimates.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“US$”). The functional currency of its Hong Kong subsidiaries is the Hong Kong dollar (the “HKD”) and its PRC subsidiaries is the Renminbi (the “RMB”). Results of operations and cash flows are translated at the average exchange rates during the period, and assets and liabilities are translated at the exchange rate at the end of the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

Balance sheet items, except for equity accounts:

September 30, 2022	HKD7.8499 to $1
September 30, 2021	HKD7.7850 to $1

Statement of income and cash flow items:

September 30, 2022	HKD7.8234 to $1
September 30, 2021	HKD7.7850 to $1

Translation of amounts from RMB into USD has been made at the following exchange rates:

Balance sheet items, except for equity accounts:

September 30, 2022	RMB7.0998 to $1
September 30, 2021	RMB6.4854 to $1

Statement of income and cash flow items:

September 30, 2022	RMB6.5529 to $1
September 30, 2021	RMB6.5059 to $1

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Fair value measurement

The accounting standards regarding fair value (“FV”) of financial instruments and related FV measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of FV measurements and enhance disclosure requirements for FV measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices, other than those included in Level 1 for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the FV.

The carrying amounts included in current assets and current liabilities in the consolidated balance sheets approximate their FV because of the short-term nature of such instruments.

The Company values its short term investment using alternative pricing sources and market observable inputs, and accordingly the Company classifies the valuation techniques that use these inputs as Level 2. This investment has original maturities of less than one year and the carrying value approximates its FV.

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and at banks which are unrestricted as to withdrawal or use.

Accounts receivable

Accounts receivable are trade receivables from customers. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates. No allowance was required as of September 30, 2022 and 2021. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts.

Prepayments and other current assets

Prepayments are cash deposited or advanced to suppliers for future services to be provided to us. This amount is refundable and bears no interest.

Other current assets are short term in nature and primarily include cost incurred to meet contract obligations. An allowance for doubtful accounts may be established and recorded based on management’s assessment of the likelihood of collection. Management reviews these items on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management determined the likelihood of collection is not probable. No allowance was required as of September 30, 2022 and 2021.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Property, Plant and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation and any impairment losses. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property, plant, and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

The Company depreciates property, plant, and equipment using the straight-line method over their estimated useful lives of the assets with no residual value as follows:

Electronic equipment	3 years
Office equipment	5 years
Leasehold improvements	Over useful life
Other operating equipment	1 year

Intangible assets

Intangible asset is computer software acquired by the Company, it will be amortized on a straight line basis over the estimated useful life of 10 years.

Leases

We adopted ASC 842, “Leases” (“ASC 842”) on October 30, 2020, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. We categorized leases with contractual terms longer than twelve months as either operating or finance lease. The adoption of ASC 842 resulted in recognition of Right-of-use (“ROU”) assets of approximately $1 million and operating lease liabilities of approximately $1 million as of September 30, 2021. There is no impact to accumulated deficit at adoption.

ROU assets represent our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Other payables and accrued liabilities

Other payables and accrued liabilities primarily include customers’ deposit, social insurance fund as well as other accrual and payable.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Related parties

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The details of related party transaction during the years ended September 30, 2022 and 2021 and balances as of September 30, 2022 and 2021 are set out in Note 8.

Revenue Recognition

The Company follows ASC Topic 606, Revenue from Contracts with Customers, and all subsequent ASUs that modified ASC 606. The company derives revenue principally from trading of pre-owned electronic devices and revenue from contracts with customers is recognized using the following five steps:

1.      Identify the contract(s) with a customer;

2.      Identify the performance obligations in the contract;

3.      Determine the transaction price;

4.      Allocate the transaction price to the performance obligations in the contract; and

5.      Recognize revenue when (or as) the entity satisfies a performance obligation.

A contract contains a promise (or promises) to transfer goods or services to a customer. A performance obligation is a promise (or a group of promises) that is distinct. The transaction price is the amount of consideration a company expects to be entitled from a customer in exchange for providing the goods or services.

The unit of account for revenue recognition is a performance obligation (a good or service). A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations are combined with other promised goods or services until the Company identifies a bundle of goods or services that is distinct. Promises in contracts which do not result in the transfer of a good or service are not performance obligations, as well as those promises that are administrative in nature, or are immaterial in the context of the contract. The Company has addressed whether various goods and services promised to the customer represent distinct performance obligations. The Company applied the guidance of ASC Topic 606-10-25-16 through 18 in order to verify which promises should be assessed for classification as distinct performance obligations.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the performance obligation. If a performance obligation is satisfied over time, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that performance obligation. Typically, performance obligation for products where the process is described as below, the performance obligation is satisfied at point in time.

The Company currently generates its revenue from the following main sources:

a.      Back-testing Solutions

This mainly is the revenue from back-testing SaaS business. Back-testing requires setting up an environment that involves setting specific testing strategies, money size, market and the period for back-testing. With each change in either of these parameters, separate environment need to be setup. The company charge its customers on each environment and a contract will be signed with customers. The contracts will set forth the terms and conditions including the environment parameters, terms of delivery, and terms of payment.

There are two performance obligations for this stream of revenue. One is at a point of time based on the delivery of products. Another performance obligation is based on the usage period. The contract typically less than 12 months. The completion of this earning process is typically evidenced by a lapse of usage period. The amount of revenue recognized from deferred rental income to the Company’s result of operations can be found in Note 8 below.

b.      Enterprise management SaaS

This mainly is the sales of Enterprise Management software which is charged on monthly basis. The contract typically less than 12 months. The completion of this earning process is typically evidenced by a lapse of usage period.

Also, the Company has sales and marketing consultants to provide advice on how and where the customers’ sales activities can be carried out. Upon customers successfully conclude sales with those clients sourced under our sales and marketing advice, the company will charge a commission based on the transaction volume. Contract will be signed with customers on the services required, payments terms and the commission rate. This amount of revenue recognized is based at a point of time when the customer concluded the sales with their client.

c.      Software system development service

This mainly is the software system development for the customers. The customers will sign the development contract with the company for their required functions with defined price. This revenue is recognized at a point of time when the products are delivered and evidenced by a written customer acceptance by the customer.

Cost of revenues

a.      Cost of Back-testing Solutions

Cost of Back-testing Solutions are directly related to revenue generating transactions, primarily consists of labour cost, hardware depreciation and related utilities expenses.

b.      Cost of enterprise management SaaS

Cost of enterprise management SaaS, which are directly related to revenue generating transactions, primarily consists of labour cost, hardware depreciation and related utilities expenses.

c.      Cost of software system development service

Cost of software system development service, which are directly related to revenue generating transactions, primarily consists of labour cost, utilities expenses and travelling expenses.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Selling and marketing expenses

Selling and marketing expenses consist primarily of salaries, promotion expenses and transportation expenses.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including salaries, office rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company follows ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax. Deferred tax liabilities are recognized for all future taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred taxes are charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the consolidated financial statements. The components of comprehensive income (loss) were the net income for the years and the foreign currency translation adjustments.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Statutory Reserves

According to the laws and regulations in the PRC, the Company is required to provide for certain statutory funds, namely, a reserve fund by an appropriation from net profit after taxation but before dividend distribution based on the local statutory financial statements of the PRC subsidiary prepared in accordance with the PRC accounting principles and relevant financial regulations.

Each of the Company’s wholly owned subsidiary in the PRC are required to allocate at least 10% of its net profit to the reserve fund until the balance of such fund has reached 50% of its registered capital. Appropriations of additional reserve fund are determined at the discretion of its directors. The reserve fund can only be used, upon approval by the relevant authority, to offset accumulated losses or increase capital.

Earnings Per Share

Basic earnings per share is computed by dividing the net income attributable to the ordinary shareholders by the weighted average number of shares of ordinary share outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if the potential ordinary shares had been issued and if the additional ordinary shares were dilutive. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended September 30, 2022 and 2021.

Commitments and contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 replaced the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. In October 2019, the FASB issued ASU No. 2019-10, “Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits, and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the impact of the adoption of ASU 2016-13 on our CFS.

In August 2018, the FASB issued ASU 2018-13 Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC 820. This ASU is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. The Company adopted Topic 820 on October 30, 2020. The adoption of the ASU 2018-13 did not have a material impact on the Company’s CFS.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(2) Basis of Presentation and Significant Accounting Policies (cont.)

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes” (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company adopted ASU 2019-12 on October 1, 2021, the adoption of ASU 2019-12 did not have a material impact on our CFS.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional practical expedients to simplify accounting for reference rate reform. Amongst other practical expedients, the update allows for contract modifications due to reference rate reform for certain receivables and debt contracts to be accounted for by prospectively adjusting the effective interest rate. The amendments in this ASU are effective for all entities beginning on March 12, 2020, and companies may elect to apply the amendments prospectively through December 31, 2022. The Company is currently evaluating the effects that adoption of this guidance will have on our CFS.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s CFS.

(3) Accounts Receivable

As of the end of each of the financial year, there were no allowance, the ageing of accounts receivable were less than 90 days old.

(4) Prepayments and other current assets

Prepayments and other current assets consisted of the following as of September 30, 2022 and 2021:

	2022	2021
Prepayments	$9,766	$9,826
Deposits	118,978	76,814
Employee reserve fund	23,921	8,344
VAT input tax	—	12,479
Contract fulfilment cost	40,922	117,349
	$193,587	$224,812

(5) Amounts due from related parties

Amounts due from related parties consisted of the following as of September 30, 2022 and 2021:

	2022	2021
Lt Heyday Culture Communication CO., Limited	$49,649	$49,615
Chao Wu	62,443	—
Yaping Wang	—	2,159
	$112,092	$51,774

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(6) Property, plant and equipment, net

As of September 30, 2022 and 2021, property, plant and equipment, net consisted of the following:

	2022	2021
Electronic equipment	$130,709	$20,149
Office equipment	8,528	9,091
Leasehold improvements	140,397	119,542
Other operating equipment	32,932	—
Total	312,566	148,782
Less: accumulated depreciation	(86,231)	(7,762)
Property, plant and equipment, net	$226,335	$141,020

Depreciation was $86,231 and $7,762 for the years ended September 30, 2022 and 2021, respectively. No impairment loss was recorded for the years ended September 30, 2022 and 2021.

(7) Leases

Our operating leases primarily consist of leases of offices. The determination of whether a contract arrangement contains a lease is made by evaluating whether the contract conveys the right to use an identified asset and whether we obtain substantially all the economic benefits from and the ability to direct the use of the asset. The Company follows ASC 842 for leases. It capitalizes ROU and related liabilities for leases over 12 months in length at inception.

Supplemental balance sheet information related to leases was as follows:

	September 30,
	2022	2021
Operating lease ROU assets	$1,319,571	$1,001,861
Current operating lease obligation	387,646	239,584
Non-current operating lease obligation	1,009,771	816,396
Total operating lease obligation	$1,397,417	$1,055,980

Operating lease expense for the years ended September 30, 2022 and 2021 was $290,830 and $168,591, respectively.

The undiscounted future minimum lease payment schedule as of September 30, 2022 as follows:

Within 1 year	$445,701
2024	471,267
2025	498,363
2026	78,432
2027	19,644
Total lease payments	1,513,407
Less: interest	115,990
Present value of lease liabilities	$1,397,417

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(8) Related Party Transactions

The following are the significant related party transactions for the years ended September 30, 2022 and 2021.

	Description	2022	2021
Shenzhen Quantitative Cloud Consulting Co., Ltd.	Borrowing		$186,633
Shenzhen Quantitative Cloud Consulting Co., Ltd.	The Company purchases technical service labor		455,888
Shenzhen Quantitative Cloud Consulting Co., Ltd.	The Company purchases intangible assets, fixed assets and services		754,134
Shenzhen Quantitative Cloud Consulting Co., Ltd.	Loan	$1,408,490
Shenzhen Quantitative Cloud Consulting Co., Ltd.	Interest income	21,113
Yaping Wang	Revenue	6,867	3,305
Goldman Global Investment Holdings Ltd	Borrowing	12,739
		$1,449,209	$1,399,960

The amounts due from (to) a related parties are unsecured, interest free with no specific repayment terms.

*       As of May 11, 2023, Mr. Wu has no executive position in Shenzhen Quantitative Cloud Consulting Co., Ltd. and Going International (HK) Financial Group Limited and no further related party transaction between the Company and Shenzhen Quantitative Cloud Consulting Co., Ltd. is carried out and the related party balance had been fully settled.

(9) Amounts due to related parties

Amounts due to related parties consist of the following:

	September 30, 2022	September 30, 2021
Goldman Global Investment Holdings Ltd	$12,739
Shenzhen Quantitative Cloud Consulting Co., Ltd.		$308,385
Chao Wu		7,430
Shaiqin Zhu	1,478	1,618
Total	$14,217	$317,433

(10) Shareholders’ equity

Ordinary share

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on June 21, 2021, with an authorized share capital of US$1 divided into 1 share of US$1 each. On the date of incorporation, 1 share was allotted and issued to Goldman Global Investment International Holdings Ltd at the consideration of US$1. On February 28, 2022, Goldman Global Investment International Holdings Ltd transferred the 1 share to Goldman Global Investment Holdings Ltd at nominal consideration. On March 22, 2023, the Company’s authorized share capital was increased to US$500,000 divided into 500,000 shares of par value of US$1 each; On March 22, 2023, 19,799 additional Shares was issued and allotted for US$19,799 such that the number of Shares held by Goldman Global Investment Holdings Ltd was increased to 19,800. On March 22, 2023, 200 Shares was issued and allotted to LT Heyday Culture Holding Company Limited for US$ 50,000. On March 22, 2023, the issued and unissued ordinary shares in the authorized share capital of the Company with a par value of US$1.00 each was subdivided into 1,000 ordinary shares with a par value of US$0.001 each, as a result, the authorized share capital of the Company became US$ 500,000 divided into 500,000,000 ordinary shares with a par value of US$0.001 each.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(10) Shareholder’s equity (cont.)

To undertake a public offering of the Company’s ordinary shares, the Company performed a series of re-organizing transactions resulting in 20,000,000 shares of ordinary shares outstanding that have been retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity.

(11) Statutory reserve

During the years ended September 30, 2022 and 2021, the PRC subsidiaries attributed $254,187 and $30,339 of retained earnings for their statutory reserves, respectively.

(12) Income Taxes

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of the Cayman Islands. The Company mainly conducts its operating business through its subsidiaries in Hong Kong. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

British Virgin Islands

The Company’s subsidiaries incorporated in the British Virgin Islands is not subject to taxation.

Hong Kong

The Company’s Hong Kong subsidiaries are subject to Hong Kong Profits Tax on their taxable income as reported in their statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. Hong Kong Profits Tax has been calculated at 16.5% and 16.5% of the estimated assessable profit for the years ended September 30, 2022 and 2021. Tax losses, if any, can be carried forward to offset profits in future years until fully absorbed but cannot be carried back.

PRC

The Company’s PRC operating subsidiaries are governed by the income tax laws of the PRC and the income tax provisions in respect to operations in the PRC is calculated at the applicable tax rate on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to an income tax rate of 25% after appropriate tax adjustments. The net tax loss attributable to those PRC entities, if any, can only be carried forward for a maximum period of five years, through 2027.

Significant components of the provisions for income taxes for the years ended September 30, 2022 and 2021 were as follows:

	2022	2021
Provision for Income Taxes
Current Tax Provision – PRC	$716,193	$171,259
Deferred Tax Provision – PRC	(43,007)	—
Total Provision for Income Taxes	$673,186	$171,259

During the years ended September 30, 2022 and 2021, the effective income tax rate was estimated by the Company to be 21.0% and 36.1%, respectively. The standard income tax rate for the years ended September 30, 2022 and 2021 is 25% and 25% respectively.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(12) Income Taxes (cont.)

Management reviews this valuation allowance periodically and will make adjustments as warranted. A summary of the otherwise deductible (or taxable) deferred tax items is as of the dates indicated:

	September 30, 2022	September 30, 2021
Deferred tax assets
Donations	$20,232	—
Lease	19,461	—
Less: valuation allowance	—	—
Total deferred tax assets	$39,693	—

Uncertain tax positions

The Company evaluates uncertain tax position including the potential application of interest and penalties based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of September 30, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions.

Taxes payable consist of the following as of September 30, 2022 and 2021:

	2022	2021
Income tax payable – PRC	$210,027	$—
VAT payable – PRC	50,450	9,196
Other	3,276	2,035
Total	$263,753	$11,231

(13) Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company determined it has only one operating segment.

The following table presents revenue by services categories for the years ended September 30, 2022 and 2021, respectively:

	2022	2021
Back-testing Solutions	$5,895,862	$1,793,018
Enterprise management SaaS	365,384	—
Software system development service	1,027,791	1,000,686
	$7,289,037	$2,793,704

All sales for the years ended September 30, 2022 and 2021 were from the PRC.

(14) Risks and Uncertainties

Customer concentration risk

For the year ended September 30, 2022, there was no customer that accounted for more than 10% of our total revenue. For the year ended September 30, 2021, one customer accounted for 35.8% of our total revenues.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022 AND 2021

(15) Subsequent Event

The Company has assessed all events from September 30, 2022, up through May 18, 2023, the date these CFS are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these CFS.

In December 2022, as part of our reorganization, Going Technology Holdings (Shenzhen) Co. Ltd. acquired all the shares of Going International Innovative Technology (Shenzhen) Co., Ltd., or Going Shenzhen, from Mr. Chao Wu, and two other shareholders. In January 2023, we established Suzhou Going Digital Technology Co., Ltd. as a wholly-owned subsidiary of Going Shenzhen. In March 2023, as the final step of our reorganization, we issued to LT Heyday Culture Holding Company Limited 200,000 ordinary shares, or 1% of our issued and outstanding ordinary shares.

On March 22, 2023, the Company’s authorized share capital was increased to US$500,000 divided into 500,000 shares of par value of US$1.00 each; On March 22, 2023, 19,799 additional Shares be issued and allotted for US$19,799 such that the number of Shares held by Goldman Global Investment Holdings Ltd was increased to 19,800 Shares. On March 22, 2023, 200 Shares was issued and allotted to LT Heyday Culture Holding Company Limited for US$ 50,000. On March 22, 2023, the issued and unissued ordinary shares in the authorized share capital of the Company with a par value of US$1.00 each was subdivided into 1,000 ordinary shares with a par value of US$0.001 each, as a result, the authorized share capital of the Company became US$ 500,000 divided into 500,000,000 ordinary shares with a par value of US$0.001 each.

Goldman Global Investment Holdings Ltd, had previously advanced an interest-free shareholder’s loan to the Company US$800,000 from September 30, 2022 to March 21, 2023. Goldman Global Investment Holdings Ltd and the Company agreed to partially capitalize the Loan into 19,799 Shares of the Company issued by the Company to Goldman Global Investment Holdings Ltd for US$19,799, and the consideration of the issue of Shares will be paid by way of partially settling off the Loan US$19,799 (the “Partial Capitalization of Loan”).

Goldman Global Investment Holdings Ltd further agreed to waive the obligations of the Company to repay the outstanding Loan, being US$780,201, without any compensation or reimbursement and Goldman Global Investment Holdings Ltd will cease to have any claims or rights to the Loan (the “Waiver of Loan”). The Partial Capitalization of Loan and Waiver of Loan was completed on March 22, 2023.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2023 AND SEPTEMBER 30, 2022

	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and equivalents	$5,991,082	$2,718,734
Accounts receivable	610,284	590,984
Prepayments and other current assets	977,005	193,587
Amounts due from related parties	—	112,092
Total current assets	7,578,371	3,615,397
Non-current assets:
Property, plant and equipment, net	226,092	226,335
Right-of-use assets, net	1,773,647	1,319,571
Intangible assets, net	535,250	548,829
Deferred tax assets, net	25,734	39,693
Total non-current assets	2,560,723	2,134,428
Total Assets	$10,139,094	$5,749,825

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Bank loans	$727,621	—
Right of use liabilities – current	435,354	$387,646
Accounts payable	107,655
Tax payable	448,329	263,753
Accrued employee benefits and compensation	257,036	190,940
Contract liabilities	1,073,405	446,755
Amounts due to related parties	—	14,217
Total current liabilities	3,049,400	1,303,311

Non-current liabilities:
Right of use liabilities – non-current	1,431,081	1,009,771
Total non-current liabilities	1,431,081	1,009,771
Total liabilities	4,480,481	2,313,082

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares: US$ $0.001 par value per share, 500,000,000 authorized 20,000,000 shares issued and outstanding*	20,000	20,000
Additional paid-in capital	795,330	795,238
Statutory reserves	379,550	284,526
Accumulated other comprehensive loss	(104,703)	(221,432)
Retained earnings	4,568,436	2,558,411
Total shareholders’ equity	5,658,613	3,436,743
Total liabilities and shareholders’ equity	$10,139,094	$5,749,825

____________

*        Giving retroactive effect to the issuance of ordinary shares effected which are detailed in Notes 11 and 16.

See accompanying notes to consolidated financial statements.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
SIX MONTHS ENDED MARCH 31, 2023 AND 2022

	2023	2022
Revenues	$5,528,117	$2,803,059
Cost of revenues	(581,475)	(209,045)
Gross Profit	4,946,642	2,594,014

Operating expenses:
Selling and marketing	(943,754)	(680,262)
General and administrative	(651,772)	(641,554)
Research and development	(503,524)	(286,299)
Total operating expenses	(2,099.050)	(1,608,115)

Income from operations	2,847,592	985,899

Other income (loss):
Other income	8,703	7,341
Other expenses	(57,438)	(79,031)
Finance cost	(13,566)	(3,794)
	(62,301)	(75,484)

Income before taxes	2,785,291	910,415
Income taxes	(680,242)	(153,915)
Net income	2,105,049	756,500

Other Comprehensive Loss
Foreign currency translation adjustment	116,729	104,947
Total Comprehensive Income	$2,221,778	$861,447

Net income per share attributable to ordinary shareholders basic and diluted	0.11	0.04
Weighted average number of ordinary shares used in computing net income per share basic and diluted*	20,000,000	20,000,000

____________

*        Giving retroactive effect to the issuance of ordinary shares effected which are detailed in Notes 11 and 16.

See accompanying notes to consolidated financial statements.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
SIX MONTHS ENDED MARCH 31, 2023 AND 2022

	Ordinary Share		Additional paid-in capital	Statutory reserve	Accumulated other comprehensive income (loss)	Retained Earnings	Total
	No. of Shares	Amount
		$	$	$	$	$	$
Balance as of September 30, 2021	20,000,000	20,000	795,238	30,339	(2,752)	273,057	1,115,882
Foreign currency translation adjustment	—	—	—	—	104,947	—	104,947
Net income	—	—	—	75,650	—	680,853	756,500
Balance as of March 31, 2022	20,000,000	20,000	795,238	105,989	102,195	953,037	1,977,329
Balance as of September 30, 2022	20,000,000	20,000	795,238	284,526	(221,432)	2,558,411	3,436,743
Foreign currency translation adjustment	—	—	—	—	116,729	—	116,729
Investment premium	—	—	80	—	—	—	80
Waiver of debt	—	—	12	—	—	—	12
Net income	—	—	—	95,024	—	2,010,025	2,105,049
Balance as of March 31, 2023	20,000,000	20,000	795,330	379,550	(104,703)	4,568,436	5,658,613

____________

*        Giving retroactive effect to the issuance of ordinary shares effected which are detailed in Notes 11 and 16.

See accompanying notes to consolidated financial statements.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED MARCH 31, 2023 AND 2022

	2023	2022
Cash Flows from Operating Activities:
Net income	$2,105,049	$756,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91,955	71,056
Changes in operating assets and liabilities:
Accounts receivables	312	214,700
Prepayments and other current assets	(766,166)	(1,897,231)
Right-of-use assets	(404,558)	12,743
Deferred tax assets	15,064	(39,904)
Accounts payable	106,155	(133,833)
Accrued employee benefits and compensation	59,018	55,819
Contract liabilities	603,296	461,375
Tax payable	173,371	213,924
Right-of-use liabilities	416,743	(12,843)
Net Cash Provided by Operating Activities	2,400,239	(297,694)

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(82,966)	(56,539)
Net Cash used in Investing Activities	(82,966)	(56,539)

Cash Flows from Financing Activities:
Proceeds from short term loan	717,483
(Repayment) Drawing of loan to/from related company	99,715	(386,840)
Net Cash (Used in) Provided by Financing Activities	817,198	(386,840)
Effect of Exchange Rate Changes on Cash and Equivalents	137,877	108,738

Net Increase in Cash and Cash Equivalents	3,272,348	(632,334)
Cash – Beginning of Period	2,718,734	1,639,605
Cash – End of Period	$5,991,082	$1,007,270

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	510,202	—

Supplemental Disclosure of Non-Cash Flow Information:
Right-of-use assets and lease liabilities	1,168,472	120,941

See accompanying notes to consolidated financial statements.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(1) Organization and Business Background

On June 21, 2021, GOING INTERNATIONAL HOLDING COMPANY LIMITED (the “Company” or the “Group”) was incorporated in the Cayman Islands, as an investment holding company. The Company is primarily engaged in providing Back-testing Solutions, Enterprise Management SaaS and Software development services. The Company is headquartered and with significant operations in People Republic of China (“PRC”).

As of March 31, 2023, the Company’s subsidiaries are detailed in the table as follows:

Name	Date of Incorporation or Establishment	Place of Incorporation or Establishment	Percentage of Ownership	Principal Activity
Subsidiary:
Going International Holding Company Limited	July 14, 2021	British Virgin Islands	100%	Investment holding
Going International Innovative Technology (Hong Kong) Co., Ltd.	July 30, 2021	Hong Kong	100%	Investment holding
Going Technology Holding (Shenzhen) Co., Ltd. (“高盈科技控股（深圳）有限公司”)	January 18, 2022	PRC	100%	Investment holding
Gaojin Quantitative Technology (Beijing) Co., Ltd. (“高金量化科技（北京）有限公司”)	January 18, 2022	PRC	100%	No business
Suzhou Going Digital Technology Co., Ltd. (“苏州高盈数字科技有限公司”)	January 11, 2023	PRC	100%	No business
Going International Innovative Technology (Shenzhen) Co., Ltd. (“高盈国际创新科技（深圳）有限公司”)	October 30, 2020	PRC	100%	Provide Back-testing solutions, enterprise management SaaS and software development services

Group reorganization

Our founder, Mr. Chao Wu, started our business in October 2020 through the establishment of Going International Innovative Technology (Shenzhen) Co., Ltd. In 2021 and 2022, we underwent a series of corporate reorganizations in anticipation of our initial public offering, including incorporation of our company as the listing vehicle, and incorporation of our oversea holding companies. In January 2022, we established Gaojin Quantitative Technology (Beijing) Co. Ltd. and Going Technology Holdings (Shenzhen) Co. Ltd. as wholly-owned subsidiaries of Going International Innovative Technology (Hong Kong) Company Limited. In December 2022, Going Technology Holdings (Shenzhen) Co. Ltd. acquired all the shares of Going International Innovative Technology (Shenzhen) Co., Ltd. from Mr. Chao Wu and two other shareholders. In January 2023, we established Suzhou Going Digital Technology Co., Ltd. as a wholly-owned subsidiary of Going International Innovative Technology (Shenzhen) Co., Ltd. In March 2023, as the final step of our reorganization, we issued to LT Heyday Culture Holding Company Limited 200,000 ordinary shares, representing 1% of our issued and outstanding ordinary shares.

The unaudited consolidated balance sheet as of March 31, 2023 and audited consolidated balance sheet as of September 30,2022 present the assets and liabilities of the aforementioned companies that now comprise the Group, which were incorporated as of the relevant balance sheet date. The current group structure is assumed to have existed at those dates based on the same aforementioned control. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company are also detailed in Notes 11 and 16.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies

Basis of Consolidation

The CFS of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company balances, transactions and cash flows are eliminated on consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, useful lives of property, plant and equipment, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes, uncertain tax position and going concern. Actual results could differ from these estimates.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“US$”). The functional currency of its Hong Kong subsidiaries is the Hong Kong dollar (the “HKD”) and its PRC subsidiaries is the Renminbi (the “RMB”). Results of operations and cash flows are translated at the average exchange rates during the period, and assets and liabilities are translated at the exchange rate at the end of the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

Balance sheet items, except for equity accounts:

March 31, 2023	HKD7.8498 to $1
September 30, 2022	HKD7.8499 to $1

Statement of operations and cash flow items:

March 31, 2023	HKD7.8292 to $1
March 31, 2022	HKD7.7979 to $1

Translation of amounts from RMB into USD has been made at the following exchange rates:

Balance sheet items, except for equity accounts:

March 31, 2023	RMB6.8717 to $1
September 30, 2022	RMB7.0998 to $1

Statement of operations and cash flow items:

March 31, 2023	RMB6.9688 to $1
March 31, 2022	RMB6.3717 to $1

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Fair value measurement

The accounting standards regarding fair value (“FV”) of financial instruments and related FV measurements defines financial instruments and requires disclosure of the FV of financial instruments held by the Company.

The accounting standards define FV, establish a three-level valuation hierarchy for disclosures of FV measurements and enhance disclosure requirements for FV measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices, other than those included in Level 1 for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the FV.

The carrying amounts included in current assets and current liabilities in the consolidated balance sheets approximate their FVs because of the short-term nature of such instruments.

The Company values its short term investment using alternative pricing sources and market observable inputs, and accordingly the Company classifies the valuation techniques that use these inputs as Level 2. This investment has original maturities of less than 1 year and the carrying value approximates its FV.

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and at banks which are unrestricted as to withdrawal or use.

Accounts receivable

Accounts receivable are trade receivables from customers. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates. No allowance was required as of March 31, 2023 and September 30, 2022. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts.

Prepayments and other current assets

Prepayments are cash deposited or advanced to suppliers for future services to be provided to us. This amount is refundable and bears no interest.

Other current assets are short term in nature and primarily include cost incurred to meet contract obligations. An allowance for doubtful accounts may be established and recorded based on management’s assessment of the likelihood of collection. Management reviews these items on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management determined the likelihood of collection is not probable. No allowance was required as of March 31, 2023 and September 30, 2022.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Property, Plant and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation and any impairment losses. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property, plant, and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

The Company depreciates property, plant, and equipment using the straight-line method over their estimated useful lives of the assets with no residual value as follows:

Electronic equipment	3 years
Office equipment	5 years
Leasehold improvements	Over useful life
Other operating equipment	1 year

Intangible assets

Intangible asset is computer software acquired by the Company, it will be amortized on a straight line basis over the estimated useful life of 10 years.

Leases

We follow ASC 842, “Leases” (“ASC 842”), ROU assets are our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Other payables and accrued liabilities

Other payable and accrued liabilities primarily include, customers’ deposit, social insurance fund as well as other accrual and payable.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Related parties

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The details of related party transaction during the six months ended March 31, 2023 and 2022 in Note 8, and balances as of March 31, 2023 and September 30, 2022 are set out in Notes 5 and 10.

Revenue Recognition

The Company follows ASC Topic 606, Revenue from Contracts with Customers, and all subsequent ASUs that modified ASC 606. The company derives revenue principally from trading of pre-owned electronic devices and revenue from contracts with customers is recognized using the following five steps:

1.      Identify the contract(s) with a customer;

2.      Identify the performance obligations in the contract;

3.      Determine the transaction price;

4.      Allocate the transaction price to the performance obligations in the contract; and

5.      Recognize revenue when (or as) the entity satisfies a performance obligation.

A contract contains a promise (or promises) to transfer goods or services to a customer. A performance obligation is a promise (or a group of promises) that is distinct. The transaction price is the amount of consideration a company expects to be entitled from a customer in exchange for providing the goods or services.

The unit of account for revenue recognition is a performance obligation (a good or service). A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations are combined with other promised goods or services until the Company identifies a bundle of goods or services that is distinct. Promises in contracts which do not result in the transfer of a good or service are not performance obligations, as well as those promises that are administrative in nature, or are immaterial in the context of the contract. The Company has addressed whether various goods and services promised to the customer represent distinct performance obligations. The Company applied the guidance of ASC Topic 606-10-25-16 through 18 in order to verify which promises should be assessed for classification as distinct performance obligations.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the performance obligation. If a performance obligation is satisfied over time, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that performance obligation. Typically, performance obligation for products where the process is described as below, the performance obligation is satisfied at point in time.

The Company currently generates its revenue from the following main sources:

a.      Back-testing Solutions

This mainly is the revenue from back-testing SaaS business. Back-testing requires setting up an environment that involves setting specific testing strategies, money size, market and the period for back-testing. With each change in either of these parameters, separate environment need to be setup. The company charge its customers on each environment and a contract will be signed with customers. The contracts will set forth the terms and conditions including the environment parameters, terms of delivery, and terms of payment.

There are two performance obligations for this stream of revenue. One is at a point of time based on the delivery of products. Another performance obligation is based on the usage period. The contract typically less than 12 months. The completion of this earning process is typically evidenced by a lapse of usage period. The amount of revenue recognized from deferred rental income to the Company’s result of operations can be found in Note 8 below.

b.      Enterprise management SaaS

This mainly is the sales of Enterprise Management software which is charged on monthly basis. The contract typically is less than 12 months. The completion of this earning process is typically evidenced by a lapse of usage period.

Also, the Company has sales and marketing consultants to provide advice on how and where the customers’ sales activities can be carried out. Upon customers successfully conclude sales with those clients sourced under our sales and marketing advice, the company will charge a commission based on the transaction volume. Contract will be signed with customers on the services required, payments terms and the commission rate. This amount of revenue recognized is based at a point of time when the customer concluded the sales with their client.

c.      Software system development service

This mainly is the software system development for the customers. The customers will sign the development contract with the company for their required functions with defined price. This revenue is recognized at a point of time when the products are delivered and evidenced by a written customer acceptance by the customer.

Cost of revenues

a.      Cost of Back-testing Solutions

Cost of Back-testing Solutions are directly related to revenue generating transactions, primarily consists of labour cost, hardware depreciation and related utilities expenses.

b.      Cost of enterprise management SaaS

Cost of enterprise management SaaS, which are directly related to revenue generating transactions, primarily consists of labour cost, hardware depreciation and related utilities expenses.

c.      Cost of software system development service

Cost of software system development service, which are directly related to revenue generating transactions, primarily consists of labour cost, utilities expenses and travelling expenses.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Selling and marketing expenses

Selling and marketing expenses consist primarily of salaries, promotion expenses and transportation expenses.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including salaries, office rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company follows ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax. Deferred tax liabilities are recognized for all future taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred taxes are charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the consolidated financial statements. The components of comprehensive income (loss) were the net income for the years and the foreign currency translation adjustments.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Statutory Reserves

According to the laws and regulations in the PRC, the Company is required to provide for certain statutory funds, namely, a reserve fund by an appropriation from net profit after taxation but before dividend distribution based on the local statutory financial statements of the PRC subsidiary prepared in accordance with the PRC accounting principles and relevant financial regulations.

Each of the Company’s wholly owned subsidiary in the PRC are required to allocate at least 10% of its net profit to the reserve fund until the balance of such fund has reached 50% of its registered capital. Appropriations of additional reserve fund are determined at the discretion of its directors. The reserve fund can only be used, upon approval by the relevant authority, to offset accumulated losses or increase capital.

Earnings Per Share

Basic earnings per share is computed by dividing the net income attributable to the ordinary shareholders by the weighted average number of shares of ordinary share outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if the potential ordinary shares had been issued and if the additional ordinary shares were dilutive. There were no potentially dilutive securities that were in-the-money that were outstanding during the six months ended March 31, 2023 and 2022.

Commitments and contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 replaced the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. In October 2019, the FASB issued ASU No. 2019-10, “Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits, and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the impact of the adoption of ASU 2016-13 on our CFS.

In August 2018, the FASB issued ASU 2018-13 Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC 820. This ASU is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard was effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes” (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company adopted ASU 2019-12 on October 1, 2021, the adoption of ASU 2019-12 did not have a material impact on our CFS.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional practical expedients to simplify accounting for reference rate reform. Amongst other practical expedients, the update allows for contract modifications due to reference rate reform for certain receivables and debt contracts to be accounted for by prospectively adjusting the effective interest rate. The amendments in this ASU are effective for all entities beginning on March 12, 2020, and companies may elect to apply the amendments prospectively through December 31, 2022. The adoption of ASU 2020-04 did not have a material impact on our CFS.

(3) Accounts Receivable

As of March 31, 2023 and September 30, 2022, the ageing accounts receivable were less than 90 days old.

(4) Prepayments other current assets

Prepayments and other current assets consisted of the following as of March 31, 2023 and September 30, 2022:

	2023	2022
	(Unaudited)
Prepayments	$192,337	$9,766
Deposits	153,575	118,978
Employee reserve fund	16,210	23,921
Provision of VAT input tax	5,393	—
Initial public offering (“IPO”) costs	564,922
Contract fulfilment cost	44,568	40,922
	$977,005	$193,587

(5) Amounts due from related parties

Amounts due from related parties consisted of the following as of March 31, 2023 and September 30, 2022:

	2023	2022
	(Unaudited)
Lt Heyday Culture Communication CO., Limited	$—	$49,649
Chao Wu	—	62,443
	$—	$112,092

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(6) Property, plant and equipment, net

As of March 31, 2023 and September 30, 2022, property, plant and equipment, net consisted of the following:

	2023	2022
	(Unaudited)
Electronic equipment	$140,578	$130,709
Office equipment	8,811	8,528
Leasehold improvements	145,057	140,397
Other operating equipment	27,457	32,932
Transport equipment	45,306	—
Totals	367,209	312,566
Less: accumulated depreciation	(141,117)	(86,231)
Property, plant and equipment, net	$226,092	$226,335

Depreciation was $51,299 and $38,260 for the six months ended March 31, 2023 and 2022 respectively. No impairment loss was recorded for the six months ended March 31, 2023 and 2022.

(7) Leases

Our operating leases primarily consist of leases of offices. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all the economic benefits from and has the ability to direct the use of the asset. The Company follows ASC 842 for leases. It capitalizes ROU and related liabilities for leases over 12 months in length at inception.

Supplemental balance sheet information for leases as of March 31, 2023 and September 30, 2022 was as follows:

	2022	2022
	(Unaudited)
Operating lease ROU assets	$1,773,647	$1,319,571
Current operating lease obligation	$435,354	$387,646
Non-current operating lease obligation	1,431,081	1,009,771
Total operating lease obligation	$1,866,435	$1,397,417

Operating lease expense for the six months ended March 31, 2023 and 2022 was $136,812 and $146,547, respectively.

The undiscounted future minimum lease payment schedule as of March 31, 2023 as follows by years:

2024	$515,402
2025	542,521
2026	456,349
2027	290,097
2028	260,850
Total lease payments	2,065,219
Less: interest	198,784
Present value of lease liabilities	$1,866,435

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(8) Related Party Transactions

The following are the significant related party transactions for the six months ended March 31, 2023 and 2022.

	Description	2023	2022
		(Unaudited)
Shenzhen Quantitative Cloud Consulting Co., Ltd.	Loan	$2,910,488	$1,408,490
Shenzhen Quantitative Cloud Consulting Co., Ltd.	Interest income	8,010	13,184
Yaping Wang	Revenue	—	—
Goldman Global Investment Holdings Ltd	Borrowing	1,006,151	—
		$3,924,629	$1,421,675

The amounts due to a related party are unsecured, interest free with no specific repayment terms. The amounts due from a related party are unsecured, interest bearing with no specific repayment terms.

*       As of May 11, 2023, Mr. Wu has no executive position in Shenzhen Quantitative Cloud Consulting Co., Ltd. and Going International (HK) Financial Group Limited and no further related party transaction between the Company and Shenzhen Quantitative Cloud Consulting Co., Ltd. is carried out and the related party balance had been fully settled.

(9) Bank Borrowing

The Company’s bank borrowings are as follows:

	March 31, 2023	September 30, 2022	Maturity Date	Interest Rate

	(Unaudited)
Bank of Communications	$727,621	$—	March 21, 2024	3.80%
Total bank borrowings	727,621	—
Less: current portion	727,621	—
Bank borrowings – non current	$—	$—

For the six months ended March 31, 2023 and 2022, interest expense for bank borrowings was $227 and $0, respectively.

(10) Amounts due to related parties

Amounts due to related parties consist of the following:

	March 31, 2023	September 30, 2022
	(Unaudited)
Goldman Global Investment Holdings Ltd	$—	12,739
Shaiqin Zhu	—	1,478
Total	$—	$14,217

(11) Shareholder’s equity

Ordinary share

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on June 21, 2021, with an authorized share capital of US$1 divided into 1 share of US$1 each. On the date of incorporation, 1 share was allotted and issued to Goldman Global Investment International Holdings Ltd at the consideration of US$1. On February 28, 2022, Goldman Global Investment International Holdings Ltd transferred the 1 share to Goldman Global Investment Holdings Ltd at nominal consideration. On March 22, 2023, the Company’s authorized share capital was increased to US$500,000 divided into 500,000 shares of par value of US$1

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(11) Shareholder’s equity (cont.)

each; On March 22, 2023, 19,799 additional Shares was issued and allotted at the consideration of US$19,799 such that the number of Shares held by Goldman Global Investment Holdings Ltd was increased to 19,800 Shares. On March 22, 2023, 200 Shares was issued and allotted to LT Heyday Culture Holding Company Limited for US$ 50,000. On March 22, 2023, the issued and unissued ordinary shares in the authorized share capital of the Company with a par value of US$1.00 each was subdivided into 1,000 ordinary shares with a par value of US$0.001 each, as a result, the authorized share capital of the Company became US$ 500,000 divided into 500,000,000 ordinary shares with a par value of US$0.001 each.

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company performed a series of re-organizing transactions resulting in 20,000,000 shares of ordinary shares outstanding that were retroactively restated to the beginning of the first period presented. The Company only has one class of ordinary shares that are accounted for as permanent equity.

(12) Statutory reserve

During the six months ended March 31, 2023 and 2022, the PRC subsidiaries attributed $95,024 and $75,650 of retained earnings for their statutory reserves, respectively.

(13) Income Taxes

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of the Cayman Islands. The Company mainly conducts its operating business through its subsidiaries in Hong Kong. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

British Virgin Islands

The Company’s subsidiaries incorporated in the British Virgin Islands is not subject to taxation.

Hong Kong

The Company’s Hong Kong subsidiaries are subject to Hong Kong Profits Tax on their taxable income as reported in their statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. Hong Kong Profits Tax has been calculated at 16.5% and 16.5% of the estimated assessable profit for the six months ended March 31, 2023 and 2022. Tax losses, if any, can be carried forward to offset profits in future years until fully absorbed but cannot be carried back.

PRC

The Company’s PRC operating subsidiaries are governed by the income tax laws of the PRC and the income tax provisions in respect to operations in the PRC is calculated at the applicable tax rate on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to an income tax rate of 25% after appropriate tax adjustments. The net tax loss attributable to those PRC entities, if any, can only be carried forward for a maximum period of five years, through 2028.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(13) Income Taxes (cont.)

Significant components of the provisions for income taxes for the six months ended March 31, 2023 and 2022 were as follows:

	2023	2022
Provision for Income Taxes
Current Tax Provision – PRC	$665,178	$193,820
Deferred Tax Provision – PRC	15,064	(39,905)
Total Provision for Income Taxes	$680,242	$153,915

During the six months ended March 31, 2023 and 2022, the effective income tax rate was estimated by the Company to be 24.42% and 16.91%, respectively. The standard income tax rate for the six months ended March 31, 2023 and 2022 is 25% and 25% respectively.

Management reviews this valuation allowance periodically and will make adjustments as warranted. A summary of the otherwise deductible (or taxable) deferred tax items is as of the dates indicated:

	March 31, 2023	September 30, 2022
Deferred tax assets
Donations	$—	20,232
Lease	25,734	19,461
Total deferred tax assets	$25,734	39,693

Uncertain tax positions

The Company evaluates uncertain tax position including the potential application of interest and penalties based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2023 and September 30, 2022, the Company did not have any significant unrecognized uncertain tax positions.

Taxes payable consist of the following as of March 31, 2023 and September 30, 2022:

	2023	2022
	(Unaudited)
Income tax payable – PRC	$374,163	$210,027
VAT payable – PRC	67,729	50,450
Other	6,437	3,276
Total	$448,329	$263,753

(14) Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has only one operating segment.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(14) Segment Reporting (cont.)

The following table presents revenue by services categories for the six months ended March 31, 2023 and 2022, respectively:

	2023	2022
Back-testing Solutions	$4,267,169	$2,696,890
Enterprise management SaaS	1,041,563
Software system development service	219,385	106,169
	$5,528,117	$2,803,059

The Company’s revenue were all from the PRC.

(15) Risks and Uncertainties

Customer concentration risk

For the six months ended March 31, 2023 and 2022, there are no customers which accounted for more than 10% of our total revenue.

(16) Subsequent Event

The Company assessed all events from March 31, 2023, to December 15, 2023, which is the date these CFS are available to be issued, unless as disclosed below, there are no material subsequent events that require disclosure in these CFS.

On November 17, 2023, the Company issued 400,000 shares to LT Heyday Culture Holding Company Limited for US$400, and issued 39,600,000 shares to Goldman Global Investment Holdings Ltd for US$39,600. Such 40,000,000 shares have a par value of US$0.001.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(17) Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information is based upon the subsequent transactions disclosed in Note 16. There were no effects on the Company’s revenue and total comprehensive income for the year ended September 30, 2022 and the six months ended March 31, 2023.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
PROFORMA CONSOLIDATED BALANCE SHEET

	March 31, 2023 (Unaudited)
	Consolidated Balance Sheet	Proforma Adjustments	Notes	Proforma Balance Sheet
Cash	$5,991,082	$—		$5,991,082
Current assets	1,587,289	—		1,587,289
Total current assets	7,578,371	—		7,578,371

Intangible assets	535,250	—		535,250
Right-of-use assets, net	1,773,647	—		1,773,647
Other	251,826	—		251,826
Total Assets	$10,139,094	$—		$10,139,094

Current liabilities	$3,049,400	$—		$3,049,400
Non-current liabilities	1,431,081	—		1,431,081
Total Liabilities	4,480,481	—		4,480,481

Ordinary shares: US$0.001 par value per share, 500,000,000 authorized; 20,000,000 shares issued and outstanding	20,000	40,000	(a)	60,000
Subscription receivable	—	(40,000)		(40,000)
Additional paid-in capital	795,330	—		795,330
Statutory reserves	379,550	—		379,550
Accumulated other comprehensive loss	(104,703)	—		(104,703)
Retained earnings	4,568,436	—		4,568,436
Total shareholders’ equity	5,658,613	—		5,658,613
Total Liabilities and Shareholders’ Equity	$10,139,094	$—		$10,139,094

____________

Notes to Proforma Consolidated Balance Sheet

(a)      Additional shares issued.

GOING INTERNATIONAL HOLDING COMPANY LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023 AND 2022

(17) Unaudited Pro Forma Financial Information (cont.)

GOING INTERNATIONAL HOLDING COMPANY LIMITED
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30, 2022
	As Reported	Pro Forma Adjustment	Pro Forma
Net Income(b)	$2,539,541	$—	$2,539,541
Weighted average number of ordinary shares used in computing net income per share basic and diluted(a)	20,000,000	40,000,000	60,000,000
Net income per share attributable to ordinary shareholders basic and diluted	0.13	—	0.04
	Six Months Ended March 31, 2023
	As Reported	Pro Forma Adjustment	Pro Forma
Net Income(b)	$2,105,049	$—	$2,105,049
Weighted average number of ordinary shares used in computing net income per share basic and diluted(a)	20,000,000	40,000,000	60,000,000
Net income per share attributable to ordinary shareholders basic and diluted	0.11	—	0.04

____________

Notes to Proforma Consolidated Statement of Operations

(a)      Additional shares issued.

(b)      There are no effects on total revenue and total net income.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under [our post-offering memorandum and articles of association, which will become effective immediately prior to the completion of this offering,] to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements the form of which is filed as Exhibit 10.2 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Class of Securities	Number of Securities*	Total Consideration
Harneys Fiduciary (Cayman) Limited	June 21, 2021	Ordinary shares	1,000	US$ 1.00
Goldman Global Investment Holdings Ltd	March 22, 2023	Ordinary shares	19,799,000	Capitalization and waiver of a loan in the amount of US$ 800,000
LT Heyday Culture Holding Company Limited	March 22, 2023	Ordinary shares	200,000	US$ 50,000
Goldman Global Investment Holdings Ltd	November 17, 2023	Ordinary shares	39,600,000	US$ 39,600
LT Heyday Culture Holding Company Limited	November 17, 2023	Ordinary shares	400,000	US$ 400

____________

*        Representing the number of shares after the 1:1000 share subdivision of our issued and unissued ordinary shares implemented on March 22, 2023.

Item 8.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)     Exhibits

See the Exhibit Index.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9.       UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Going International Holding Company Limited

Exhibit Index

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately upon completion of this offering
4.1*	Registrant’s Specimen Certificate for Ordinary Shares
5.1	Opinion of Ogier regarding the validity of the ordinary shares being registered and certain other legal matters
8.1	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2	Opinion of Zhong Lun Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)
10.1	Form of Employment Agreement between the Registrant and each of its executive officers
10.2	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers
10.3	Restrictive Covenant Agreement, dated as of May 15, 2023, between Going International Holding Company Limited and Chao Wu
21.1	List of Significant Subsidiaries of the Registrant
23.1	Consent of Wei, Wei & Co., LLP
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of Zhong Lun Law Firm (included in Exhibit 99.2)
24.1	Powers of Attorney (included on signature page in Part II of the registration statement)
99.1	Code of Business Conduct and Ethics of the Registrant
99.2	Opinion of Zhong Lun Law Firm regarding certain PRC law matters
99.3	Consent of Frost & Sullivan
99.4	Consent of Jialin Li
99.5	Consent of Meng Rui
99.6	Consent of Jian Wang
99.7	Registrant’s Representation Letter under Item 8.A.4 of Form 20-F
107	Filing Fee Table

____________

*        To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, Guangdong Province, China, on December 15, 2023.

Going International Holding Company Limited
By:	/s/ Chao Wu
	Name:	Chao Wu
	Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Chao Wu as an attorney-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent will do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chao Wu	Director and Chief Executive Officer	December 15, 2023
Chao Wu	(Principal Executive Officer)
/s/ Yaping Wang	Director	December 15, 2023
Yaping Wang
/s/ Jinping Zhang	Chief Financial Officer	December 15, 2023
Jinping Zhang	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Going International Holding Company Limited has signed this registration statement or amendment thereto in New York on December 15, 2023.

COGENCY GLOBAL INC.
Authorized U.S. Representative
By:	/s/ COLLEEN A. DE VRIES
Name: Colleen A. De Vries
Title: Sr. Vice-President on behalf of Cogency Global Inc.